As filed with the Securities and Exchange Commission on July ___, 2010
Registration No. 333-167483

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAM SOFTWARE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	6770	84-1108035
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Maple Park, Maple Court,
Tankersley, Barnsley, UK S75 3DP
011-44-124-431-1794
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Incorporating Services, Ltd.
3500 South DuPont Highway
Dover, Delaware 19901
(302) 531 0855
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:
Gersten Savage LLP
David E. Danovitch, Esq.
Kristin Angelino, Esq.
Rostin Behnam, Esq.
600 Lexington Avenue
New York, NY 10022-6018
Tel: (212) 752-9700 Fax: (212) 980-5192

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price per Share			Proposed Maximum Aggregate Offering Price			Amount of Registration Fee
Common Stock, par value $0.0001 per share	51,122,650	$	[0.065	]	$	[3,322,972	] (2)	$236.93	(3)

(1)	This registration statement relates to shares of our common stock, par value $0.0001 per share, deliverable upon the exercise of the subscription rights.
(2)
Represents the gross proceeds from the sale of shares of our common stock assuming the exercise of all non-transferable subscription rights to be distributed and additional over-subscriptions up to the maximum amount contemplated in this registration statement.

(3)	Note that $235.98 has already been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be amended. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY___, 2010

PRELIMINARY PROSPECTUS
MAM SOFTWARE GROUP, INC.

Up to
51,122,650 Shares of Common Stock Issuable Upon Exercise of Rights to Subscribe for Such Shares at [$0.065] per Share

We are distributing, at no charge, to holders of our common stock non-transferable subscription rights to purchase up to 51,122,650 shares of our common stock. We refer to this offering as the “rights offering.” In this rights offering, you will receive one subscription right for every one share of common stock owned at 5:00 p.m., New York time, on [RECORD DATE], the record date.

Each whole subscription right will entitle you to purchase 0.6 shares of our common stock at a subscription price of [$0.065] per share, which we refer to as the “basic subscription privilege.” The per share subscription price was determined by a committee of our board of directors after a review of recent historical trading prices of our common stock and the closing sales price of our common stock on [_______], the last trading day prior to the announcement of the subscription price. We will not issue fractional shares of common stock in the rights offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase.

If you fully exercise your basic subscription privilege and other stockholders do not fully exercise their basic subscription privileges, you may also exercise an over-subscription privilege to purchase a portion of the unsubscribed shares at the same subscription price of [$0.065] per share, subject to certain limitations.  To the extent you properly exercise your over-subscription privilege for an amount of shares that exceeds the number of the unsubscribed shares available to you, any excess subscription payment received by the subscription agent will be returned promptly, without interest or penalty. If all of the rights are exercised, the total purchase price of the shares offered in the rights offering would be [$3,322,972].  The net proceeds to the Company, after deducting offering expenses of $50,000, would be [$3,272,972].

We are not entering into any standby purchase agreement or similar agreement with respect to the purchase of any shares of our common stock not subscribed for through the basic subscription privilege or the over-subscription privilege. Therefore, there is no certainty that any shares will be purchased pursuant to the rights offering and there is no minimum purchase requirement as a condition to accepting subscriptions.

The subscription rights will expire void and worthless if they are not exercised by 5:00 p.m., New York time, on [TERMINATION DATE] unless we extend the rights offering period. However, our board of directors reserves the right to cancel the rights offering at any time, for any reason. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly.

Shares of our common stock are, and we expect that the shares of common stock to be issued in the rights offering will be, quoted on the OTC Bulletin Board under the symbol “MAMS.OB”.  On July___, 2010, the bid and ask prices of our Common Stock were $______ and $_____ per share, respectively, as reported by the OTC Bulletin Board. We urge you to obtain a current market price for the shares of our common stock before making any determination with respect to the exercise of your rights.

This is not an underwritten offering. The shares of common stock are being offered directly by us without the services of an underwriter or selling agent.

Exercising the rights and investing in our common stock involves a high degree of risk.  We urge you to read carefully this prospectus, and the “Risk Factors” section beginning on page [10] of this prospectus, the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, and all other information included or incorporated herein by reference in this prospectus in its entirety before you decide whether to exercise your rights.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2010

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

i

QUESTIONS AND ANSWERS RELATED TO THE RIGHTS OFFERING

Q: What is a rights offering?
A: A rights offering is a distribution of subscription rights on a pro rata basis to all stockholders of a company. We are distributing to holders of our common stock as of 5:00 p.m., New York time, on [RECORD DATE], the “record date,” at no charge, non-transferable subscription rights to purchase shares of our common stock. You will receive one subscription right for every share of our common stock you owned as of 5:00 p.m., New York time, on the record date. The subscription rights will be evidenced by rights certificates.

Q: Why are we engaging in a rights offering and how will we use the proceeds from the rights offering?
A: The purpose of this rights offering is to raise equity capital in a cost-effective manner that allows all shareholders to participate. The net proceeds will be used to repay the ComVest loans and for working capital needs.

Q: Am I required to subscribe in the rights offering?
A: No.

Q: What is the basic subscription right?
A: Each subscription right evidences a right to purchase 0.6 share of our common stock at a subscription price of [$0.065] per share and carries with it a basic subscription right and an over-subscription right.

Q: What is the oversubscription right?
A: We do not expect all of our shareholders to exercise all of their basic subscription rights. The oversubscription right provides shareholders that exercise all of their basic subscription rights the opportunity to purchase the shares that are not purchased by other shareholders. If you fully exercise your basic subscription right, the oversubscription right of each right entitles you to subscribe for additional shares of our common stock unclaimed by other holders of rights in this offering at the same subscription price per share. If an insufficient number of shares are available to fully satisfy all oversubscription right requests, the available shares will be distributed proportionately among rights holders who exercise their oversubscription right based on the number of shares each rights holder subscribed for under the basic subscription right. The subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period.

Q: How was the [$0.065] per share subscription price established?
A: A Special Committee of our board of directors determined that the subscription price should be designed to, among other things, provide an incentive to our current shareholders to exercise their rights. Other factors considered in setting the subscription price included the amount of proceeds desired, our need for equity capital, alternatives available to us for raising equity capital, the historic and current market price and liquidity of our common stock, the pricing of similar transactions, the historic volatility of the market price of our common stock, the historic trading volume of our common stock, our business prospects, our recent and anticipated operating results and general conditions in the securities market. The subscription price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition, or any other established criteria for valuing the Company. You should not consider the subscription price as an indication of the value of the Company or our common stock.

Q: Who will receive subscription rights?
A: Holders of our common stock will receive one non-transferable subscription right for each share of common stock owned as of [            ] [__], 2010, the record date.

Q: How many shares may I purchase if I exercise my subscription rights?
A: You will receive one non-transferable subscription right for each share of our common stock that you owned on [            ] [__], 2010, the record date. Each subscription right evidences a right to purchase 0.6 share of our common stock at a subscription price of [$0.065] per share. You may exercise any number of your subscription rights.

Q: What happens if I choose not to exercise my subscription rights?
A: If you choose not to exercise your subscription rights you will retain your current number of shares of common stock of the Company. However, the percentage of the common stock of the Company that you own will decrease and your voting rights and other rights will be diluted if and to the extent that other shareholders exercise their subscription rights. Your subscription rights will expire and have no value if they are not exercised prior to 5:00 p.m., New York City time, on [            ] [__], 2010, subject to extension, the expiration date.

Q: Does the Company need to achieve a certain participation level in order to complete the rights offering?
A: No. We may choose to consummate the rights offering regardless of the number of shares actually purchased.

Q: Can the board of directors cancel, terminate, amend, or extend the rights offering?
A: Yes. We have the option to extend the rights offering and the period for exercising your subscription rights, although we do not presently intend to do so. Our board of directors may cancel the rights offering at any time for any reason. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. Our board of directors reserves the right to amend or modify the terms of the rights offering at any time, for any reason.  See “The Rights Offering—Expiration of the Rights Offering and Extensions, Amendments and Termination.”

Q: May I transfer my subscription rights if I do not want to purchase any shares?
A: No. Should you choose not to exercise your rights, you may not sell, give away or otherwise transfer your rights. However, rights will be transferable to affiliates of the recipient and by operation of law, for example, upon the death of the recipient.

Q: When will the rights offering expire?
A: The subscription rights will expire and will have no value, if not exercised prior thereto, at 5:00 p.m., New York City time, on [            ] [__], 2010, unless we decide to extend the rights offering expiration date until some later time. See “The Rights Offering—Expiration of the Rights Offering and Extensions, Amendments and Termination.” The subscription agent must actually receive all required documents and payments before the expiration date.

Q: How do I exercise my subscription rights?
A: You may exercise your subscription rights by properly completing and executing your rights certificate and delivering it, together in full with the subscription price for each share of common stock you subscribe for, to the subscription agent on or prior to the expiration date. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures” beginning on page [__]. If you hold shares of our common stock through a broker, custodian bank or other nominee, see “The Rights Offering—Beneficial Owners” beginning on page [__].

Q: What should I do if I want to participate in the rights offering but my shares are held in the name of my broker, custodian bank or other nominee?
A: If you hold our common stock through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

Q: What should I do if I want to participate in the rights offering, but I am a shareholder with a foreign address or a shareholder with an APO or FPO address?
A: The subscription agent will not mail rights certificates to you if you are a shareholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your rights, you must notify the subscription agent prior to 11:00 a.m., New York City time, at least three business days prior to the expiration date, and establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value.

Q: Will I be charged a sales commission or a fee if I exercise my subscription rights?
A: We will not charge a brokerage commission or a fee to rights holders for exercising their subscription rights. However, if you exercise your subscription rights through a broker, dealer or nominee, you will be responsible for any fees charged by your broker, dealer or nominee.

Q: Are there any conditions to my right to exercise my subscription rights?
A: Yes. The rights offering is subject to certain limited conditions. Please see “The Rights Offering—Conditions to the Rights Offering.”

Q: Has the board of directors made a recommendation regarding the rights offering?
A: Neither we, nor our board of directors is making any recommendation as to whether or not you should exercise your subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering, after considering all of the information herein, including the “Risk Factors” section of this document.

Q: May shareholders in all states participate in the rights offering?
A: Although we intend to distribute the rights to all shareholders, we reserve the right in some states to require shareholders, if they wish to participate, to state and agree upon exercise of their respective rights that they are acquiring the shares for investment purposes only, and that they have no present intention to resell or transfer any shares acquired. Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

Q: Have any shareholders indicated they will exercise their rights?
A: Yes. Wynnefield Persons (as defined below) has indicated to the Company that it intends to exercise all of its basic subscription rights, but has not made any formal commitment to do so. Wynnefield Persons also has indicated its intention to over-subscribe for the maximum amount of shares it can over-subscribe for.  Depending on the level of participation in the rights offering, the exercise by the Wynnefield Persons of its basic subscription rights and oversubscription rights may result in the Wynnefield Persons being able to exercise substantial control over matters requiring shareholder approval upon completion of the offering. Please see the “Risk Factors” section of this prospectus for more information.

Q: Is exercising my subscription rights risky?
A: The exercise of your subscription rights involves significant risks. Exercising your rights means buying additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the “Risk Factors” section of this prospectus for more information.

Q: How many shares will be outstanding after the rights offering?
A: The number of shares of common stock that will be outstanding after the rights offering will depend on the number of shares that are purchased in the rights offering. If we sell all of the shares being offered, then we will issue approximately 51,122,650 shares of common stock. In that case, we will have approximately 136,327,066 shares of common stock outstanding after the rights offering. This would represent an increase of approximately 60% in the number of outstanding shares of common stock. However, we do not expect that all of the subscription rights will be exercised.

Q: What will be the proceeds of the rights offering?
A: If we sell all the shares being offered, we will receive gross proceeds of approximately [$3.322] million. We are offering shares in the rights offering with no minimum purchase requirement. As a result, there is no assurance we will be able to sell all or any of the shares being offered, and it is not likely that all of our shareholders will participate in the rights offering. [We reserve the right to limit the exercise of rights by certain shareholders in order to protect against an unexpected “ownership change” for federal income tax purposes. This may affect our ability to receive gross proceeds of up to [$3.322] million in the rights offering.]

Q: After I exercise my rights, can I change my mind and cancel my purchase?
A: No. Once you exercise and send in your subscription rights certificate and payment you cannot revoke the exercise of your subscription rights, even if you later learn information about the Company that you consider to be unfavorable and even if the market price of our common stock falls below the [$0.065] per share subscription price. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a price of [$0.065] per share. See “The Rights Offering—No Revocation or Change.”

Q: What are the material United States Federal income tax consequences of exercising my subscription rights?
A: A holder should not recognize income or loss for United States Federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. For a detailed discussion, see the “Material United States Federal Income Tax Consequences” section of the prospectus. You should consult your tax advisor as to the particular consequences to you of the rights offering.

Q: If I exercise my subscription rights, when will I receive shares of common stock I purchased in the rights offering?
A: We will deliver certificates representing the shares of our common stock purchased in the rights offering as soon as practicable after the expiration of the rights offering and after all pro rata allocations and adjustments have been completed. We will not be able to calculate the number of shares to be issued to each exercising holder until 5:00 p.m., New York City time, on the third business day after the expiration date of the rights offering, which is the latest time by which subscription rights certificates may be delivered to the subscription agent under the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures” section of the prospectus.

Q: To whom should I send my forms and payment?
A: If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate and payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate and payment by hand delivery, first class mail or courier service to Corporate Stock Transfer, the subscription agent. The address for delivery to the subscription agent is as follows:

If delivering by Hand/Mail/Overnight Courier:
Corporate Stock Transfer
3200 Cherry Creek Dr. South Suite 430
Denver, Colorado 80209
(303) 282-4800

Your delivery other than in the manner or to the address listed above will not constitute valid delivery.

Q: Why does the registration statement contain financial statements for Aftersoft Group, Inc.?
A: Aftersoft Group, Inc. is the former name of the Company.  The Company changed its name to “MAM Software Group, Inc.” on May 5, 2010 because the Board believed that such name more accurately reflected the Company’s current operations.

Q: What if I have other questions?
A: If you have other questions about the rights offering, please contact our information agent, Corporate Stock Transfer, by telephone at (303) 282-4800.

FOR A MORE COMPLETE DESCRIPTION OF THE RIGHTS OFFERING, SEE “THE RIGHTS OFFERING” BEGINNING ON PAGE [__].

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties.  No forward-looking statement can be guaranteed, and actual results may vary materially from those anticipated in any forward-looking statement. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page [10], that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section beginning on page 37, and the section entitled Description of Business beginning on page [__], and as well as those discussed elsewhere in this prospectus.

The aforementioned factors do not represent an all-inclusive list. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus. In particular, this prospectus sets forth important factors that could cause actual results to differ materially from our forward-looking statements. These and other factors, including general economic factors, business strategies, the state of capital markets, regulatory conditions, and other factors not currently known to us, may be significant, now or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus and in other documents that we may file from time to time with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information elsewhere in this Prospectus, including our consolidated financial statements and the notes to those consolidated financial statements and the section titled Risks Factors, regarding us and the Common Stock being offered for sale by means of this Prospectus.

Unless the context indicates or requires otherwise, (i) the term “MAM” refers to MAM Software Group, Inc. and its principal operating subsidiaries; (ii) the term “MAM Software” refers to MAM Software Limited and its operating subsidiaries; (iii) the term “ASNA” refers to Aftersoft Network N.A., Inc. and its operating subsidiaries;(iv) the term “EXP Dealer Software” refers to EXP Dealer Software Limited and its operating subsidiaries; and (v) the terms “we,” “our,” “ours,” “us” and the “Company” refer collectively to MAM Software Group, Inc.

CORPORATE BACKGROUND

The Company’s principal executive office is located at Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP and its phone number is 011-44-124-431-1794.

In December 2005, W3 Group, Inc. (“W3”) consummated a reverse acquisition and changed its corporate name to Aftersoft Group, Inc. W3, which was initially incorporated in February 1988 in Colorado, changed its state of incorporation to Delaware in May 2003. On December 21, 2005, an Acquisition Agreement (the “Agreement”) was consummated among W3, a separate Delaware corporation named Aftersoft Group, Inc. (“Oldco”) and Auto Data Network, Inc. (“ADNW”) in which W3 acquired all of the issued and outstanding shares of Oldco in exchange for issuing 32,500,000 shares of Common Stock of W3, par value $0.0001 per share, to ADNW, which was then the sole shareholder of the Company. At the time of the acquisition, W3 had no business operations. Concurrent with the acquisition, W3 changed its name to Aftersoft Group, Inc. and its corporate officers were replaced. The Board of Directors of the Company appointed three additional directors designated by ADNW to serve until the next annual election of directors. As a result of the acquisition, former W3 shareholders owned 1,601,167, or 4.7% of the 34,101,167 total issued and outstanding shares of Common Stock and ADNW owned 32,500,000 or 95.3% of the Company’s Common Stock. On December 22, 2005, Oldco changed its name to Aftersoft Software, Inc. and is currently inactive.

On August 26, 2006, the Company acquired 100% of the issued and outstanding shares of EXP from ADNW in exchange for issuing 28,000,000 shares of Common Stock to ADNW with a market value of $30,800,000. On February 1, 2007, the Company consummated an agreement to acquire Dealer Software and Services Limited (“DSS”), a subsidiary of ADNW, in exchange for issuing 16,750,000 shares of Common Stock to ADNW with a market value of $15,075,000.

During 2007, the Company conducted a strategic assessment of its businesses and determined that neither EXP nor DSS fit within its long-term business model. The Company identified a buyer for the two businesses in First London PLC (formerly, First London Securities PLC) (“First London”). First London is a UK-based holding company for a group of businesses engaged in asset management, investment banking, and merchant banking. First London’s shares are traded on the London Plus market. First London’s areas of specialization include technology, healthcare, and resources, and its merchant banking operations take strategic, principal positions in businesses that fall within its areas of specialization.

On June 17, 2007, DSS sold all of the shares of Consolidated Software Capital Limited (“CSC”), its wholly owned subsidiary, to RLI Limited, a company affiliated with First London (“RLI”). The consideration for this sale consisted of a note from RLI with a face value of $865,000. On November 12, 2007, as part of the sale of EXP (see below), the $865,000 note was exchanged for 578,672 shares of First London common stock having a fair value of $682,000. The transaction resulted in a loss of $183,000 to the Company.

The Company sold its interest in EXP and DSS, EXP’s wholly owned subsidiary, on November 12, 2007. Pursuant to the terms of a Share Sale Agreement (the “EXP Agreement”), EU Web Services Limited (“EU Web Services”) a subsidiary of First London, agreed to acquire, and the Company agreed to sell, the entire issued share capital of EXP it then owned, which amounted to 100% of EXP’s outstanding stock.

As consideration for the sale of EXP, including DSS, EU Web Services agreed to issue to the Company, within 28 days of the closing, 1,980,198 Ordinary shares (the UK equivalent of common stock), £0.01 par value, in its parent company, First London. The Ordinary shares received by the Company had an agreed upon fair market value of $3,000,000 at the date of issuance of such shares. The Company recorded the shares received at $2,334,000, which represents the bid price of the restricted securities received, and discounted the carrying value by 11% (or $280,000) as, pursuant to the EXP Agreement, the shares could not be sold by the Company for at least 12 months. Further, the EXP Agreement provided that the Company receive on May 12, 2008 additional consideration in the form of: (i) Ordinary shares in EU Web Services having a fair market value of $2,000,000 as of the date of issuance, provided that EU Web Services is listed and becomes quoted on a recognized trading market within six (6) months from the date of the Agreement; or (ii) if EU Web Services does not become listed within the time period specified, Ordinary shares in First London having a fair market value of $2,000,000 as of May 12, 2008. As EU Web Services did not become listed within the six-month timeframe, the Company received on August 14, 2008 1,874,414 shares in First London, which had a fair market value of $2,000,000 on May 12, 2008.

On April 21, 2010, the Company’s stockholders approved the proposal to amend the Company’s Certificate of Incorporation to change the Company’s name from Aftersoft Group, Inc. to MAM Software Group, Inc. (“MAM”)

MAM is a former subsidiary of ADNW, a publicly traded company, the stock of which is currently traded on the Pink Sheets under the symbol ADNW.PK. ADNW transferred its software aftermarket services operating businesses to MAM and retained its database technology, Orbit. Orbit is a system for supply and collection of data throughout the automotive industry. To date, Orbit is still in its development phase, and ADNW will require substantial external funding to bring the technology to its first phase of testing and deployment. On November 24, 2008, ADNW distributed a dividend of the 71,250,000 shares of MAM common stock that ADNW owned at such time in order to complete the previously announced spin-off of MAM’s businesses. The dividend shares were distributed in the form of a pro rata dividend to the holders of record as of November 17, 2008 (the “Record Date”) of ADNW’s common and convertible preferred stock. Each holder of record of shares of ADNW common and preferred stock as of the close of business on the Record Date was entitled to receive 0.6864782 shares of MAM’s common stock for each share of common stock of ADNW held at such time, and/or for each share of ADNW common stock that such holder would own, assuming the convertible preferred stock owned on the Record Date was converted in full.  Prior to the spin-off, ADNW owned approximately 77% of MAM’s issued and outstanding common stock. Subsequent to and as a result of the spin-off, MAM is no longer a subsidiary of ADNW.

DESCRIPTION OF THE COMPANY AND BUSINESS

MAM Software Group, Inc. provides software, information and related services to businesses engaged in the automotive aftermarket in the US, UK and Canada and to the automotive dealership market in the UK. The automotive aftermarket consists of businesses associated with the life cycle of a motor vehicle from when the original manufacturer’s warranty expires to when the vehicle is scrapped. Products sold by businesses engaged in this market include the parts, tires and auto services required to maintain and improve the performance or appeal of a vehicle throughout its useful life. The Company aims to meet the business needs of customers who are involved in the maintenance and repair of automobiles and light trucks in three key segments of the automotive aftermarket, namely parts, tires and auto service.

The Company’s business management systems, information products and online services permit our customers to manage their critical day-to-day business operations through automated point-of-sale, inventory management, purchasing, general accounting and customer relationship management.

The Company’s customer base consists of wholesale parts and tire distributors, retailers, franchisees, cooperatives, auto service chains and single location auto service businesses with high customer service expectations and complex commercial relationships.

The Company’s revenues are derived from the following:

•	The sale of business management systems comprised of proprietary software applications, implementation and training; and
•	Providing subscription-based services, including software support and maintenance, information (content) products and online services for a fee.

The Company currently has the following wholly owned direct operating subsidiaries: MAM Software in the UK, and ASNA in the US.

MAM Software Ltd.

MAM Software is a provider of software to the automotive aftermarket in the UK. MAM Software specializes in providing reliable and competitive business management solutions to the motor factoring (also known as jobber), retailing, and wholesale distribution sectors. It also develops applications for vehicle repair management and provides solutions to the retail and wholesale tire industry. All MAM Software programs are based on the Microsoft Windows family of operating systems. Each program is fully compatible with the other applications in their range, enabling them to be combined to create a fully integrated package. MAM Software is based in Barnsley, UK.

Aftersoft Network N.A., Inc. (ASNA)

ASNA develops open business automation and distribution channel e-commerce systems for the automotive aftermarket supply chain. These systems are used by leading aftermarket outlets, including tier one manufacturers, program groups, warehouse distributors, tire and service chains and independent installers. ASNA products and services enable companies to generate new sales, operate more cost efficiently, accelerate inventory turns and maintain stronger relationships with suppliers and customers. ASNA has three wholly owned subsidiaries operating separate businesses: (i) AFS Warehouse Distribution Management, Inc. and (ii) AFS Tire Management, Inc. which are both based in Dana Point, California, and (iii) MAM Software, Inc., which is based in Allentown, Pennsylvania.

Summary of the Offering

The following summary describes the principal terms of the rights offering, but is not intended to be complete. See the information in the section entitled “The Rights Offering” in this prospectus for a more detailed description of the terms and conditions of the rights offering.

Rights Granted
We will distribute to each stockholder of record on [______] [__], 2010, at no charge, one non-transferable subscription right for each share of our common stock then owned. The rights will be evidenced by rights certificates. If and to the extent that our stockholders exercise their right to purchase our common stock we will issue up to 51,122,650 shares and receive gross proceeds of up to [$3.322] million in cash in the rights offering.

Subscription Rights
Each subscription right will entitle the holder to purchase 0.6 shares of our common stock for [$0.065] per share, the subscription price, which shall be paid in cash. We will not issue fractional shares, but rather will round down the aggregate number of shares you are entitled to receive to the nearest whole number.

Subscription Price	[$0.065] per share, which shall be paid in cash.

Record Date	[______] [__], 2010

Expiration Date	5:00 p.m., New York City time, on [______], subject to extension or earlier termination

Oversubscription Rights
We do not expect that all of our stockholders will exercise all of their basic subscription rights. If you fully exercise your basic subscription right, the oversubscription right entitles you to subscribe for additional shares of our common stock unclaimed by other holders of rights in this offering at the same subscription price per share. If an insufficient number of shares is available to fully satisfy all oversubscription right requests, the available shares will be distributed proportionately among rights holders who exercise their oversubscription right based on the number of shares each rights holder subscribed for under the basic subscription right. The subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period.

Non-Transferability of Rights	The subscription rights are not transferable, other than to affiliates of the recipient or by operation of law.

Amendment, Extension and Termination
We may extend the expiration date at any time after the record date. We may amend or modify the terms of the rights offering. We also reserve the right to terminate the rights offering at any time prior to the expiration date for any reason, in which event all funds received in connection with the rights offering will be returned without interest or deduction to those persons who exercised their subscription rights.

Fractional Shares	We will not issue fractional shares, but rather will round down the aggregate number of shares you are entitled to receive to the nearest whole number.

Procedure for Exercising Rights
You may exercise your subscription rights by properly completing and executing your rights certificate and delivering it, together with the subscription price for each share of common stock for which you subscribe, to the subscription agent on or prior to the expiration date. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures” beginning on page [__].

No Revocation
Once you submit the form of rights certificate to exercise any subscription rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable.

Payment Adjustments
If you send a payment that is insufficient to purchase the number of shares requested, or if the number of shares requested is not specified in the rights certificate, the payment received will be applied to exercise your subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your subscription rights, including any oversubscription rights exercised and permitted, the excess will be returned to you as soon as practicable in cash. You will not receive interest or a deduction on any payments refunded to you under the rights offering.

How Rights Holders Can Exercise Rights Through Others
If you hold our common stock through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owners Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

How Foreign Stockholders and Other Stockholders Can Exercise Rights
The subscription agent will not mail rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. Instead, we will have the subscription agent hold the subscription rights certificates for your account. To exercise your rights, you must notify the subscription agent prior to 11:00 a.m., New York City time, at least three business days prior to the expiration date, and establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value.

Material United States Federal Income Tax Consequences
A holder will not recognize income or loss for United States Federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. For a detailed discussion, see “Material United States Federal Income Tax Consequences” beginning on page [__]. You should consult your tax advisor as to the particular consequences to you of the rights offering.

Issuance of Our Common Stock	We will issue certificates representing shares purchased in the rights offering as soon as practicable after the expiration of the rights offering.

Conditions	See “The Rights Offering—Conditions to the Rights Offering.”

No Recommendation to Rights Holders
An investment in shares of our common stock must be made according to your evaluation of our business and the rights offering and after considering all of the information herein, including the “Risk Factors” section of this prospectus. Neither we nor our Board of Directors are making any recommendation regarding whether you should exercise your subscription rights.

Use of Proceeds
The proceeds from the rights offering will be used for (i) repayment of the term loan with the Company’s senior secured lender, ComVest Capital LLC (“ComVest’); and (ii) working capital needs.  In the event that we do not obtain all or a portion of the maximum proceeds from this rights offering, we will need to obtain additional financing.

Subscription Agent	Corporate Stock Transfer

Information Agent	Corporate Stock Transfer

Summary Financial Data

The summary consolidated financial data set forth below should be read in conjunction with the information presented in this prospectus under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and with our audited and unaudited consolidated financial statements and the related notes included elsewhere in this prospectus.

The summary consolidated financial data set forth below is derived from our consolidated financial statements. The consolidated statement of operations data for the fiscal years ended June 30, 2009 and 2008 and the consolidated balance sheet data as of June 30, 2009 and 2008 is derived from our audited consolidated financial statements included elsewhere in this prospectus.  The consolidated statement of operations data for the nine-month periods ended March 31, 2010 and 2009 and the consolidated balance sheet data as of March 31, 2010 is derived from our unaudited consolidated financial statements included elsewhere in this prospectus.  The consolidated balance sheet data as of March 31, 2009 is derived from our unaudited consolidated financial statements not included in this prospectus.

Statement of Operations Data

(In thousands, except per share data)	Nine Months Ended (unaudited)		Fiscal Years Ended (audited)
	March 31, 2010	March 31, 2009	June 30, 2009	June 30, 2008
Total revenue	$18,508	15,877	$21,119	$22,463
Costs and operating expenses	$19,384	21,541	$28,742	$34,269
Income (loss) continuing operations	$(876)	(5,664)	$(7,623)	$(11,806)
Loss from discontinued operations	$-	-	$-	$(13)
Net loss	$(876)	(5,664)	$(7,623)	$(11,819)
Loss per share attributed to common stockholders basic and diluted
Continuing operations	$(0.01)	(0.07)	$(0.09)	$(0.15)
Discontinued operations	$-	$-	$-	$-
Net loss per share	$(0.01)	(0.07)	$(0.09)	$(0.15)
Weighted average number of shares - basic and diluted	83,761,308	88,291,870	86,272,712	87,057,391

Balance Sheet Data

(In thousands)	March 31, 2010	March 31, 2009	June 30, 2009	June 30, 2008
Total assets	$19,085	$21,670	$20,654	$29,802
Cash and cash equivalents	$1,457	$1,147	$1,663	$1,964
Total liabilities	$14,326	$14,416	$14,154	$14,747
Working capital (deficiency)	$(7,692)	$(2,775)	$(2,972)	$(1,895)
Shareholders’ equity	$4,759	$7,254	$6,500	$15,055

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks described below, the risks described in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and any risks described in our other filings with the Securities and Exchange Commission, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) before making an investment decision. See the section of this prospectus entitled “Where You Can Find More Information.” Any of the risks we describe below or in the information incorporated herein by reference could cause our business, financial condition, results of operations or future prospects to be materially adversely affected. Our business strategy involves significant risks and could result in operating losses. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, results of operations or future prospects. Some of the statements in this section of the prospectus are forward-looking statements. For more information about forward-looking statements, please see the section of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Rights Offering

IF YOU DO NOT EXERCISE YOUR SUBSCRIPTION RIGHTS, YOUR OWNERSHIP INTEREST WILL BE DILUTED UPON THE COMPLETION OF THE RIGHTS OFFERING.

The rights offering will result in the Company having more shares of its common stock issued and outstanding.  To the extent that you do not exercise your rights under the rights offering and the Company’s shares being offered pursuant thereto are purchased by other shareholders, your proportionate ownership and voting interest in the Company will be reduced.  As such, the percentage that your original shares represent of our outstanding common stock after the rights offering will be diluted.

THE PRICE OF OUR COMMON STOCK IS VOLATILE AND MAY DECLINE EITHER BEFORE OR AFTER THE RIGHTS OFFERING EXPIRES.

The market price of our common stock is subject to fluctuations in response to numerous factors, including factors that have little or nothing to do with us or our performance as a company.  These fluctuations could materially reduce our stock price and include, among other things:

•	actual or anticipated variations in our operating results and cash flow;

•	the nature and content of our earnings releases, and our competitors’ and customers’ earnings releases;

•	changes in financial estimates by securities analysts;

•	business conditions in our markets, the general state of the securities markets and the market for common stock in companies similar to ours;

•	the number of shares of our common stock outstanding;

•	changes in capital markets that affect the perceived availability of capital to companies in our industries;

•	governmental legislation or regulation;

•	currency and exchange rate fluctuations; and

•	general economic and market conditions.

In addition, the stock market historically has experienced significant price and volume fluctuations which, at times, are unrelated to the operating performance of any particular company.  We do not have control over these fluctuations, which may occur irrespective of our operating results or performance and may cause a decline in the market price of our common stock.

THE SUBSCRIPTION PRICE DETERMINED FOR THE RIGHTS OFFERING IS NOT NECESSARILY AN INDICATION OF THE FAIR VALUE OF OUR COMMON STOCK.

The subscription price for the shares of our common stock pursuant to the rights offering is [$0.065] per share of our common stock. The subscription price was determined by members of a special committee of our board of directors and represents a discount to the market price of a share of common stock on the date that the subscription price was determined. Factors considered by the special committee included the market price of the common stock before the announcement of the rights offering, the business prospects of our company and the general condition of the securities market.  No assurance can be given that the market price for our common stock during the rights offering will continue to be above or even equal to the subscription price or that a subscribing owner of rights will be able to sell the shares of common stock purchased in the rights offering at a price equal to or greater than the subscription price.

ONCE YOU AGREE TO SUBSCRIBE TO OUR SHARES PURSUANT TO THE RIGHTS OFFERING, YOU ARE COMMITTED TO BUYING SHARES OF OUR COMMON STOCK AT A PRICE WHICH MAY BE ABOVE THE PREVAILING MARKET PRICE.

Once you exercise your subscription rights, you may not revoke the exercise of such rights. The trading price of our common stock may decline before the rights offering is concluded or before the subscription rights expire. If you exercise your subscription rights and, thereafter, the trading price of our common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price, in which case you will have an immediate, unrealized loss.  No assurance can be given that following the exercise of your subscription rights, you will be able to sell your shares of common stock at a price equal to or greater than the subscription price paid for such shares.  As such, you may lose all or part of your investment in our common stock. Further, until the certificate representing the shares purchased under the rights offering is delivered to you, you will not be able to sell such shares of our common stock.

IF YOU DO NOT ACT PROMPTLY AND FOLLOW THE SUBSCRIPTION INSTRUCTIONS, YOUR EXERCISE OF SUBSCRIPTION RIGHTS MAY BE REJECTED.

Shareholders who desire to purchase shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent before 5:00 p.m., New York time, on [_________], the expiration date of the rights offering, unless extended by us, in our sole discretion. If you are a beneficial owner of shares, but not a record holder, you must act promptly to ensure that your broker, bank, or other nominee acts for you and that all required forms and payments are actually received by the subscription agent before the expiration date of the rights offering. We will not be responsible if your broker, custodian, or nominee fails to ensure that all required forms and payments are actually received by the subscription agent before the expiration date of the rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures of the rights offering, the subscription agent may reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

SIGNIFICANT SALES OF OUR COMMON STOCK, OR THE PERCEPTION THAT SIGNIFICANT SALES THEREOF MAY OCCUR IN THE FUTURE COULD ADVERSELY AFFECT THE MARKET PRICE FOR OUR COMMON STOCK.

The sale of substantial amounts of our common stock could adversely affect the price of these securities. Sales of substantial amounts of our common stock in the public market, and the availability of shares for future sale could adversely affect the prevailing market price of our common stock and could cause the market price of our common stock to remain low for a substantial amount of time.

WE MAY CANCEL THE RIGHTS OFFERING AT ANY TIME IN WHICH EVENT OUR ONLY OBLIGATION WOULD BE TO RETURN YOUR EXERCISE PAYMENTS.

We may, in our sole discretion, decide not to continue with the rights offering or to cancel the same, in which case our only obligation would be to return to you, without interest or penalty, all subscription payments received by the subscription agent.

DEPENDING ON THE LEVEL OF PARTICIPATION IN THE RIGHTS OFFERING, WYNNEFIELD PERSONS MAY BE ABLE TO EXERCISE SUBSTANTIAL CONTROL OVER MATTERS REQUIRING SHAREHOLDER APPROVAL UPON COMPLETION OF THE OFFERING.

On the record date of the rights offering, Wynnefield Persons collectively beneficially owned [_______]% of the outstanding shares of the Company’s common stock. As a shareholder as of the record date, Wynnefield Persons will have the right to subscribe for and purchase shares of our common stock under both the basic subscription and oversubscription rights provided by the rights offering. Wynnefield Persons has indicated to us that it intends to exercise all of its basic subscription rights, but has not made any formal commitment to do so. Wynnefield Persons has also indicated that it intends to oversubscribe for the maximum amount of shares for which it can oversubscribe without endangering the availability of the Company’s net operating loss carryforwards under Section 382 of the Internal Revenue Code. However, there is no guarantee or commitment that Wynnefield Persons will ultimately decide to exercise any of its rights, including its basic subscription or oversubscription rights. If Wynnefield Persons exercises its rights in the rights offering and a significant number of other shareholders do not exercise their rights, the ownership percentage of Wynnefield Persons following completion of the offering may increase to greater than 50% of the outstanding shares of the Company’s common stock. If this were to occur, Wynnefield Persons would be able to exercise substantial control over matters requiring shareholder approval. Your interests as a holder of common stock may differ from the interests of Wynnefield Persons.

Risks Related to Our Common Stock

ADDITIONAL ISSUANCES OF OUR SECURITIES WILL DILUTE YOUR STOCK OWNERSHIP AND COULD AFFECT OUR STOCK PRICE.

As of July 12, 2010, there were 85,204,416 shares of our common stock issued and outstanding. Our Articles of Incorporation authorize the issuance of an aggregate of 150,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, on such terms and at such prices as our board of directors may determine. These shares are intended to provide us with the necessary flexibility to undertake and complete plans to raise funds if and when needed. Although we have not entered into any agreements relating to any future acquisitions, we may do so in the future. Any such acquisition may entail the issuances of securities that would have a dilutive effect on current ownership of our common stock. The market price of our common stock could fall in response to the sale or issuance of a large number of shares, or the perception that sales of a large number of shares could occur.

CONCENTRATED OWNERSHIP OF OUR COMMON STOCK CREATES A RISK OF SUDDEN CHANGE IN OUR SHARE PRICE.

Investors who purchase our common stock may be subject to certain risks due to the concentrated ownership of our common stock. The sale by any of our large shareholders of a significant portion of that shareholder’s holdings could have a material adverse effect on the market price of our common stock. As of July 12, 2010, certain shareholders owned common stock and warrants to purchase approximately 31.5% of our outstanding common stock.  As such, any sale by these large shareholders of a significant number of our shares could create a decrease in the price of our common stock.

In addition, the registration of any significant amount of additional shares of our common stock will have the immediate effect of increasing the public float of our common stock and any such increase may cause the market price of our common stock to decline or fluctuate significantly.

THE MARKET FOR OUR COMMON STOCK IS LIMITED AND YOU MAY NOT BE ABLE TO SELL YOUR COMMON STOCK.

Our common stock is currently quoted on the Over the Counter Bulletin Board, and is not traded on a national securities exchange. The market for purchases and sales of our common stock is limited and therefore the sale of a relatively small number of shares could cause the price to fall sharply. Accordingly, it may be difficult to sell shares quickly without depressing the value of our common stock significantly. Unless we are successful in developing continued investor interest in our stock, sales of our common stock could continue to result in major fluctuations in the price thereof.

WE DO NOT INTEND TO DECLARE DIVIDENDS ON OUR COMMON STOCK.

We will not distribute dividends to our shareholders until and unless we can develop sufficient funds from operations to meet our ongoing needs and implement our business plan. The time frame for that is inherently unpredictable, and no shareholder should expect to receive dividends in the near future, or at all.

THE PRICE OF OUR COMMON STOCK IS LIKELY TO BE VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS.

The market price of the securities of software companies has been especially volatile. Thus, the market price of our common stock is likely to be subject to wide fluctuations. If our revenues do not grow, or if such revenues grow at a slower pace than anticipated, or, if operating or capital expenditures exceed our expectations and cannot be adjusted accordingly, the market price of our common stock could decline. If the stock market in general experiences a loss in investor confidence or otherwise fails, the market price of our common stock could fall for reasons unrelated to our business, results of operations and financial condition. The market price of our stock also might decline in reaction to events that affect other companies in our industry even if these events do not directly affect us.

SINCE OUR STOCK IS CLASSIFIED AS A “PENNY STOCK,” THE RESTRICTIONS OF THE SECURITIES AND EXCHANGE COMMISSION’S PENNY STOCK REGULATIONS MAY RESULT IN LESS LIQUIDITY FOR OUR STOCK.

The US Securities and Exchange Commission (the “SEC”) has adopted regulations which define a “penny stock” to be any equity security that has a market price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions involving a penny stock, unless exempt, the rules require the delivery, prior to any transaction involving a penny stock by a retail customer, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker/dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Because the market price for our shares of common stock is less than $5.00, our securities are classified as penny stock. As a result of the penny stock restrictions, brokers or potential investors may be reluctant to trade in our securities, which may result in less liquidity for our stock.

Risks Related to Our Business

WE HAVE A LIMITED OPERATING HISTORY THAT MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS AND TO PREDICT OUR FUTURE OPERATING RESULTS.

We were known as W3 Group, Inc. and we had no operations in December 2005, at which time we engaged in a reverse acquisition; therefore, we have limited historical operations. Two of our subsidiaries, MAM Software, Ltd. and AFS Tire Management, Inc. (f/k/a CarParts Technologies, Inc.) have operated since 1984 and 1997, respectively, as independent companies under different management until our former parent, ADNW, acquired MAM Software in April 2003 and CarParts Technologies, Inc. in August 2004. Since the reverse merger in December 2005, we have been primarily engaged in organizational activities, including developing a strategic operating plan and developing, marketing and selling our products. In particular, we had integrated a third subsidiary as a result of the acquisition of EXP from ADNW in August 2006, its MMI Automotive subsidiary. In February 2007, we acquired DSS from ADNW, which owned a minority interest of DCS Automotive Limited. On November 12, 2007, we sold EXP and DSS, which was EXP’s wholly owned subsidiary. As a result of our limited operating history, it will be difficult to evaluate our business and predict our future operating results.

WE MAY FAIL TO ADDRESS RISKS WE FACE AS A DEVELOPING BUSINESS WHICH COULD ADVERSELY AFFECT THE IMPLEMENTATION OF OUR BUSINESS PLAN.

We are prone to all of the risks inherent in the establishment of any new business venture. You should consider the likelihood of our future success to be highly speculative in light of our limited operating history, as well as the limited resources, problems, expenses, risks and complications frequently encountered by entities at our current stage of development.  To address these risks, we must, among other things,

•	implement and successfully execute our business and marketing strategy;

•	continue to develop new products and upgrade our existing products;

•	respond to industry and competitive developments;

•	attract, retain, and motivate qualified personnel; and

•	obtain equity and debt financing on satisfactory terms and in timely fashion in amounts adequate to implement our business plan and meet our obligations.

We may not be successful in addressing these risks. If we are unable to do so, our business prospects, financial condition and results of operations would be materially adversely affected.

WE MAY FAIL TO SUCCESSFULLY DEVELOP, MARKET AND SELL OUR PRODUCTS.

To achieve profitable operations, we, along with our subsidiaries, must continue successfully to improve, market and sell existing products and develop, market and sell new products. Our product development efforts may not be successful. The development of new software products is highly uncertain and subject to a number of significant risks. The development cycle - from inception to installing the software for customers - can be lengthy and uncertain. The ability to develop and market our products is unpredictable and may be subject to delays which are beyond our control. Potential products may appear promising at early stages of development, and yet may not reach the market for a number of reasons.

WE MAY ENCOUNTER SIGNIFICANT FINANCIAL AND OPERATING RISKS IF WE GROW OUR BUSINESS THROUGH ACQUISITIONS.

As part of our growth strategy, we may seek to acquire or invest in complementary or competitive businesses, products or technologies. The process of integrating acquired assets into our operations may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for our ongoing business activities. Although at this time, no agreements have been entered into relating to an acquisition or investment in a complementary or competitive business, we may, in the future, allocate a significant portion of our available working capital to finance all or a portion of the purchase price relating to such possible acquisitions. Any future acquisition or investment opportunity may require us to obtain additional financing to complete the transaction. The anticipated benefits of any acquisitions may not be immediately realized, or at all. In addition, future acquisitions by us could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which could materially adversely affect our operating results and financial position. Acquisitions also involve other risks, including entering markets in which we have no or limited prior experience.

AN INCREASE IN COMPETITION FROM OTHER SOFTWARE MANUFACTURERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO GENERATE REVENUE AND CASH FLOW.

Competition in our industry is intense. Potential competitors in the U.S. and Europe are numerous. Most competitors have substantially greater capital resources, marketing experience, research and development staffs and facilities than we have. Our competitors may be able to develop products before us, develop more effective products or market such products more effectively than us, which would limit our ability to compete effectively and consequently, our ability to generate revenue and cash flow.

THE PRICES WE CHARGE FOR OUR PRODUCTS MAY DECREASE AS A RESULT OF COMPETITION AND OUR REVENUES COULD DECREASE AS A RESULT.

We face potential competition from very large software companies, including Oracle, Microsoft and SAP that could offer Enterprise Resource Planning (“ERP”) and Supply Chain Management (“SCM”) products to our target market of small- to medium-sized businesses servicing the automotive aftermarket. To date, we have directly competed with one of these larger software and service companies. There can be no assurance that these companies will not develop or acquire a competitive product or service in the future. Our business would be dramatically affected by an increase in competition, which may drive us to decrease the prices of our products in response to software companies’ attempts to gain market share through the use of highly discounted sales and extensive marketing campaigns.

IF WE FAIL TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE, OUR TECHNOLOGIES AND PRODUCTS COULD BECOME LESS COMPETITIVE OR OBSOLETE.

The software industry is characterized by rapid and significant technological change. We expect that the software needs associated with the automotive technology will continue to develop rapidly, and our future success will depend on our ability to develop and maintain a competitive position through technological development.  We cannot assure you that we will be able to respond to rapid changes in technology and that we will be able to maintain a competitive position.

WE DEPEND ON PATENT AND PROPRIETARY RIGHTS TO DEVELOP AND PROTECT OUR TECHNOLOGIES AND PRODUCTS, WHICH RIGHTS MAY NOT OFFER US SUFFICIENT PROTECTION.

The software industry places considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. Our success will depend on our ability to obtain and enforce protection for products that we develop under US and foreign patent laws and other intellectual property laws, preserve the confidentiality of our trade secrets and operate without infringing the proprietary rights of third parties.

We also rely upon trade secret protection for our confidential and proprietary information. Others may independently develop substantially equivalent proprietary information and techniques or gain access to our trade secrets or disclose our technology. We may not be able to meaningfully protect our trade secrets which could limit our ability to exclusively produce products.

We require our employees, consultants, and parties to collaborative agreements to execute confidentiality agreements upon the commencement of employment or consulting relationships or collaboration with us. These agreements may not provide meaningful protection of our trade secrets or adequate remedies in the event of unauthorized use or disclosure of confidential and proprietary information.

IF WE BECOME SUBJECT TO CLAIMS ALLEGING INFRINGEMENT OF THIRD-PARTY PROPRIETARY RIGHTS, WE MAY INCUR SUBSTANTIAL UNANTICIPATED COSTS AND OUR COMPETITIVE POSITION MAY SUFFER.

We are subject to the risk that we are infringing on the proprietary rights of third parties. Although we are not aware of any infringement by our technology on the proprietary rights of others, and are not currently subject to any legal proceedings involving claimed infringements, we cannot assure you that we will not be subject to such third-party claims, litigation or indemnity demands in the future. If a claim or indemnity demand were to be brought against us, it could result in costly litigation or product shipment delays or force us to cease from selling such product or providing our services, or may even constrain us to enter into royalty or license agreements that have the effect of decreasing our revenue.

OUR SOFTWARE AND INFORMATION SERVICES COULD CONTAIN DESIGN DEFECTS OR ERRORS WHICH COULD AFFECT OUR REPUTATION, RESULT IN SIGNIFICANT COSTS TO US AND IMPAIR OUR ABILITY TO SELL OUR PRODUCTS.

Our software and information services are highly complex and sophisticated and could, from time to time, contain design defects or errors. We cannot assure you that these defects or errors will not delay the release or shipment of our products or, if the defect or error is discovered only after customers have received the products, that these defects or errors will not result in increased costs, litigation, customer attrition, reduced market acceptance of our systems and services or damage to our reputation.

IF WE LOSE KEY MANAGEMENT OR OTHER PERSONNEL OUR BUSINESS WILL SUFFER.

We are highly dependent on the principal members of our management staff. We also rely on consultants and advisors to assist us in formulating our development strategy. Our success also depends upon retaining key management and technical personnel, as well as our ability to continue to attract and retain additional highly qualified personnel. We may not be successful in retaining our current personnel or hiring and retaining qualified personnel in the future. If we lose the services of any of our management staff or key technical personnel, or if we fail to continue to attract qualified personnel, our ability to acquire, develop or sell products would be adversely affected.

IT MAY BE DIFFICULT FOR SHAREHOLDERS TO RECOVER AGAINST THOSE OF OUR DIRECTORS AND OFFICERS THAT ARE NOT RESIDENTS OF THE U.S.

Two of our directors and one of our executive officers are residents of the United Kingdom. In addition, our significant operating subsidiary, MAM Software, is located in the United Kingdom. If one or more shareholders were to bring an action against us in the United States and succeed, either through default or on the merits, and obtain a financial award against an officer or director of the Company, that shareholder may be required to enforce and collect on his or her judgment in the United Kingdom, unless the officer or director owned assets which were located in the United States. Further, shareholder efforts to bring an action in the United Kingdom against its citizens for any alleged breach of a duty in a foreign jurisdiction may be difficult, as prosecution of a claim in a foreign jurisdiction, and in particular a foreign nation, is fraught with difficulty and may be effectively, if not financially, unfeasible.

OUR MANAGEMENT AND INTERNAL SYSTEMS MIGHT BE INADEQUATE TO HANDLE OUR POTENTIAL GROWTH.

Our success will depend in significant part on the expansion of our operations and the effective management of growth. This growth will place a significant strain on our management and information systems and resources and operational and financial systems and resources. To manage future growth, our management must continue to improve our operational and financial systems and expand, train, retain and manage our employee base. Our management may not be able to manage our growth effectively. If our systems, procedures, controls, and resources are inadequate to support our operations, our expansion would be halted and we could lose our opportunity to gain significant market share. Any inability to manage growth effectively may harm our ability to institute our business plan.

BECAUSE WE HAVE INTERNATIONAL OPERATIONS, WE WILL BE SUBJECT TO RISKS OF CONDUCTING BUSINESS IN FOREIGN COUNTRIES.

International operations constitute a significant part of our business, and we are subject to the risks of conducting business in foreign countries, including:

•	difficulty in establishing or managing distribution relationships;
•	different standards for the development, use, packaging and marketing of our products and technologies;
•	our ability to locate qualified local employees, partners, distributors and suppliers;

•	the potential burden of complying with a variety of foreign laws and trade standards; and
•	general geopolitical risks, such as political and economic instability, changes in diplomatic and trade relations, and foreign currency risks and fluctuations.

No assurance can be given that we will be able to positively manage the risks inherent in the conduct of our international operations or that such operations will not have a negative impact on our overall financial operations.

WE WERE NOT IN COMPLIANCE WITH CERTAIN COVENANTS UNDER OUR SENIOR SECURED NOTE.

As of March 31, 2010, we failed to meet the EBIDA Ratio Covenant of 1.25:1 as required under our senior secured note with ComVest Capital LLC, dated December 21, 2007, as amended, which failure constitutes an event of default.  The terms of the note provide that, if any event of default occurs, the full principal amount of the note, together with interest and other amounts owing in respect thereof to the date of acceleration, shall become, at ComVest’s election, immediately due and payable in cash. We currently are in negotiations with ComVest to resolve the default, however, we cannot assure you that we will be successful, in which case ComVest could require full repayment of the loan, which would negatively impact our liquidity and our ability to operate.

WE WILL NEED ADDITIONAL FINANCING OF $4,125,000 TO MAKE THE $3,125,000 BALLOON PAYMENT DUE IN NOVEMBER 2010 ON OUR TERM LOAN AND $1,000,000 DUE ON THE REVOLVING CREDIT FACILITY TO CONTINUE AS A GOING CONCERN, WHICH ADDITIONAL FINANCING MAY NOT BE AVAILABLE ON A TIMELY BASIS, OR AT ALL.

We prepared our condensed consolidated financial statements in the Form 10-Q for the quarter ended March 31, 2010 on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We had an accumulated deficit of $23.7 million and a working capital deficit of $7.7 million at March 31, 2010.  These factors, along with the $4,125,000 payments due in November 2010 on our loans, raise substantial doubt about our ability to continue as a going concern unless we are able to secure additional funds.

Although we intend to use the net proceeds of this rights offering to pay the $3,125,000 balloon payment due in November 2010, in the event that we are unable to raise all, or we obtain only a portion, of the maximum proceeds from this rights offering, we likely will need to pursue sources of additional capital to fund our operations through various means, which may consist of equity or debt financing. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial results.

As a result, there can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. If we are unable to raise funds to satisfy our capital needs on a timely basis, we may be required to cease operations.

USE OF PROCEEDS

The net proceeds from this rights offering are expected to be used for (i) repayment of the term loan with the Company’s senior secured lender, ComVest Capital LLC (“ComVest’); and (ii) working capital needs.  During fiscal 2008, ComVest extended to the Company a $1,000,000 secured revolving credit facility and a $5,000,000 term loan (the “Term Loan”) pursuant to the terms of a Revolving Credit and Term Loan Agreement (the “Loan Agreement”), dated December 21, 2007, as amended.  The Term Loan is evidenced by a Convertible Term Note (the “Term Note”) issued on December 21, 2007, in the principal amount of $5,000,000.  The Term Note originally bore interest at a rate of eleven percent (11%) per annum. On June 17, 2010, the interest rate was increased to sixteen percent (16%), due to an event of default under Loan Agreement.

Initially, the Term Note was payable in 23 equal monthly installments of $208,333 each, payable on first day of each calendar month commencing January 1, 2009, through November 1, 2010, with the balance due on November 30, 2010.  The amortization schedule was subsequently modified, and was delayed for one year so that payments will commence on January 1, 2010, pursuant to an amendment of the Loan Agreement during the quarter ended June 30, 2008.  See the section entitled “Certain Relationships and Related Transactions and Director Independence” for more information regarding the Term Loan.

In the event that we do not obtain all, or we obtain only a portion, of the maximum proceeds from this rights offering, we will need to pursue additional sources of capital to fund our operations, which may consist of equity or debt financing. If we are unable to raise funds to satisfy our capital needs on a timely basis, we may be required to cease operations.

DETERMINATION OF OFFERING PRICE

Our Board of Directors created a Special Committee comprised of independent directors to determine the subscription price. The Special Committee will consider a number of factors, including the price at which our shareholders might be willing to participate in the rights offering, historical and current trading prices for our common shares, the need for liquidity and capital, and the desire to provide an opportunity to our shareholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, the Special Committee is currently reviewing our history and prospects, including our prospects for future earnings, our current financial condition and regulatory status, and a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies. The subscription price will not necessarily be related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common shares to be offered in the rights offering. You should not assume or expect that, after the rights offering, our common shares will trade at or above the subscription price and we cannot assure you that our common shares will trade at or above the subscription price in any given time period.  We also cannot assure you that you will be able to sell common shares purchased during the rights offering at a price equal to or greater than the subscription price. Accordingly, we urge you to obtain a current quote for our common shares before exercising your subscription rights.

DILUTION

Purchasers of our common stock in the rights offering will experience an immediate dilution of the net tangible book value per share of our common stock.  Our net tangible book value as of May 31, 2010 was approximately $(8,513,000), or $(0.100) per share of our common stock (based upon 84,862,880 shares of our common stock outstanding).  Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.  Dilution per share equals the difference between the amount per share paid by purchasers of shares of common stock in the rights offering and the net tangible book value per share of our common stock immediately after the rights offering.

Based on the aggregate offering of a maximum of 51,122,650 shares and after deducting estimated offering expenses payable by us of [$50,000], and the application of the estimated $3,272,972 of net proceeds from the rights offering, our pro forma net tangible book value as of May 31, 2010 would have been approximately $(5,240,028) or $(0.038) per share.  This represents an immediate increase in pro forma net tangible book value to existing shareholders of $0.062 per share and an immediate dilution to purchasers in the rights offering of $0.103 per share.

The following table illustrates this per-share dilution (assuming a fully subscribed for rights offering of 51,122,650 shares of common stock at the subscription price of [$0.065] per share:

Subscription price	$0.065

Net tangible book value per share prior to the rights offering	$(0.100)

Increase per share attributable to the rights offering	$0.062

Pro forma net tangible book value per share after the rights offering	$(0.038)

Dilution in net tangible book value per share to purchasers	$(0.103)

CAPITALIZATION

The following table sets forth our historical and pro forma cash and cash equivalents and capitalization as of July 12, 2010. The pro forma information gives effect to a net assumed $3.272 million equity raise from this rights offering.

For purposes of this table, we have assumed that $3.272 million net is raised in this rights offering. However, it is impossible to predict how many rights will be exercised in this offering and therefore how much proceeds will actually be raised.

This table should be read in conjunction with our consolidated financial statements and the notes thereto which are incorporated by reference into this prospectus.

	July 12, 2010
	Actual	Pro Forma(1)
	(Dollars in Thousands)
Cash and cash equivalents	$1,278	$1,278
Short-term credit facilities	$1,000	$1,000
Current portion of long-term bank debt, net	4,392	1,282
Long-tem debt	600	600
Total debt	5,992	2,882
Common stock - $0.0001 par value, 150,000,000 shares authorized, 85,204,416 shares and 136,327,066 shares issued on an actual and pro forma basis, respectively	8	13
Additional paid-in capital	29,532	32,800
Accumulated other comprehensive income	(1,000)	(1,000)
Accumulated deficit	(23,650)	(23,813)
Total stockholders’ equity	4,890	8,000
Total capitalization	$10,882	$10,882

(1)
Pro forma balance reflects [$3.322] million of gross proceeds from the rights offering, less [$50,000] of offering costs.  In addition to the issued shares as disclosed above, as of July 12, 2010, we have 12,970,134 shares that can be issued pursuant to outstanding warrants.

THE RIGHTS OFFERING

Subscription Rights

Basic Subscription Rights

We will distribute, at no charge,  to each holder of our common stock who is a record holder of our common stock on the record date, which is [              ], 2010, one non-transferable subscription right for each share of common stock owned. The subscription rights will be evidenced by rights certificates. Each subscription right will entitle the rights holder to purchase 0.6 shares of our common stock at a price of [$0. 065] per share, the subscription price, which shall be paid in cash, upon timely delivery of the required documents and payment of the subscription price. We will not issue fractional shares, but rather will round down the aggregate number of shares you are entitled to receive to the nearest whole number. If rights holders wish to exercise their subscription rights, they must do so prior to 5:00 p.m., New York City time, on [              ] [      ], 2010, the expiration date for the rights offering, subject to extension. After the expiration date, the subscription rights will expire and will have no value. See below “— Expiration of the Rights Offering and Extensions, Amendments and Termination.” You are not required to exercise all of your subscription rights. We will deliver to the record holders who purchase shares in the rights offering certificates representing the shares purchased as soon as practicable after the rights offering has expired.

Oversubscription Rights

Subject to the allocation described below, each subscription right also grants the holder an oversubscription right to purchase additional shares of our common stock that are not purchased by other rights holders pursuant to their basic subscription rights. You are entitled to exercise your oversubscription right only if you exercise your basic subscription right in full.

If you wish to exercise your oversubscription right, you should indicate the number of additional shares that you would like to purchase in the space provided on your rights certificate, as well as the number of shares that you beneficially own without giving effect to any shares to be purchased in this offering. When you send in your rights certificate, you must also send the full purchase price in cash for the number of additional shares that you have requested to purchase (in addition to the payment in cash due for shares purchased through your basic subscription right). If the number of shares remaining after the exercise of all basic subscription rights is not sufficient to satisfy all requests for shares pursuant to oversubscription rights, you will be allocated additional shares (subject to elimination of fractional shares) in the proportion which the number of shares you purchased through the basic subscription right bears to the total number of shares that all oversubscribing shareholders purchased through the basic subscription right. The subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period.

As soon as practicable after the expiration date, the subscription agent will determine the number of shares of common stock that you may purchase pursuant to the oversubscription right. You will receive certificates representing these shares as soon as practicable after the expiration date and after all allocations and adjustments have been effected. If you request and pay for more shares than are allocated to you, we will refund the overpayment, without interest or deduction. In connection with the exercise of the oversubscription right, banks, brokers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights exercised, and the number of shares of common stock requested through the oversubscription right, by each beneficial owner on whose behalf the nominee holder is acting.

Expiration of the Rights Offering and Extensions, Amendments and Termination

You may exercise your subscription rights at any time prior to 5:00 p.m., New York City time, on [                      ], 2010, the expiration date for the rights offering. If you do not exercise your subscription rights before the expiration date of the rights offering, your subscription rights will expire and will have no value. We will not be required to issue shares of our common stock to you if the subscription agent receives your rights certificate or payment, after the expiration date, regardless of when you sent the rights certificate and payment, unless you send the documents in compliance with the guaranteed delivery procedures described below.

We may, in our sole discretion, extend the time for exercising the subscription rights. We may extend the expiration date at any time after the record date. If the commencement of the rights offering is delayed for a period of time, the expiration date of the rights offering may be similarly extended. We will extend the duration of the rights offering as required by applicable law, and may choose to extend the duration of the rights offering for any reason. We may extend the expiration date of the rights offering by giving oral or written notice to the subscription agent on or before the scheduled expiration date. If we elect to extend the expiration date of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date. In no event will we extend the expiration date beyond 90 days from the date we distribute the rights.

We reserve the right, in our sole discretion, to amend or modify the terms of the rights offering. We also reserve the right to terminate the rights offering at any time prior to the expiration date for any reason, in which event all funds received in connection with the rights offering will be returned without interest or deduction to those persons who exercised their subscription rights as soon as practicable.

Conditions to the Rights Offering

We may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our Board of Directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected subscription rights will expire without value and all subscription payments in the form in which received by the subscription agent will be returned in the form in which paid, without interest or deduction, as soon as practicable. See also “— Expiration of the Rights Offering and Extensions, Amendments and Termination.”

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian or nominee, as the case may be, all of the required documents properly completed and executed and your full subscription price payment in cash and/or securities, as provided herein, prior to 5:00 p.m., New York City time, on [              ] [      ], 2010, the expiration date of the rights offering. Rights holders may exercise their rights as follows:

Subscription by Registered Holders

Rights holders who are registered holders of our common stock may exercise their subscription privilege by properly completing and executing the rights certificate together with any required signature guarantees and forwarding it, together with payment in full in cash, of the subscription price for each share of the common stock for which they subscribe, to the subscription agent at the address set forth under the subsection entitled “— Delivery of Subscription Materials and Payment,” on or prior to the expiration date.

Subscription by DTC Participants

We expect that the exercise of your subscription rights may be made through the facilities of DTC. If your subscription rights are held of record through DTC, you may exercise your subscription rights by instructing DTC, or having your broker instruct DTC, to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your over-subscription privilege, if any, and your full subscription payment.

Subscription by Beneficial Owners

Rights holders who are beneficial owners of shares of our common stock and whose shares are registered in the name of a broker, custodian bank or other nominee, and rights holders who hold common stock certificates and would prefer to have an institution conduct the transaction relating to the rights on their behalf, should instruct their broker, custodian bank or other nominee or institution to exercise their rights and deliver all documents and payment on their behalf, prior to the expiration date. A rights holder’s subscription rights will not be considered exercised unless the subscription agent receives from such rights holder, its broker, custodian, nominee or institution, as the case may be, all of the required documents and such holder’s full subscription price payment.

Method of Payment

Payments must be made in full in:

•	U.S. currency by:

•	check or bank draft drawn on a U.S. bank, or postal telegraphic or express, payable to “Corporate Stock Transfer, as Subscription Agent”;

•	money order payable to “Corporate Stock Transfer, as Subscription Agent”; or

•	wire transfer of immediately available funds directly to the account maintained by Corporate Stock Transfer , as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at:

United Western Bank
ABA #102089534
Account #3100108889 Corporate Stock Transfer F/B/O MAM Software Group, Inc. Subscription, with reference to the rights holder’s name.

Rights certificates received after 5:00 p.m., New York City time, on [              ] [      ], 2010, the expiration date of the rights offering, will not be honored, and we will return your payment to you as soon as practicable, without interest or deduction.

The subscription agent will be deemed to receive payment upon:

•	clearance of any uncertified check deposited by the subject agent;

•	receipt by the subscription agent of any certified bank check draft drawn upon a U.S. bank;

•	receipt by the subscription agent of any U.S. Postal money order; or

•	receipt by the subscription agent of any appropriately executed wire transfer.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO US. Except as described below under “— Guaranteed Delivery Procedures,” we will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is on you or your nominee, not us or the subscription agent.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of rights, but, if sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the expiration of the subscription period.

Unless a rights certificate provides that the shares of common stock are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act, subject to any standards and procedures adopted by the subscription agent. See “— Medallion Guarantee May be Required.”

Medallion Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

Subscription Agent

The subscription agent for this rights offering is Corporate Stock Transfer. We will pay all fees and expenses of the subscription agent related to the rights offering and have also agreed to indemnify the subscription agent from certain liabilities that it may incur in connection with the rights offering.

Information Agent

The information agent for this rights offering is Corporate Stock Transfer. We will pay all fees and expenses of the information agent related to the rights offering and have also agreed to indemnify the information agent from certain liabilities that it may incur in connection with the rights offering. The information agent can be contacted at the following address and telephone number:

Corporate Stock Transfer
3200 Cherry Creek Dr. South, Suite 430
Denver, Colorado 80209
(303) 282-4800)
or
E-mail: shumpherys@corporatestock.com

Delivery of Subscription Materials and Payment

You should deliver your subscription rights certificate and payment of the subscription price in cash and/or securities, as provided herein, or, if applicable, notice of guaranteed delivery, to the subscription agent by one of the methods described below:

If delivering by Hand/Mail/Overnight Courier :
Corporate Stock Transfer
3200 Cherry Creek Dr. South, Suite 430
Denver, Colorado 80209
(303) 282-4800

Your delivery other than in the manner or to the address listed above will not constitute valid delivery.

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock or for additional copies of this prospectus to the information agent.

Guaranteed Delivery Procedures

The subscription agent will grant you three business days after the expiration date to deliver the rights certificate if you follow the following instructions for providing the subscription agent notice of guaranteed delivery. On or prior to the expiration date, the subscription agent must receive payment in full in cash, as provided herein, for all shares of common stock subscribed for through the exercise of the subscription privilege, together with a properly completed and duly executed notice of guaranteed delivery substantially in the form accompanying this prospectus either by mail or overnight carrier, that specifies the name of the holder of the rights and the number of shares of common stock subscribed for. If applicable, it must state separately the number of shares of common stock subscribed for through the exercise of the subscription privilege and a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States must guarantee that the properly completed and executed rights certificate for all shares of common stock subscribed for will be delivered to the subscription agent within three business days after the expiration date. The subscription agent will then conditionally accept the exercise of the rights and will withhold the certificates for shares of common stock until it receives the properly completed and duly executed rights certificate within that time period.

In the case of holders of rights that are held of record through DTC, those rights may be exercised by instructing DTC to transfer rights from that holder’s DTC account to the subscription agent’s DTC account, together with payment of the full subscription price. The notice of guaranteed delivery must be guaranteed by a commercial bank, trust company or credit union having an office, branch or agency in the United States or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP.

Notices of guaranteed delivery and payments should be mailed or delivered to the appropriate addresses set forth under “— Delivery of Subscription Materials and Payment.”

Calculation of Subscription Rights Exercised

If you do not indicate the number of subscription rights being exercised, or do not forward full payment in cash and/or securities, as provided herein, of the total subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription right with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment in cash and/or securities, as provided herein, you delivered to the subscription agent. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we or the subscription agent will return in cash the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of the rights offering.

Escrow Arrangements

The subscription agent will hold funds received in payment of the subscription price in a segregated account until the rights offering is completed or withdrawn and terminated.

Notice to Beneficial Holders

If you are a broker, a trustee or a depositary for securities who holds shares of our common stock for the account of others as of the record date, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock or will receive subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owners Election Form”. You should receive the “Beneficial Owners Election Form” from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive this form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Subscription Price

Our Board of Directors created a Rights Offering Special Committee comprised of independent directors to determine the subscription price. The Special Committee will consider a number of factors, including the price at which our shareholders might be willing to participate in the rights offering, historical and current trading prices for our common shares, the need for liquidity and capital, and the desire to provide an opportunity to our shareholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, the Special Committee is currently reviewing our history and prospects, including our prospects for future earnings, our current financial condition and regulatory status, and a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies. The subscription price will not necessarily be related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common shares to be offered in the rights offering. You should not assume or expect that, after the rights offering, our common shares will trade at or above the subscription price. The Company can give no assurance that our common shares will trade at or above the subscription price in any given time period.

We also cannot assure you that you will be able to sell common shares purchased during the rights offering at a price equal to or greater than the subscription price. We urge you to obtain a current quote for our common shares before exercising your subscription rights.

Determinations Regarding the Exercise of Your Subscription Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your subscription rights and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Neither we, nor the subscription agent, will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept the exercise of your subscription rights if our issuance of shares of our common stock to you could be deemed unlawful under applicable law.

No Revocation or Change

Once you submit the form of rights certificate to exercise any subscription rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your rights unless you are certain that you wish to purchase additional shares of our common stock at the subscription price.

Non-Transferability of the Rights

The subscription rights granted to you are non-transferable and, therefore, may not be assigned, gifted, purchased, sold or otherwise transferred to anyone else. Notwithstanding the foregoing, you may transfer your rights to any affiliate of yours and your rights also may be transferred by operation of law; for example, a transfer of rights to the estate of the recipient upon the death of the recipient would be permitted. If the rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the expiration date.

Rights of Subscribers

You will have no rights as a shareholder with respect to shares you subscribe for in the rights offering until certificates representing shares of common stock are issued to you. You will have no right to revoke your subscriptions after you deliver your completed rights certificate, payment in cash and/or securities, as provided herein, and any other required documents to the subscription agent.

Intended Purchases

Wynnefield Persons has indicated to us that it intends to exercise all of its rights, but has not made any formal commitment to do so, for a total exercise of          shares equaling approximately $[      ] million (it currently holds approximately [12.71]% of the outstanding shares of the Company’s common stock). Depending on the level of participation in the rights offering, the exercise by Wynnefield Persons of its basic subscription rights and oversubscription rights may result in Wynnefield Persons being able to exercise substantial control over matters requiring shareholder approval upon completion of the offering. Please see the “Risk Factors” section of this prospectus for more information.

Foreign Shareholders and Shareholders with Army Post Office or Fleet Post Office Addresses

The subscription agent will not mail rights certificates to you if you are a shareholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. Instead, we will have the subscription agent hold the subscription rights certificates for your account. To exercise your rights, you must notify the subscription agent prior to 11:00 a.m., New York City time, at least three business days prior to the expiration date, and establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value.

No Board Recommendation

An investment in shares of our common stock must be made according to your evaluation of your own best interests and after considering all of the information herein, including the “Risk Factors” section of this prospectus. Neither we nor our Board of Directors are making any recommendation regarding whether you should exercise your subscription rights.

Shares of Common Stock Outstanding After the Rights Offering

Based on the 85,204,416 shares of our common stock currently outstanding, and the potential that MAM may issue as many as 51,122,650 shares pursuant to this rights offering, 136,327,066 shares of our common stock may be issued and outstanding following the rights offering, which represents an increase in the number of outstanding shares of our common stock of approximately 62%.

Fees and Expenses

Neither we, nor the subscription agent, will charge a brokerage commission or a fee to subscription rights holders for exercising their rights. However, if you exercise your subscription rights through a broker, dealer or nominee, you will be responsible for any fees charged by your broker, dealer or nominee.

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document or any document mentioned herein, you should contact the subscription agent at the address and telephone number set forth above under “— Delivery of Subscription Materials and Payment.”

Other Matters

MAM is not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor is MAM distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or of other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. MAM may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, MAM also has the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws. MAM may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in one of those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the rights offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the subscription rights or, if applicable, the over-subscription privilege, acquired through the rights offering and owning and disposing of the shares of common stock received upon exercise of the subscription rights. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its particular circumstances or to holders that may be subject to special tax rules, including, but not limited to, partnerships or other pass-through entities, banks and other financial institutions, tax-exempt entities, employee stock ownership plans, certain former citizens or residents of the United States, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, brokers, traders in securities that have elected to use the mark-to-market method of accounting, persons holding subscription rights or shares of common stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code.

This summary applies to you only if you are a U.S. holder (as defined below) and receive your subscription rights in the rights offering, and you hold your subscription rights or shares of common stock issued to you upon exercise of the subscription rights or, if applicable, the over-subscription privilege, as capital assets for tax purposes. This summary does not apply to you if you are not a U.S. Holder.

We have not sought, and will not seek, a ruling from the IRS regarding the federal income tax consequences of the rights offering or the related share issuances. The following summary does not address the tax consequences of the rights offering or the related share issuance under foreign, state, or local tax laws.

You are a U.S. holder if you are a beneficial owner of subscription rights or common stock and you are:

•	An individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•
A corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United Sates, any state thereof or the District of Columbia;

•	An estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
A trust (a) if a court within the United States can exercise primary supervision over its administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the common stock received upon exercise of the subscription rights or, if applicable, the over-subscription privilege, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of receiving and exercising the subscription rights and acquiring, holding or disposing of our common shares.

ACCORDINGLY, EACH RECIPIENT OF RIGHTS IN THE RIGHTS OFFERING SHOULD CONSULT THE RECIPIENT’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE RIGHTS OFFERING AND THE RELATED SHARE ISSUANCES THAT MAY RESULT FROM SUCH RECIPIENT’S PARTICULAR CIRCUMSTANCES.

Taxation of Subscription Rights

Receipt of Subscription Rights

Your receipt of subscription rights pursuant to the rights offering should not be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes. Under Section 305 of the Code, a stockholder who receives a right to acquire shares will, in certain circumstances, be treated as having received a taxable dividend in an amount equal to the value of such right. A common stockholder who receives a right to acquire shares of common stock generally will be treated as having received a taxable dividend if such stockholder’s proportionate interest in the earnings and profits or assets of the corporation is increased and any other stockholder receives a distribution of cash or other property. For purposes of the above, “stockholder” includes holders of warrants, options and convertible securities. The application of this rule is very complex and subject to uncertainty. We believe, however, that pursuant to Section 305 of the Code and the Treasury Regulations issued thereunder, the receipt of subscription rights should generally not be taxable to a stockholder.

Tax Basis in the Subscription Rights

If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of common stock on the date you receive the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights in proportion to the relative fair market values of the existing shares of common stock and the subscription rights determined on the date of receipt of the subscription rights. If you choose to allocate basis between your existing shares of common stock and the subscription rights, you must make this election on a statement included with your tax return for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

However, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the subscription rights, then you must allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights you receive in proportion to their fair market values determined on the date you receive the subscription rights. The fair market value of the subscription rights on the date the subscription rights will be distributed is uncertain. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including the trading price thereof.

Exercise of Subscription Rights

Generally, you will not recognize gain or loss on the exercise of a subscription right. Your tax basis in a new share of common stock acquired when you exercise a subscription right will be equal to your adjusted tax basis in the subscription right, if any, plus the subscription price. The holding period of a share of common stock acquired when you exercise your subscription rights will begin on the date of exercise.

Expiration of Subscription Rights

If you allow subscription rights received in the rights offering to expire, you should not recognize any gain or loss for U.S. federal income tax purposes, and you should re-allocate any portion of the tax basis in your existing shares of common stock previously allocated to the subscription rights that have expired to the existing shares of common stock.

Sale or Other Disposition of Subscription Rights

If you sell or otherwise dispose of your subscription rights prior to the expiration date, you will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property you receive and your tax basis, if any, in the subscription rights sold or otherwise disposed of. Any capital gain or loss will be long-term capital gain or loss if the holding period for the subscription rights exceeds one year at the time of disposition. The deductibility of capital losses is subject to limitations under the Code.

Taxation of Shares of Common Stock

Distributions

Distributions with respect to shares of common stock acquired upon exercise of subscription rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of common stock and thereafter as capital gain. We currently do not make any cash distributions on our shares of common stock.

Dispositions

If you sell or otherwise dispose of the shares of common stock acquired upon exercise of the subscription rights, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares of common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for the shares of common stock is more than one year. Long-term capital gain of an individual is generally taxed at favorable rates. The deductibility of capital losses is subject to limitations.

New Legislation Relating to Foreign Accounts

Newly enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Prospective investors should consult their tax advisors regarding this legislation.

Health Care and Reconciliation Act of 2010

On March 30, 2010, President Obama signed into law the Health Care and Reconciliation Act of 2010, which requires certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to dividend payments on or the gross proceeds from the disposition of our common stock acquired through the exercise of subscription rights. Backup withholding may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number (“TIN”), (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly, or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

PLAN OF DISTRIBUTION

On or about [____________, 2010], we will distribute the rights, rights certificates, and copies of this prospectus to individuals who owned shares of common stock as of [RECORD DATE].  If you wish to exercise your rights and purchase shares of common stock pursuant to the Rights Offering, you should complete the rights certificate and return it with payment for the shares, to the Subscription Agent at the following address:

Corporate Stock Transfer
3200 Cherry Creek Dr. South Suite 430
Denver, Colorado 80209

For more information, please see the section of this prospectus entitled “The Rights Offering.”  If you have any questions, you should contact the Subscription Agent, at 3200 Cherry Creek Dr. South, Suite 430, Denver, Colorado 80209, telephone number: (303) 282-4800.

We do not know of any existing agreements between any stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the common stock underlying the rights.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Number of Authorized and Outstanding Shares. Our Articles of Incorporation authorized the issuance of an aggregate of 150,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, with the preferred stock to be issued on such terms and at such prices as our Board of Directors may determine.

As of July 12, 2010, the Company had 85,204,416 shares of common stock issued and outstanding and no shares of preferred stock issued.

Voting Rights. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock issued and outstanding will be able to elect all of our directors and to approve or disapprove any other matter submitted to a vote of all stockholders.

Other. Holders of common stock have no preemptive rights to purchase our common stock.

Dividend. We have never declared or paid cash dividends on our common stock, and our board of directors does not intend to declare or pay any dividends on the common stock in the foreseeable future.

EXPERTS

The consolidated financial statements included in this prospectus of MAM Software Group, Inc. (formerly known as Aftersoft Group, Inc.) and subsidiaries as of June 30, 2009 and 2008 and for the years then ended, have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

KMJ Corbin & Company LLP was not employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was it with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL REPRESENTATION

Gersten Savage LLP (“Gersten”), at 600 Lexington Avenue, New York, NY 10022, has passed upon the validity of the securities being offered hereby. Gersten Savage LLP was not hired on a contingent basis. Gersten owns 549,183 shares of the Company’s common stock, which shares it received as part of the spin-off of ADNW’s shares.  Prior to the spin-off, Gersten Savage had received 800,000 shares of ADNW’s common stock in consideration for work previously undertaken on behalf of ADNW, for which it was not compensated. Further, Gersten is not nor will it be a promoter, underwriter, voting trustee, director, officer, or employee of the issuer.

DESCRIPTION OF BUSINESS

Our Company

MAM Software Group, Inc. provides software, information and related services to businesses engaged in the automotive aftermarket in the US, UK and Canada and to the automotive dealership market in the UK. The automotive aftermarket consists of businesses associated with the life cycle of a motor vehicle from when the original manufacturer’s warranty expires to when the vehicle is scrapped. Products sold by businesses engaged in this market include the parts, tires and auto services required to maintain and improve the performance or appeal of a vehicle throughout its useful life. The Company aims to meet the business needs of customers who are involved in the maintenance and repair of automobiles and light trucks in three key segments of the automotive aftermarket, namely parts, tires and auto service.

The Company’s business management systems, information products and online services permit our customers to manage their critical day-to-day business operations through automated point-of-sale, inventory management, purchasing, general accounting and customer relationship management.

The Company’s customer base consists of wholesale parts and tire distributors, retailers, franchisees, cooperatives, auto service chains and single location auto service businesses with high customer service expectations and complex commercial relationships.

The Company’s revenues are derived from the following:

•	The sale of business management systems comprised of proprietary software applications, implementation and training; and

•	Providing subscription-based services, including software support and maintenance, information (content) products and online services for a fee.

The Company’s principal executive office is located at Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP and its phone number is 011-44-124-431-1794.

CORPORATE BACKGROUND

In December 2005, W3 Group, Inc. (“W3”) consummated a reverse acquisition and changed its corporate name to Aftersoft Group, Inc. W3, which was initially incorporated in February 1988 in Colorado, changed its state of incorporation to Delaware in May 2003. On December 21, 2005, an Acquisition Agreement (the “Agreement”) was consummated among W3, a separate Delaware corporation named Aftersoft Group, Inc. (“Oldco”) and Auto Data Network, Inc. (“ADNW”) in which W3 acquired all of the issued and outstanding shares of Oldco in exchange for issuing 32,500,000 shares of Common Stock of W3, par value $0.0001 per share, to ADNW, which was then the sole shareholder of the Company. At the time of the acquisition, W3 had no business operations. Concurrent with the acquisition, W3 changed its name to Aftersoft Group, Inc. and its corporate officers were replaced. The Board of Directors of the Company appointed three additional directors designated by ADNW to serve until the next annual election of directors. As a result of the acquisition, former W3 shareholders owned 1,601,167, or 4.7% of the 34,101,167 total issued and outstanding shares of Common Stock and ADNW owned 32,500,000 or 95.3% of the Company’s Common Stock. On December 22, 2005, Oldco changed its name to Aftersoft Software, Inc. and is currently inactive.

On August 26, 2006, the Company acquired 100% of the issued and outstanding shares of EXP from ADNW in exchange for issuing 28,000,000 shares of Common Stock to ADNW with a market value of $30,800,000. On February 1, 2007, the Company consummated an agreement to acquire Dealer Software and Services Limited (“DSS”), a subsidiary of ADNW, in exchange for issuing 16,750,000 shares of Common Stock to ADNW with a market value of $15,075,000.

During 2007, the Company conducted a strategic assessment of its businesses and determined that neither EXP nor DSS fit within its long-term business model. The Company identified a buyer for the two businesses in First London PLC (formerly, First London Securities PLC) (“First London”). First London is a UK-based holding company for a group of businesses engaged in asset management, investment banking, and merchant banking. First London’s shares are traded on the London Plus market. First London’s areas of specialization include technology, healthcare, and resources, and its merchant banking operations take strategic, principal positions in businesses that fall within its areas of specialization.

On June 17, 2007, DSS sold all of the shares of Consolidated Software Capital Limited (“CSC”), its wholly owned subsidiary, to RLI Limited, a company affiliated with First London (“RLI”). The consideration for this sale consisted of a note from RLI with a face value of $865,000. On November 12, 2007, as part of the sale of EXP (see below), the $865,000 note was exchanged for 578,672 shares of First London common stock having a fair value of $682,000. The transaction resulted in a loss of $183,000 to the Company.

The Company sold its interest in EXP and DSS, EXP’s wholly owned subsidiary, on November 12, 2007. Pursuant to the terms of a Share Sale Agreement (the “EXP Agreement”), EU Web Services Limited (“EU Web Services”) a subsidiary of First London, agreed to acquire, and the Company agreed to sell, the entire issued share capital of EXP it then owned, which amounted to 100% of EXP’s outstanding stock.

As consideration for the sale of EXP, including DSS, EU Web Services agreed to issue to the Company, within 28 days of the closing, 1,980,198 ordinary shares (the UK equivalent of common stock), £0.01 par value, in its parent company, First London. The Ordinary shares received by the Company had an agreed upon fair market value of $3,000,000 at the date of issuance of such shares. The Company recorded the shares received at $2,334,000, which represents the bid price of the restricted securities received, and discounted the carrying value by 11% (or $280,000) as, pursuant to the EXP Agreement, the shares could not be sold by the Company for at least 12 months. Further, the EXP Agreement provided that the Company receive on May 12, 2008 additional consideration in the form of: (i) Ordinary shares in EU Web Services having a fair market value of $2,000,000 as of the date of issuance, provided that EU Web Services is listed and becomes quoted on a recognized trading market within six (6) months from the date of the Agreement; or (ii) if EU Web Services does not become listed within the time period specified, Ordinary shares in First London having a fair market value of $2,000,000 as of May 12, 2008. As EU Web Services did not become listed within the six-month timeframe, the Company received on August 14, 2008 1,874,414 shares in First London, which had a fair market value of $2,000,000 on May 12, 2008.

On April 21, 2010, the Company’s stockholders approved the proposal to amend the Company’s Certificate of Incorporation to change the Company’s name from Aftersoft Group, Inc. to MAM Software Group, Inc. (“MAM”).

MAM is a former subsidiary of ADNW, a publicly traded company, the stock of which is currently traded on the Pink Sheets under the symbol ADNW.PK. ADNW transferred its software aftermarket services operating businesses to MAM and retained its database technology, Orbit. Orbit is a system for supply and collection of data throughout the automotive industry. To date, Orbit is still in its development phase, and ADNW will require substantial external funding to bring the technology to its first phase of testing and deployment. On November 24, 2008, ADNW distributed a dividend of the 71,250,000 shares of MAM common stock that ADNW owned at such time in order to complete the previously announced spin-off of MAM’s businesses. The dividend shares were distributed in the form of a pro rata dividend to the holders of record as of November 17, 2008 (the “Record Date”) of ADNW’s common and convertible preferred stock. Each holder of record of shares of ADNW common and preferred stock as of the close of business on the Record Date was entitled to receive 0.6864782 shares of MAM’s common stock for each share of common stock of ADNW held at such time, and/or for each share of ADNW common stock that such holder would own, assuming the convertible preferred stock owned on the Record Date was converted in full. Prior to the spin-off, ADNW owned approximately 77% of MAM’s issued and outstanding common stock. Subsequent to and as a result of the spin-off, MAM is no longer a subsidiary of ADNW.

The Company currently has the following wholly owned direct operating subsidiaries: MAM Software in the UK, and ASNA in the US.

MAM Software Group, Inc. Organization Chart

MAM Software Ltd.

MAM Software is a provider of software to the automotive aftermarket in the UK. MAM Software specializes in providing reliable and competitive business management solutions to the motor factoring (also known as jobber), retailing, and wholesale distribution sectors. It also develops applications for vehicle repair management and provides solutions to the retail and wholesale tire industry. All MAM Software programs are based on the Microsoft Windows family of operating systems. Each program is fully compatible with the other applications in their range, enabling them to be combined to create a fully integrated package. MAM Software is based in Barnsley, UK.

Aftersoft Network N.A., Inc. (ASNA)

ASNA develops open business automation and distribution channel e-commerce systems for the automotive aftermarket supply chain. These systems are used by leading aftermarket outlets, including tier one manufacturers, program groups, warehouse distributors, tire and service chains and independent installers. ASNA products and services enable companies to generate new sales, operate more cost efficiently, accelerate inventory turns and maintain stronger relationships with suppliers and customers. ASNA has three wholly owned subsidiaries operating separate businesses: (i) AFS Warehouse Distribution Management, Inc. and (ii) AFS Tire Management, Inc. which are both based in Dana Point, California, and (iii) MAM Software, Inc., which is based in Allentown, Pennsylvania.

ASNA specially focuses on selling systems to the service and tire segment of the market, while MAM Software focuses on the warehouse and jobber segment of the market.

Industry Overview

The Company serves the business needs of customers involved in the supply of parts, maintenance and repair of automobiles and light trucks in three key segments of the automotive aftermarket, namely parts, tires and auto service.

The industry is presently experiencing a level of consolidation in the lines that are being sold. The previous distinction of having parts and tires provided by two distinct suppliers is coming to an end, as our customer’s businesses need to offer their clients the widest range of products and services under one roof. As a result, what were previously parts-only stores, jobbers and warehouses, are now taking in tire inventory as well in order to satisfy their clients’ demands, and vice-versa. This in turn is causing owners of these businesses to evaluate their business systems to ensure they can compete over the short, medium and long term. An increase in the “do-it-yourself” market due to “credit crunch” is requiring these systems, but at the same time a need to compete strongly with other parts stores is cutting margins as businesses attempt to attract new and return business. Longer warranties are still deferring the length of time until newer vehicles are entering the aftermarket, except for running spares and service parts, accident damage, and optional add-ons such as security, entertainment, performance and customization.

The Company believes that growth in the automotive aftermarket will continue to be driven by the following factors:

•	gradual growth in the aggregate number of vehicles in use;

•	an increase in the average age of vehicles in operation;

•	fewer new vehicles being purchased due to uncertainty in the economy, especially available credit;

•	growth in the total number of miles driven per vehicle per year; and

•	increased vehicle complexity.

Products and Services

Meeting the needs of the automotive aftermarket requires a combination of business management systems, information products and online services that combine to deliver benefits for all parties involved in the timely repair of a vehicle. The Company provides systems and services that meet these needs and help its customers to meet their customers’ expectations. These products and services include:

1.	Business Management Systems comprised of the Company’s proprietary software applications, implementation and training and third-party hardware and peripherals;

2.
Information Products such as an accessible catalog database related to parts, tires, labor estimates, scheduled maintenance, repair information, technical service bulletins, pricing and product features and benefits that are used by the different participants in the automotive aftermarket;

3.
Online Services and products that provide online connectivity between manufacturers, warehouse distributors, retailers and automotive service providers. These products enable electronic data interchange throughout the automotive aftermarket supply chain between the different trading partners. They also enable procurement and business services to be projected over the Web to an expanded business audience; and

4.	Customer Support, Consulting and Training that provide phone and online support, implementation and training.

Business Management Systems

ASNA’s business management systems meet the needs of warehouse distributors, part stores and automotive service providers as follows:

Warehouse Distributors

DirectStep. This product is designed for and targeted at warehouse distributors that seek to manage multiple locations and inventories on a single system. ASNA through its subsidiary, MAM Software Inc., provides distributors a complete business management system for inventory management, customer maintenance, accounting, purchasing and business analytics. The products enable online trading and services (through ASNA’s OpenWebs product) including price and product information updating integrated with Autopart and VAST products, which are used by parts stores and automotive service providers.

Parts Stores

Autopart. This is a UK-developed product that is sold and promoted in the US by MAM Software Inc. This product is designed for and targeted at parts store chains that seek to manage multiple locations and inventories on a single system for a regional area and are also suited to managing single location franchisees or buying group members. The product provides point of sale, inventory management, electronic purchasing capabilities and a fully integrated accounting module. It also allows the parts stores to connect with automotive service providers through our Openwebs online services product.

Automotive Service Providers

VAST. This product is designed for and targeted at large- to medium- sized automotive service chains that seek to manage multiple locations and inventories for a regional area is also suited to managing single location stores that are part of a franchise or a buying group. VAST provides point-of-sale, inventory management, electronic purchasing and customer relationship management capabilities. It also allows the automotive service providers to connect with parts and tires warehouse distributors and parts stores through ASNA’s online services and products.

Autowork. This is a UK-developed product that is sold by MAM Software Ltd. This product is designed for and targeted at small single store automotive installers. The Autowork product provides estimate, job card, parts procurement and invoice capabilities. It also allows the automotive installer to connect with parts distributors through the Company’s online services and products. This product has recently been made available over the internet as a Software as a Service product (SaaS), allowing customers to purchase the solution on a monthly basis but without the need to manage the system. It has been launched under the name of Autowork+.

Autopart. This is a UK-developed product that is sold in both the US and UK. In the US it is sold by MAM Software Inc. and in the UK by MAM Software Ltd. This product is designed for and targeted at parts store chains that seek to manage multiple locations and inventories on a single system for a regional area. It is also suited to managing single location franchisees or buying group members. The product provides point of sale, inventory management, electronic purchasing capabilities and a fully integrated accounting module. An Autopart PDA module is also available to allow field sales personnel to record sales activity in real time on handheld devices while on the road. The PDA module also allows the sales representative to maintain their stock and synchronize in real time while traveling or later locally with Autopart directly. It also allows parts stores to connect with automotive service providers through the ASNA online services, OpenWebs.

Information Products

The Company provides product catalog and vehicle repair information required to enable point-of-sale transactions. These proprietary database products and services generate recurring revenues through monthly or annual subscription fees.

MAM Software Ltd. develops and maintains proprietary information products that differentiate its products from those of the majority of its competitors in the UK. In the US and Canada, ASNA develops and maintains a proprietary workflow capability that integrates information products sourced from its suppliers such as Activant, WHI and NAPA to its automotive parts and tire customers, including warehouse distributors, parts stores and automotive service providers.

MAM Software Ltd.’s principal information service is AutoCat, which provides access to a database of over 9 million unique automobile vehicle applications for approximately 500,000 automotive parts product lines in the UK market. Business systems software used by the warehouse distributor, parts store and auto service provider enable the user to access information about parts quickly and accurately. MAM Software Ltd. charges a monthly or annual subscription fee for its information products and provides customers with periodic updates via compact discs. In the UK, there are approximately 1,300 end-users who use our information products.

In addition, information products developed or resold by ASNA include Interchange Catalog, a database that provides cross references of original equipment manufacturer part numbers to aftermarket manufacturer part numbers; Price Updating, a service that provides electronic price updates following a price change by the part manufacturer; Labor Guide, a database used by automotive service providers to estimate labor hours for purposes of providing written estimates of repair costs to customers; Scheduled Service Intervals, a database of maintenance intervals; and Tire Sizing, a database that cross-references various tire products and applications.

Online Services

Both ASNA and MAM Software Ltd. offer online e-commerce services in the form of system-to-system and web browser implementations. These online services connect the automotive aftermarket from manufacturers through warehouse distributors and parts stores to automotive service providers for the purpose of purchasing parts and tires, fleet and national account transaction processing and online product price information.

OpenWebs(TM) e-Commerce Gateway Services

In the US and Canada, ASNA’s e-commerce gateway services use automotive industry standard messaging specifications to deliver online services that connect the automotive aftermarket supply chain for the purpose of purchasing parts and tires, fleet and national account transaction processing, online product and price updating for parts and tires.

OpenWebs(TM) e-Commerce Browser Services

In the US and Canada, ASNA’s e-commerce browser services enable warehouse distributors and parts stores to provide an online service to automotive service providers for the purpose of purchasing of parts and tires, accessing account information and other browser-based channel management services.

Autonet

In the UK, MAM Software Ltd.’s Autonet online services connect manufacturers, warehouse distributors, parts stores and automotive service providers for the purpose of purchasing of parts and tires, fleet and national account transaction processing and product information and price distribution.

AutoCat+

MAM Software Ltd.’s UK product information database is available for access and distribution as a Web-driven service called AutoCat+ in which the database and access software have been enhanced to enable service professionals to look up automotive products for themselves, view diagrams and select the parts for their vehicle. This enhanced version of the AutoCat product is used by parts stores and the professional installer segments of the automotive parts aftermarket in the UK. ASNA resells a similar online service in the US and Canada called VAST.

Customer Support and Consulting and Training

The Company provides support, consulting and training to its customers to ensure the successful use of its products and services. The Company believes this extra level of commitment and service builds customer relationships, enhances customer satisfaction and maximizes customer retention. These services consist of the following:

•	Phone and online support. Customers can call dedicated support lines to speak with knowledgeable personnel who provide support and perform on-line problem solving as required.

•
Implementation, education and training consulting. Our consulting and training teams work together to minimize the disruption to a customer’s business during the implementation process of a new system and to maximize the customer’s benefit from the use of the system through training.

ASNA and MAM Software Ltd. also provide a customer-only section on their intranet sites that allows customers direct access to newsgroups, on-line documentation and information related to products and services. New customers enter into support agreements, and most retain such service agreements for as long as they own the system. Monthly fees vary with the number of locations and the software modules, information products and online services subscribed to. The agreements are generally month-to-month agreements. The Company offers training at both ASNA and MAM Software Ltd.’s facilities, the customer’s facilities and online for product updates or introduce specific new capabilities.

MAM Software Ltd.’s UK catalog information product and other information services are delivered by its AutoCat team. The AutoCat product team sources, standardizes and formats data collected in an electronic format from over 130 automotive parts manufacturers. MAM Software Ltd. provides this data to its customers in a variety of formats. MAM Software Ltd. previously produced catalog updates on compact discs approximately four times a year from its facilities in Wareham, England, but has recently updated the system to AutoCat+, which allows customers to subscribe to receive online updates via the Internet.

Distribution

There are two primary vertical distribution channels for aftermarket parts and tire distribution: the traditional wholesale channel and the retail channel.

Automotive Aftermarket Distribution Channels

•
Traditional Wholesale Channel. The wholesale channel is the predominant distribution channel in the automotive aftermarket. It is characterized by the distribution of parts from the manufacturer to a warehouse distributor, to parts stores and then to automotive service providers. Warehouse distributors sell to automotive service providers through parts stores, which are positioned geographically near the automotive service providers they serve. This distribution method provides for the rapid distribution of parts. The Company has products and services that meet the needs of the warehouse distributors, parts stores and the automotive service providers.

•
Retail Channel. The retail channel is comprised of large specialty retailers, small independent parts stores and regional chains that sell to “do-it-yourself” customers. Larger specialty retailers, such as Advance Discount Auto Parts, AutoZone, Inc., O’Reilly Automotive, Inc. and CSK Auto Corporation carry a greater number of parts and accessories at more attractive prices than smaller retail outlets and are gaining market share. The business management systems used in this channel are either custom developed by the large specialty retailers or purchased from business systems providers by small to medium-sized businesses. The Company has products and services that support the retail channel.

In addition to these two primary channels, some aftermarket parts and tires end up being distributed to new car dealers. The business management systems used in this channel have unique functionality specific to new car dealerships. The Company sells a small number of products into the auto service provider side of car dealerships. Aftermarket wholesalers of parts and tires provide online purchasing capabilities to some new car dealerships.

Product Development

The Company’s goal is to add value to its customer’s businesses through products and services designed to create optimal efficiency. To accomplish this goal, the Company’s product development strategy consists of the following three key components:

•	Integrating all of the Company’s products so that its software solutions work together seamlessly, thereby eliminating the need to switch between applications;

•	Enhancing the Company’s current products and services to support its changing customers needs; and

•	Providing a migration path to the Company’s business management systems, reducing a fear that many customers have that changing systems will disrupt business.

Sales and Marketing

The Company’s sales and marketing strategy is to acquire customers and retain them by cross-selling and up-selling a range of commercially compelling business management systems, information products and online services.

Within the parts, tire and auto service provider segments, each division sells and markets through a combination of field sales, inside sales, and independent representatives. The Company seeks to partner with large customers or buying groups and leverage their relationships with their customers or members. Incentive pay is a significant portion of the total compensation package for all sales representatives and sales managers. Outside sales representatives focus primarily on identifying and selling to new customers complemented by an inside sales focus on selling upgrades and new software applications to its installed customer base.

The Company’s marketing approach aims to leverage its reputation for customer satisfaction and for delivering systems, information and services that improve a customer’s commercial results. The goal of these initiatives is to maximize customer retention and recurring revenues, to enhance the productivity of the field sales team, and to create the cross-selling and up-selling opportunities for its systems, information products and online services.

 ASNA also has agreements with three software distributors in North America to sell its products. We pay distributors a percentage for each software package they sell. The client pays the distributor directly for any professional services rendered to deploy the software. This is becoming a less important part of ASNA’s sales strategy as our in-house sales representatives generate most of our sales.

Research and Development

The Company spent approximately $2.9 million in fiscal 2009 on research and development, with approximately $1.2 million spent by ASNA, $0.4 million by MAM Software Inc., and $1.3 million by MAM Software Ltd. The Company spent approximately $3.2 million in fiscal 2008 on research and development, with approximately $1.8 million spent by ASNA, and $1.4 million by MAM Software.

The Company spent approximately $0.75 million for the three months ended March 31, 2010 on research and development, with approximately $0.3 million spent by ASNA, $0.05 million spent by MAM Software Inc. and $0.4 million spent by MAM Software Ltd.

The Company spent approximately $0.72 million for the three months ended March 31, 2009 on research and development with approximately $0.20 million spent by ASNA, $0.22 million spent by MAM Software Inc. and $0.30 million spent by MAM Software Ltd.

The Company spent approximately $2.4 million for the nine months ended March 31, 2010 on research and development with approximately $0.80 million spent by ASNA, $0.20 million spent by MAM Software Inc. and $1.3 million spent by MAM Software Ltd.

The Company spent approximately $2.2 million for the nine months ended March 31, 2009 on research and development with approximately $1.0 million spent by ASNA, $0.20 million spent by MAM Software Inc. and $1.0 million spent by MAM Software Ltd.

Patent and Trademark

MAM Software holds a UK trademark for its Autonet product. The trademark is a graphical device that is made up of text saying “Autonet Tailored Internet Solutions for the Automotive Industry.” It was filed for registration December 8, 2001 and registration was granted August 9, 2002 under ADP number 0812875001 and is due for renewal December 8, 2011.

Customers

For its fiscal year ended June 30, 2009, no single customer accounted for more than 10% of the Company’s total revenues. The Company’s top ten customers collectively accounted for 20% of total revenues. Some of ASNA’s top customers in North America include Autopart International, AutoZone, Monro Muffler Brake, Fountain Tire and US Tire and Exhaust. In the UK market, MAM Software’s top customers include Unipart Automotive, Motoserv, Sutton Autofactors, and Auto Battery Service.

No customers accounted for approximately 10% or more of the Company’s revenue for the three month period ended March 31, 2010. During the nine month period ended March 31, 2010, one customer accounted for 11.5% of the Company’s revenue.  No such concentration existed during the three and nine month periods ended March 31, 2009.

Competition

In the US and Canada, ASNA competes primarily with Activant, Inc. and several smaller software companies, including Autologue, Maddenco, Janco, ASA and WHI, Inc. (formerly known as Wrenchead Inc.) that provide similar products and services to the US automotive aftermarket. Additionally, an ongoing competitive threat to the Company is custom developed in-house systems, information products and online services. For example, AutoZone, Inc. and Genuine Parts Company’s NAPA Parts Group both developed their own business management systems and electronic automotive parts catalogs for their stores and members, although the Company currently has a partnership agreement with each of these companies to supply their information products the Company’s solutions.

In the US and Canada, the Company expects to compete successfully against its competitors using two separate and complimentary strategies. First, the Company will continue to focus on selling and promoting our complete supply chain solutions that provide businesses with easy integration of its business management information systems into their existing supply chain structures. Second, the Company will continue its strategy of working with those businesses that already manage their own supply chains and information products (catalogs), such as buying groups like NAPA, helping to improve and compliment their systems with the Company’s products.

ASNA, in the US and Canada, competes with multiple products across different market segments, so its competitors vary by segment. Within the warehouse distribution segment, the Company will continue to support its legacy system, Direct Step, which is a product which the Company developed many years ago that enables large warehouses with millions of parts to locate, manage, pack and deliver the parts with ease and efficiency. Direct Step is not a Microsoft Windows-based technology. The Company’s existing and prospective customers are moving towards modern solutions which integrate easily with Internet-based transactions and interactions, and the Company believes that its AutoPart product provides that solution. The Company has been selling AutoPart successfully in the UK for the past six years, and feels that the success this product in the UK and the successful installation of this product within the US will enable the Company to promote and benefit quickly from this product.

The tire segment is comprised of three distinct elements: retail, wholesale and commercial. Within the tire segment and the auto service segment, the Company focuses on client and market requirements, which the Company believes will enable it to offer its clients the best solution, regardless of the size of a client’s business. By continually integrating and extending the functionality of its solutions across the entire supply chain, the Company believes that it will be able to offer existing and potential clients products that suit their present and future needs. Management believes that its products will present existing and potential clients the opportunity to move away from their older existing systems, which may restrict their market opportunities, and will permit integration into additional sales channels and reduce the costly maintenance of older systems.

The auto parts segment within the auto service space has many competitors who have developed applications for single location auto service shops. Many of these have been developed by parts distributors like NAPA and AutoZone. While these applications do well in a small single location store, they are not widely distributed in the multi-store location segment of the auto parts business. The Company’s goal is not to pursue single store locations. Rather, it will focus on the multi-store for which its product VAST is highly suited. The Company believes that this multi-store ability offers strong opportunities to beat the competition in this area and quickly increase the Company’s customer base.

The last area that the Company plans to compete in is the e-commerce space, providing new tools and solutions for this expanding Internet marketplace. The goal of the Company’s OpenWebs product is to connect both parts and tire partners together in a real-time environment so they can perform electronic ordering as well as disseminate information. Within the Tire segment, the Company feels that it has a competitive advantage. The Company’s observation has led it to believe that most tire distributors either do not have a business-to-business solution or have developed solutions from independent sources. While the parts segment of this market is largely tied to Activant, Inc at this time, the Company believes that customers are looking for solutions that simply integrate their supply chain, completely and without further restrictions. The Company’s OpenWebs solution will allow them to achieve these goals.

In the UK, MAM Software continues to compete primarily with Activant, Inc. and several other smaller software companies including EGO and RAMDATA. The Company feels that it provides a range of solutions that combine proven concepts with cutting-edge technology that are functional, effective and reliable. The Company’s feels that its focus towards continuing to provide solutions that enable business to find new efficiencies and increase existing efficiencies, as the Company develops its own products, will provide it an advantage over the competition. These efforts, together with strong post sales support and ongoing in depth product and market support, will assist the Company in generating and maintaining its position within the market.

Several large enterprise resource planning and software companies, including Microsoft Corporation, Oracle Corporation and SAP AG continue to make public announcements regarding the attractiveness of various small and medium enterprise vertical markets and have established new accounts in non-automotive markets. The Company to date has only competed with one of these larger software and service companies, in the UK, which has lead to a partnership on a project with MAM Software Ltd taking the lead. However there can be no assurance that those companies will not develop or acquire a competitive product or service in the future.

Employees

The Company has 174 full-time employees: three at MAM Software Group, Inc., 52 at ASNA and 119 at MAM Software Ltd. The three employees in MAM Software Group, Inc. are our senior executives. ASNA has 52 employees in the US comprised of 4 in management, 8 in sales and marketing, 10 in research and development, 25 in professional services and support and 5 in general and administration. MAM Software has 119 employees in the UK comprised of 6 in management, 13 in sales and marketing, 22 in research and development, 70 in professional services and support and 8 in general and administration.

All of the Company’s employees have executed customary confidentiality and restrictive covenant agreements.

The Company believes it has a good relationship with its employees and is currently unaware of any key management or other personnel looking to either retire or leave the employment of the Company. During 2008, the Company adopted a 2007 Long Term Stock Incentive Plan, which was approved by the Company’s Board of Directors and stockholders.

DESCRIPTION OF PROPERTY

Our corporate offices are located at Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP.  The main telephone number is 011-44-124-431-1794.  MAM leases approximately 600 square feet at its corporate offices and pays rent of $3,227 per month. Aftersoft Group (UK) Ltd also has offices at Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP.  The main telephone number is 011-44-124-431-1794.

ASNA has offices at 34052 La Plaza Drive, Suite 201, Dana Point, California 92629. The main telephone number is 949-488-8860. ASNA has an office at 3435 Winchester Rd, Ste 100, Allentown, PA 18104 and the phone number at that office is 610-336-9045, and an office at 125 Fernwood Rd, Ste 202, Wintersville, OH 43953, with a phone number of 740-264-6853. The California offices total approximately 3,400 square feet and are leased at an aggregate a monthly cost of $7,672. The Allentown, Pennsylvania office is approximately 7,105 square feet in size and is leased for a monthly cost of $14,663 and the Wintersville, Ohio office is approximately 617 square feet in size and is leased monthly for a cost of $436.

MAM Software has three offices. It has headquarters at Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP. The phone number is 011-44-124-431-1794. It also has a regional office at 15 Duncan Close, Red House Square, Moulton Park, Northampton, NN3 6WL, UK. The phone number is 44-160-449-4001. It has second regional office at Leanne Business Centre, Sandford Lane, Wareham, Dorset, BH20 4DY, UK. The phone number is 44-192-955-0922. MAM Software leases approximately 17,970 square feet at its company headquarters at a monthly cost of $15,294. It leases approximately 1,223 square feet at its Northampton office at a monthly cost of $2,105 and approximately 717 square feet at its Wareham office at a monthly cost of $1,277.

LEGAL PROCEEDINGS

As previously reported, the Company was informed of a verdict against CarParts Technologies, Inc. (“CarParts”) in favor of Aidan McKenna, one of the selling stockholders named herein, in litigation in the Court of Common Pleas of Allegheny County, Pennsylvania. The judgment was for the principal amount of $3,555,000 and stems from a complaint filed by Mr. McKenna on November 13, 2002 regarding an asset purchase transaction. That judgment also terminated the Company’s counter-claim against Mr. McKenna alleging breach of contract. CarParts is now known as AFS Tire Management, Inc. (“AFS Tire”). AFS Tire is a wholly owned subsidiary of Aftersoft Network N.A, Inc., which, in turn, is a wholly owned subsidiary of the Company.

In a companion case to the aforementioned action, Mr. McKenna filed a Request for Entry of Sister State Judgment in the Superior Court of California for Orange County seeking the enforcement of his Pennsylvania judgment against CarParts in Orange County, California. In response, CarParts filed a Motion to Vacate Entry of Judgment on Sister State Judgment or to Stay Enforcement of Judgment. The hearing on that motion was set for and heard on September 7, 2006. At the hearing, CarParts’ motion was denied.

In September 2006, Mr. McKenna filed another action in the Court of Common Pleas of Allegheny County, Pennsylvania. This new action seeks to enforce Mr. McKenna’s previously described judgment against CarParts against several new entities, including AFS Tire Management, Inc., AFS Warehouse Distribution Management, Inc., AFS Autoservice, Inc., Auto Data Network, Inc. and the Company. This new action alleges that all of these entities are liable for payment of Mr. McKenna’s judgment against CarParts.

On August 1, 2007, the Company and Mr. McKenna entered into an agreement that settled this outstanding matter. Pursuant to the settlement, we paid Mr. McKenna $2,000,000 in cash, issued him an 8% promissory note in the principal amount of $825,000, which is payable over 24 months, and issued Mr. McKenna 1,718,750 shares of our Common Stock, which represented $825,000 at a value of $0.48 per share (the closing price of the Company’s Common Stock on the date of settlement). Mr. McKenna was also entitled to warrants to purchase an equivalent number of shares of Common Stock at the same price. Upon entering this agreement all parties agreed to withdraw all existing litigation and claims. The Company finalized its agreement with McKenna on September 6, 2007 and revised its litigation accrual to $3,650,000 to reflect the settlement. The shares were issued in August 2007 (see Notes 7, 9 and 10 to the Company’s audited consolidated financial statements included elsewhere in this Registration Statement). In November 2007, the Company amended the settlement agreement and issued 1,718,750 warrants to purchase Common Stock for $0.48 per share. The warrants were issued to replace the Common Stock included in the settlement agreement.  The common stock underlying 3,337,500 of these Warrants form part of the shares being registered herein.

Homann Tire LTD (“Homann”) filed a complaint against the Company’s subsidiary AFS Tire Management, Inc. (f/k/a CarParts Technologies, Inc.) in California District Court on August 11, 2005 regarding the Company’s obligations pursuant to a software license agreement that it had entered into with Homann on October 18, 2002. The Company believed that complaint was “without merit” as it had received a signed system acceptance on the software and as per standard contracts, this removes any possibility of a refund, unfortunately, the Company was not in a financial position to pursue this case so it was felt prudent to settle the case. The Company started to implement the system but full installation was never completed and Homann moved to another system 6 months later. During depositions pursuant to this case, the Company successfully negotiated a settlement agreement with Homann on March 29, 2007. Although the maximum sum payable under the original contract was $271,408, the Company was able to negotiate more favorable terms. The terms of the agreement call for a settlement payment to Homann for $150,000 as evidenced by a note payable. The note payable bears interest at 8% per annum. Payment of $25,000 cash was made in April 2007. The remaining balance of $125,000 is payable in April 2009, the Company expects to be able to pay for this from free cash flow at that time. Interest on the note payable is payable in monthly installments of $833. The Company reclassified the settlement liability from accrued legal expenses to $25,000 of current portion of notes payable and $125,000 of notes payable, net of current portion.

The Company entered into a settlement agreement with Mr. Arthur Blumenthal, a former shareholder of Anderson BDG, Inc. Mr. Blumenthal’s lawsuit against the Company’s parent ADNW emanated from an agreement Mr. Blumenthal had with a subsidiary of the Company, ASNA (f/k/a CarParts Technologies, Inc.) for the purchase of Anderson BDG, that had not been settled although it was past due. The Company assumed the liability as part of a plan of spinning off certain businesses into the Company and renegotiated the agreement with Mr. Blumenthal, the terms of which required the Company to make a payment of $50,000 cash and the issuance to Mr. Blumenthal and registration of 300,000 shares of the Company’s common stock, which were issued in fiscal 2007 and valued at $0.48 per share, (the closing price of the Company’s common stock on the date of settlement) or $144,000. The Company subsequently completely settled the lawsuit with Mr. Blumenthal and repaid his notes in fiscal 2008.

On February 17, 2010, Mr. Blumenthal commenced a civil action against the Company, certain subsidiaries, and current and former officers and directors of the Company.   On April 16, 2010, the Company settled the litigation with Mr. Blumenthal for $1,250,000. On April 19, 2010, the Company paid Mr. Blumenthal $350,000.  The balance of the settlement amount is payable through November 2012 in equal monthly payments of $31,750, which includes interest at 7%. In the event the Company defaults in payment, Mr. Blumenthal may elect to reinstitute the original litigation.

As of March 31, 2010, the Company has accrued $1,250,000 for the settlement of this liability which is included in the consolidated balance sheet of the accompanying financial statements.

The Company is also involved in certain legal proceedings and is subject to certain lawsuits, claims and regulations in the ordinary course of its business. Although the ultimate effect of these matters is often difficult to predict, management believes that their resolution will not have a material adverse effect on the Company’s financial statements.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is traded on the Over-The-Counter Bulletin Board under the symbol “MAMS.OB.” As of July 12, 2010, there were approximately _______ shareholders and 85,204,416 shares of Common Stock issued and outstanding.

On July [____], 2010 the bid and ask prices of our Common Stock were [$0.____] and [$0._____] per share, respectively, as reported by the Over-the-Counter Bulletin Board. The following table shows the range of high and low bids per share of our Common Stock as reported by the Over-the-Counter Bulletin Board for the fiscal year periods indicated. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

	2008
	High	Low
1st Quarter ended September 30	$0.47	$0.20
2nd Quarter ended December 31	$0.30	$0.16
3rd Quarter ended March 31	$0.45	$0.23
4th Quarter ended June 30	$0.25	$0.10

	2009
	High	Low
1st Quarter ended September 30	$0.51	$0.10
2nd Quarter ended December 31	$0.34	$0.07
3rd Quarter ended March 31	$0.10	$0.03
4th Quarter ended June 30	$0.11	$0.03

	2010
	High	Low
1st Quarter ended September 30	$0.14	$0.05
2nd Quarter ended December 31	$0.11	$0.06
3rd Quarter ended March 31	$0.09	$0.06

DIVIDENDS

We have never declared or paid dividends on our Common Stock, and our board of directors does not intend to declare or pay any dividends on the Common Stock in the foreseeable future. Our earnings are expected to be retained for use in expanding our business. The declaration and payment in the future of any cash or stock dividends on the Common Stock will be at the discretion of the board of directors and will depend upon a variety of factors, including our future earnings, capital requirements, financial condition and such other factors as our board of directors may consider to be relevant from time to time.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under the Plan (2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	0	N/A	13,909,983
Equity compensation plans not approved by security holders	0	0	0
Total	0	0	13,909,983

(1)
Represents the shares authorized for issuance under the Aftersoft Group Inc. 2007 Long-Term Incentive Plan, which was approved by the Company’s shareholders at the Annual Meeting held on June 12, 2008. The maximum aggregate number of shares of Common Stock that may be issued under the Plan, including Stock Options, Stock Awards, and Stock Appreciation Rights is limited to 15% of the shares of Common Stock outstanding on the first trading day of any fiscal year, or 13,909,983 for fiscal 2009.

(2)	As of June 30, 2009.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Some of the statements contained in this Form S-1, which are not purely historical, may contain forward-looking statements, including, but not limited to, statements regarding the Company’s objectives, expectations, hopes, beliefs, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the use of the words “may,” “will,” “should,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our actual results could differ materially from those disclosed in these statements due to various risk factors and uncertainties affecting our business, including those detailed in the “Risk Factors” section. We caution you not to place undue reliance on these forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this report to conform them to actual results. You should read the following discussion in conjunction with our financial statements and related notes included elsewhere in this report.

Critical Accounting Policies

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Available-for-Sale Investments

We account for our investments in equity securities with readily determinable fair values that are not accounted for under the equity method of accounting under Accounting Standards Codification (“ASC”) 320, “Investments – Debt and Equity Securities”, (“ASC 320”). Management determines the appropriate classification of such securities at the time of purchase and re-evaluates such classification as of each balance sheet date. Restricted securities are valued at the quoted market bid price and discounted for the required holding period until the securities can be liquidated. We classify our marketable securities as available-for-sale under ASC 320. Marketable securities consist of equity securities. The specific identification method is used to determine the cost basis of securities disposed of. Available-for-sale securities with quoted market prices are adjusted to their fair value. Any change in fair value during the period is excluded from earnings and recorded, net of tax, as a component of accumulated other comprehensive income (loss). Any decline in value of available-for-sale securities below cost that is considered to be “other than temporary” is recorded as a reduction of the cost basis of the security and is included in the statement of operations as an impairment loss.

Allowance for Doubtful Accounts

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The allowance for doubtful accounts is based on specific identification of customer accounts and our best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. We evaluate the collectability of our receivables at least quarterly. The allowance for doubtful accounts is subject to estimates based on the historical actual costs of bad debt experienced, total accounts receivable amounts, age of accounts receivable and any knowledge of the customers’ ability or inability to pay outstanding balances. If the financial condition of our customers were to deteriorate, resulting in impairment of their ability to make payments, additional allowances may be required. The differences could be material and could significantly impact cash flows from operating activities.

Software Development Costs

Costs incurred to develop computer software products to be sold or otherwise marketed are charged to expense until technological feasibility of the product has been established. Once technological feasibility has been established, computer software development costs (consisting primarily of internal labor costs) are capitalized and reported at the lower of amortized cost or estimated realizable value. Purchased software development is recorded at its estimated fair market value. When a product is ready for general release, its capitalized costs are amortized using the straight-line method over a period of three years. If the future market viability of a software product is less than anticipated, impairment of the related unamortized development costs could occur, which could significantly impact our recorded net income/loss.

Goodwill

ASC 350, “Intangibles - Goodwill and Other”, (“ASC 350”) addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. ASC 350 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. In addition, ASC 350 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition. ASC 350 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. Goodwill will be subject to impairment reviews by applying a fair-value-based test at the reporting unit level, which generally represents operations one level below the segments we report. An impairment loss will be recorded for any goodwill that is determined to be impaired. We perform impairment testing on all existing goodwill at least annually. If the actual fair value of the reporting unit is less than estimated, impairment of the related goodwill could occur, which could significantly impact our recorded net income/loss.

Long-Lived Assets

Our management assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. If the actual fair value of the long-lived assets are less than estimated, impairment of the related asset could occur, which could significantly impact the recorded net income/loss of the Company.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605 “Revenue Recognition”, (“ASC 605”). Accordingly, software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable, and collectibility is probable. If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met. In accordance with ASC 605, the Company accounts for delivered elements in accordance with the residual method when arrangements include multiple product components or other elements and vendor-specific objective evidence exists for the value of all undelivered elements. Revenues on undelivered elements are recognized once delivery is complete.

In those instances where arrangements include significant customization, contractual milestones, acceptance criteria or other contingencies (which represents the majority of the Company’s arrangements), the Company accounts for the arrangements using contract accounting, as follows:

1.	When customer acceptance can be estimated, expenditures are capitalized as work in process and deferred until completion of the contract at which time the costs and revenues are recognized.

2.
When customer acceptance cannot be estimated based on historical evidence, costs are expensed as incurred and revenue is recognized at the completion of the contract when customer acceptance is obtained.

The Company records amounts billed to customers in excess of recognizable revenue as customer advances and deferred revenue in the accompanying consolidated balance sheets.

Revenues for maintenance agreements, software support, on-line services and information products are recognized ratably over the terms of the related service agreements.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes (“ASC 740”), “Accounting for Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes.

Overview

MAM Software Group Inc. (“MAM”) is a company that operates through two wholly owned subsidiaries based in the US (ASNA) and the UK (MAM Software), which operate independently of one another. We market and develop business management software solutions that manage both the business and supply chain for small and medium-sized firms in the automotive aftermarket. The automotive aftermarket includes those businesses that supply servicing, parts, oil, tires, and performance extras to the retail market.

We believe that the largest single issue facing the automotive aftermarket at this time is the down turn of the global economy, especially the economics in which we operate. The constraint of credit within the US and U.K. markets is forcing automobile owners to retain their existing automobiles far longer than they may have previously planned. This phenomenon is forcing owners to seek out more economic ways of maintaining their vehicles, and we believe this presents an opportunity to the Company. The need for consumers to maintain their vehicles longer requires service suppliers to offer a wide range of services at highly competitive prices. We believe that this can be achieved only by those businesses that are able to efficiently manage their businesses and find methods to reduce costs without affecting service levels, which may best be done through investments in ‘up to date’ management information systems, specifically those designed for the automotive market. However, we have recently noticed that some businesses wishing to invest in new management systems are also finding their access to credit reduced. This may have a detrimental effect on our revenues if customers are unable to fund purchases. We still believe that the aftermarket landscape will continue to change over the next 18 months, with the convergence of the aftermarket and tire markets, but this rate of change maybe slower than first expected.

Our revenue and income is derived primarily from the sale of software, services and support, although in the UK we also earn a percentage of our revenue and income from the sale of hardware systems to clients. During the fiscal year ended June 30, 2009, we generated revenues of $21,119,000 with an operating loss of $1,031,000, and during the nine months ended March 31, 2010, we generated revenues of $18,508,000 with an operating income of $644,000. During our 2009 fiscal year and the first three quarters of fiscal 2010, 72% and 74%, respectively, of our revenues come from the UK market.  Our capital is being used to fund the growth of our business.

Our headquarters were formerly in Chester, U.K., and were moved to Barnsley, U.K., effective February 1, 2010.  We maintain additional offices for our US operating subsidiary in Dana Point, California, Allentown, Pennsylvania and, for our U.K. operating subsidiary, in Barnsley, Northampton and Wareham in the U.K.

The software that we sell is mainly based on a Microsoft Windows-based technology although we do still have an older ‘Green Screen’ terminal-based product. The four main products that we sell in the US each relate to a specific component of the automotive aftermarket supply chain, including warehouse distributing, the jobber, the installing and the “open web.” We sell our Direct Step product into the warehouse segment, which enables large warehouses with millions of parts to locate, manage, pack and deliver the parts with ease and efficiency. We sell our Autopart product into the jobber segment, which manages a jobber’s entire business (i.e., financial, stock control and order management) but more important, enables the jobber quickly to identify the parts that his client needs, either via the internet or telephone, so that the correct product for the vehicle on the ramp can be supplied. We sell our VAST product into the installer, segment, which repairs and maintains automobiles. The installer needs systems that enable it to efficiently and simply manage its businesses, whether as a single entity or national multi-site franchise. The fourth and final segment is the “open webs.” This technology allows these three separate business solutions to connect to each other and/or other third party systems to allow, among other processes, ordering, invoicing and stock checking to take place in real-time both up and down the supply chain. The UK market differs from that of the US in that it does not have the same number of large warehouse distribution centers, so we do not sell the Direct Step product in the UK We continue to sell the Autopart product to the jobber market, but sell Autowork and Autocat+ to the installer market.

To date, management has identified four areas that it believes we need to focus on.

The first area is the release of one of our U.K. products developed by MAM, our U.K. subsidiary, under a Software as a Service (SaaS) model. This is where software solutions are made available to end-users via the Internet and does not require them to purchase the software directly but ‘rent’ it over a fixed period of time. Our management believes that this will be a rapidly growing market for the U.K. as businesses continue to look for ways of reducing capital expenditures while maintaining levels of service. Once this has been successfully deployed in the U.K., we will look to use a similar model in the US.

The second area of focus is the sales and marketing strategy within the U.S. market. To date, although increased resources have been made available for sales and marketing, they have not brought the levels of return that management had expected. Our management has reviewed the U.S. business’ sales processes and marketing efforts and made what it believes are significant improvements that will be successful over the last quarter of fiscal 2010.

The third area of focus relates to the continued sales and marketing initiatives tied to the Autopart and Autocat products within the U.S. market. A senior member of the U.K. management team has been appointed to join the U.S. business to head the efforts relating to this product along with a complementary DirectStep product. To date this move has proved successful, as we have increased levels of service and knowledge of our U.S. staff members, and management believes that this will lead to significant revenue increases within the next six months. While management believes that this is the correct route to follow, it is aware that this effort and the move of personnel may affect the U.K. business following the transfer of a key member of former U.K. management.

The fourth area is within the U.K. market and we are continually working to sustain the previous year’s levels of growth in the U.K. business by focusing on additional vertical markets, which share common issues to that of the automotive market. We have developed a reputation of high levels of service and knowledge within the automotive market; and are now working on replicating this reputation in these additional verticals markets. Management intends to carefully monitor this expansion as a result of the current state of the global economy.

Recent Events

Effective January 31, 2010, Ian Warwick, CEO and director, and Simon Chadwick, COO and director, resigned from those positions with our Company.  Pursuant to the terms of the Separation Agreements we entered into on January 20, 2010 with Messrs. Warwick and Chadwick, we agreed to pay to them an aggregate of $525,000 in termination payments, payable over six months, and additional payments of an aggregate of $125,000 if certain events occur.  In connection with their resignations, we closed our Chester UK offices, and moved our principal executive offices to that of our U.K.-based subsidiary, MAM Software, Ltd., located at Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP.

Effective February 1, 2010, Michael Jamieson was appointed to serve as our Interim CEO and as a director.  Mr. Jamieson was also elected to serve as a director on our Board of Directors at our Annual Meeting of Stockholders, which was held on April 21, 2010.

On April 16, 2010, the Company settled a litigation with Mr. Blumenthal for $1,250,000. On April 19, 2010, the Company paid Mr. Blumenthal $350,000. The balance of the settlement amount is payable through November 2012 in equal monthly payments of $31,750, which includes interest at 7%. In the event the Company defaults in payment, Mr. Blumenthal may elect to reinstitute the original litigation.  See note 6 to the interim financial statements as of March 31, 2010.

On April 21, 2010, the Company’s stockholders approved the proposal to amend the Company’s Certificate of Incorporation to change the Company’s name from Aftersoft Group, Inc. to MAM Software Group, Inc.

On July 2, 2010, the Board unanimously approved a proposed exchange offer (the “Exchange Offer”), whereby the Company would exchange outstanding warrants to purchase shares of the Company’s common stock, which are currently exercisable at $1.00 per share and expire either on July 2, 2013 or April 24, 2014 (the “Exchange Warrants”) for a to-be-designated series of preferred stock, $.0001 par value (the “Series A Preferred Stock”).  Each holder of Series A Preferred Stock will have one vote per share.  Each share of Series A Preferred Stock will be convertible into one share of common stock, subject to the approval by the Company’s stockholders of an increase in the Company’s authorized shares of common stock.   In the event that the Company’s stockholders do not approve an increase in its authorized shares, each Series A Preferred stockholder will be entitled to a dividend, in an amount to be determined.  As of July 12, 2010, holders of 9,528,001 Exchange Warrants have agreed to exchange their Exchange Warrants for 1,465,846 shares of Series A Preferred Stock.  The Series A Preferred Stock will be issued in reliance upon the exemption from registration set forth in Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) for any security exchanged by an issuer exclusively with its existing security holders in a transaction where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Critical Accounting Policies

There were no changes to those policies disclosed in the Annual Report on Form 10-K for the fiscal year ended June 30, 2009 except as discussed below.

Effective July 1, 2009, we adopted the accounting standard that provides guidance for determining whether an equity-linked financial instrument, or embedded feature, is indexed to an entity’s own stock.  The standard applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own common stock. As a result of the adoption, 5,083,333 of our issued and outstanding common stock purchase warrants previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment. These warrants have an average exercise price of $0.21 and expiration dates of December 31, 2013. In addition, amounts related to the embedded conversion feature of convertible notes issued previously treated as equity pursuant to the derivative treatment exemption were also no longer afforded equity treatment. As such, effective July 1, 2009, we reclassified the fair value of these common stock purchase warrants and recorded the fair value of the embedded conversion features, which both have exercise price reset features, from equity to liability status as if these warrants and embedded conversion features were treated as a derivative liability since the earliest date of issue in December 2007.

Impact of Currency Exchange Rate

Our net revenue derived from sales in currencies other than the U.S. dollar was 73% and 75% for the three and nine month periods ended March 31, 2010, respectively, as compared to 75% and 76% for the corresponding periods in 2009.  As the US dollar strengthens in relation to the Great Britain Pound (“GBP”), as it has recently done, our revenue and income, which is reported in US dollars, is negatively impacted.  Changes in the currency values occur regularly and in some instances may have a significant effect on our results of operations.

Income and expenses of our MAM subsidiary are translated at the average exchange rate for the period. During the three and nine month periods ended March 31, 2010, the exchange rate for MAM’s operating results was US$1.6094 per GBP1, compared with US$1.6384 per GBP1 for the three and nine periods ended March 31, 2009.

Assets and liabilities of our MAM subsidiary are translated into US dollars at the quarter-end exchange rates.  The exchange rate used for translating our MAM subsidiary was US$1.5072 per GBP1 at March 31, 2010 and US$1.4214 per GBP1 at June 30, 2009.

Currency translation (loss) and gain adjustments are accumulated as a separate component of stockholders’ equity, which totaled ($437,000) and ($458,000) for the three months ended March 31, 2010 and 2009, respectively, and ($545,000) and ($4,101,000) for the nine months ended March 31, 2010 and 2009, respectively.

As of March 31, 2010, we had a backlog of unfilled orders of business management systems of $1,837,000 compared to a backlog of $3,900,000 at March 31, 2009.  We expect to recognize approximately 65% of such backlog during the next six months.

Results of Operations

Results of Operations for the Twelve Months Ended June 30, 2009 Compared to the Twelve Months Ended June 30, 2008

Our results of continuing operations for the fiscal year ended June 30, 2009 compared with the year ended June 30, 2008 were as follows:

Revenues. Revenues decreased $1,344,000 or 6% to $21,119,000 for the year ended June 30, 2009, compared with $22,463,000 for the year ended June 30, 2008.  Revenue was negatively impacted by the strength of the U.S. dollar during 2009 (see above).  Revenue increased 728,000GBP from organic sales growth in data services and support in our UK operations from 8,590,000GBP during the year ended June 30, 2008 to 9,318,000GBP during the year ended June 30, 2009.

The stronger US dollar resulted in dollar denominated revenue of $15,048,000 during 2009 as compared to $17,132,000 during 2008, which is a decrease of $2,084,000.  US revenue increased $740,000 to $6,071,000 in 2009 from $5,331,000 in 2008 because of increased sales of software.  We believe that the increase in revenues, coupled with extensive cost-reduction initiatives, will enable us to sustain ongoing operations through the course of the next twelve months.

Cost of Revenues. Total cost of revenues decreased $933,000 or 9% to $9,496,000 for the year ended June 30, 2009, compared with $10,429,000 for the same period of June 30, 2008. Cost of revenues as a percentage of revenues decreased slightly from 46% for the year ended June 30, 2008 to 45% for the year ended June 30, 2009. The reduction in cost of revenues was the result of a stronger US dollar in 2009.  MAM Software Ltd.’s expenses were 158,000GBP higher for 2009, or increased to 4,114,000GBP from 3,956,000GBP for 2008, but the stronger dollar produced a decrease in reported expenses of $1,280,000.  US expenses increased $347,000 to $2,847,000 from $2,500,000 in 2008, which was in line with the increased US revenues. As a result of ongoing cost-cutting initiatives, we have been able to minimize any increase in the cost of sales after a thorough review of operations throughout the Company, but focused primarily on the US operations, which revealed discretionary items that were capable of being reduced or eliminated without sacrificing revenue. Included in such items were the elimination or reduction of cost and expenses such as travel for sales personnel that was not directly related to new business development or closing a sale; reduction of non-performing sales staff from the US payroll; and outsourcing of software development work where feasible.

Operating Expenses. The following tables set forth, for the periods indicated, our operating expenses and the variance thereof:

	For the Twelve Months Ended June 30,
	2009	2008	$ Variance	% Variance
Research and development	$2,860,000	$3,176,000	$(316,000)	(10.0)%
Sales and marketing	2,211,000	2,467,000	(256,000)	(10.4)%
General and administrative	5,651,000	8,438,000	(2,787,000)	(33.0	) %
Depreciation and amortization	1,082,000	1,287,000	(205,000)	(15.9)%
Impairment of Goodwill	850,000	8,170,000	(7,320,000)	(89.6)%
Total Operating Expenses	$12,654,000	$23,538,000	$(10,884,000)	(46.2)%

Operating expenses decreased by $10,884,000 or 46.2% for the twelve months ended June 30, 2009 compared with the year ended June 30, 2008. This is due to the following:

Research and Development Expenses. Research and Development expenses decreased by $316,000 or 10.0% for the year ended June 30, 2009, when compared with the previous fiscal year. This decrease was due to reductions in expenses and staff aggregating $295,000 in the US business. The UK business experienced an increase in expenditures of 148,000GBP to 820,000GBP in line with the increased revenue, however with the stronger US dollar the conversion resulted in $21,000 decrease in expenditures.

Sales and Marketing Expenses. Sales and Marketing expenses decreased by $256,000 or 10.4% for the year ended June 30, 2009 compared with the year ended June 30, 2008. The US business experienced a net decrease in expenses of $78,000 from a reduction in sales personnel which more than offset additional costs associated with increased attendance at industry shows compared to the previous year. The UK operation experienced an increase in local currency expenses, but the stronger dollar resulted in a lower reported expenses of $178,000.

General and Administrative Expenses. General and Administrative expenses decreased by $2,787,000 or 33.0% to $5,651,000 for the year ended June 30, 2009 as compared to $8,438,000 for  the same period in 2008.  The decreased expenses were the result of the absence of one time expenditures incurred in 2008 including an  $800,000  write down of receivables from our former parent company, ADNW,  $300,000 of ADNW liabilities, $544,000 of costs incurred within the US and UK operating companies, $150,000 for financial consulting, and $166,000 of liabilities payable upon completion of the ComVest financing.

For the year ended June 30, 2009, legal expenses were $243,000 lower than those in 2008, because prior legal matters were resolved and the registration statements filed in prior years were declared effective by the SEC without significant expenditures necessary in 2009.  Additionally, we terminated our public relations firm in 2009, and as a result, such expenses were reduced by $120,000.

In an effort to conserve cash, we have and continue to reduce costs within our US operations and have implemented reporting systems and controls to better manage the US business. Should our cost-cutting efforts not be successful or in the event that our revenue decreases in the future, we may need to seek additional debt or equity financing. Any inability to obtain additional financing, if required, or an inability to obtain additional financing on favorable terms, would have a material adverse effect on our ability to implement our business plan.

Depreciation and Amortization Expenses. Depreciation and amortization expenses decreased by $205,000 for the year ended June 30, 2009 as compared with the same period in 2008.   This decrease is almost entirely due to the UK operation having fully amortized capital development projects when compared to the  previous fiscal year.  The reduction was partially offset by increased depreciation and amortization expense in the US of $74,000.  The current year incurred a full twelve months of lease hold improvement amortization, as compared to only five months during the prior year.

Goodwill Impairment. Following operating losses at ASNA during fiscal periods 2009 and 2008 and after an analysis of goodwill at ASNA, management recognized an impairment of $850,000 in 2009 and $8,170,000 in 2008 that is not expected to recur as the Company executes on its growth plans.

Interest Expense. Interest expense increased by $728,000 to $1,602,000 for the year ended June 30, 2009. This increase in interest expense is related to our interest associated with our loan from ComVest Capital LLC, which was outstanding for the full year in 2009 and for only six months during 2008.   We accrued interest under the ComVest loan of $675,000. The remaining ComVest interest of $699,000 was accounted for in amortization of debt discount and debt issuance costs, which are included in interest expense.

Other Income (Expenses). Other income for the year ended June 30, 2009 included a write down of $4,732,000 in Available–for –Sale  Securities, which did not occur in 2008,  a $98,000 gain from the write-off of old liabilities net of the write-off of obsolete assets as compared to $57,000 in 2008.  The year ended June 30, 2008 also benefitted from the reduction in litigation settlements of $76,000 and the one-time gain on sale of non-marketable securities of $1,312,000 which did not occur in the twelve months ended June 30, 2009.

Income Taxes. Income taxes decreased $487,000 to $386,000 for the year ended June 30, 2009 as compared to $873,000 for the year ended June 30, 2008. This decrease was due to a reduction in the effective tax rate.

Loss From Continuing Operations. As a result of the above, we realized a net loss of $7,623,000 for the year ended June 30, 2009, compared with a net loss of $11,806,000 for the for the year  ended June 30, 2008.

Discontinued Operations. There was no income from discontinued operations for the year ended June 30, 2009.  Income from discontinued operations was $13,000 for the year ended June 30, 2008 and the loss on the sale of discontinued operations was $26,000 for the year ended June 30, 2008.

Net Income (Loss). We realized a net loss of $7,623,000 for the year ended June 30, 2009 compared with a net loss of $11,819,000 for the year ended June 30, 2008.

Results of Operations for the Three Months and Nine Months Ended March 31, 2010 Compared with the Three Months and Nine Months Ended March 31, 2009

Revenues. Revenues were $5,550,000 and $18,508,000 for the three and nine months ended March 31, 2010, respectively, an increase of 10.4% and 16.6%, respectively, compared with revenues of $5,027,000 and $15,877,000 for the three and nine months ended March 31, 2009, respectively.   U.S. operations increased revenue by $330,000 and the U.K. operation increased revenue by $2,288,000 for the nine month periods.  Our U.S. operation experienced higher revenues for the three and nine month periods ended March 31, 2010 than it did during the 2009 periods due to increased maintenance revenue and increased software revenue.   U.K. revenues were positively impacted by increased systems sales to a large customer.  The strength of the U.S. dollar vs. the British Pound had a negative effect on reported revenue for our U.K. operations compared to the prior periods.

Cost of Revenues. Total cost of revenues for the three months and nine months ended March 31, 2010, were $2,492,000 and $7,926,000, respectively, compared with $2,125,000 and $7,115,000 for the same periods of March 31, 2009, respectively.  The increase in cost of sales was 17.3% and 11.4%, respectively, for the three month and nine month periods.  This increase was less than the increase in revenue because of higher margin system sales during the three and nine month periods ended March 31, 2010.

Operating Expenses. The following tables set forth, for the periods indicated, our operating expenses and the variance thereof:

	For the Three Months
(In thousands)	Ended March 31,
	2010	2009	Variance $	Variance %

Research and development	$754,000	$721,000	$33,000	4.6%
Sales and marketing	493,000	550,000	(57,000)	-10.4%
General and administrative	1,746 ,000	1,134,000	612,000	54.0%
Depreciation and amortization	276,000	253,000	23,000	9.1%
Total Operating Expenses	$3,269,000	$2,658,000	$611,000	23.0%

(In thousands)	For the Nine Months Ended March 31,
	2010	2009	Variance $	Variance %

Research and development	$2,361,000	$2,215,000	$146,000	6.6%
Sales and marketing	1,757,000	1,710,000	47,000	2.7%
General and administrative	4,973,000	4,117,000	856,000	20.8%
Depreciation and amortization	847,000	781,000	66,000	8.5%
Total Operating Expenses	$9,938,000	$8,823,000	$1,115,000	12.6%

Operating expenses increased by $611,000, or 23.0% for the three months ended March 31, 2010 compared with the three months ended March 31, 2009, and increased by $1,115,000 or 12.6% for the nine months ended March 31, 2010, compared with the nine months ended March 31, 2009. This is due to the following:

Research and Development Expenses.   Research and Development expenses increased by $33,000 for the three month period ended March 31, 2010 and increased by $146,000 for the nine month period ended March 31, 2010 compared to the same periods in the prior fiscal year, or increased by 4.6% and 6.6%, respectively. The increase for the three and nine month periods ended March 31, 2010 is primarily a result of an increase in the number of personnel working on development projects during the quarter ended March 31, 2010.

Sales and Marketing Expenses. Sales and Marketing expenses decreased by $57,000 or 10.4% during the three months ended March 31, 2010 as compared with the same period in 2009, and increased by $47,000 or 2.7% for the nine months ended March 31, 2010 compared with the nine months ended March 31, 2009. The decrease for the three month period was the result of reductions in advertising, travel and entertainment expenses.  The increase for the nine months ended March 31, 2010 was the result of increased incentive compensation of $85,000 in the UK  business, which was partially offset by reductions in expenses for the US operations.

General and Administrative Expenses. General and Administrative expenses increased by $612,000 or 54.0% for the three months ended March 31, 2010 as compared to the same period in 2009, and increased $856,000 or 20.8% for the nine months ended March 31, 2010 as compared with the same period in 2009.  The increase for the three month period was the result of increased legal fees of $271,000 for the defense of the Blumenthal litigation, $300,000 for the settlement of that litigation and an increase in marketing consulting expenses of $73,000.   The increase for the nine month period was the result of an increase of $154,000 in legal fees, $533,000 for the settlement of litigation and $650,000 in termination expenses.   These increased expenses were partially offset by reduced expenditures in most other areas of administrative expenses.

Depreciation and Amortization Expenses. Depreciation and amortization expenses increased  $23,000, or 9.1%, and increased $66,000, or 8.5%, for the three and nine  month periods ended March 31, 2010, respectively, as compared to the same periods in 2009, which is primarily due to increased capital expenditures at our U.K. businesses.

Interest Expense. Interest expense decreased by $99,000 or 24.0% to $314,000 for the three months ended March 31, 2010, as compared to the three months ended March 31, 2009, and decreased $169,000 or 13.9% to $1,044,000 for the nine months ended March 31, 2010 as compared to the nine months ended March 31, 2009.  The decrease in interest expense is related to a reduction in our total interest bearing liabilities and a reduction in amortization of debt discount and debt issuance costs, which are included in interest expense.  For the three months ended March 31, 2010 we paid or incurred $176,000 in interest expense to ComVest.  For the nine months ended March 31, 2010, we paid or incurred $514,000 in interest expense.

Other Income. (Expense) During the three and nine month periods ended March 31, 2010, the Company had a loss from the change in fair value of derivative liabilities of ($62,000) and $253,000, respectively. Other income includes $50,000 from the net settlement of an outstanding liability for the nine month period.   The three and nine month periods ended March 31, 2010 did not have any write down of available-for-sale securities. The nine month periods ended March 31, 2009 includes a write down of $3,957,000 available-for-sale securities because of an other-than-temporary decline in the market value of the securities.

Income Taxes. Income taxes decreased by $20,000, or 13.2%, to $132,000 for the three month period ended March 31, 2010, and increased by $313,000, or 67.3%, to $778,000 for the nine month period ended March 31, 2010 as compared to the same periods in 2009, due to a increase in earnings by our U.K. subsidiaries for the respective periods.

Net Loss. As a result of the above, we recorded a net loss of $719,000 for the three month period ended March 31, 2010, compared with a net loss of $315,000 for the three month period ended March 31, 2009, and realized a net loss of $876,000 for the nine months ended March 31, 2010, compared with a net loss of $5,664,000 for the nine months ended March 31, 2009.

LIQUIDITY AND CAPITAL RESOURCES

To date, most of our profits have been generated in Europe, but with the introduction of new products and efforts to streamline U.S. operations, we expect to see an increase in overall revenues with a contribution from U.S. operations in fiscal 2010.

At March 31, 2010, we had cash and cash equivalents of $1,457,000, a decrease of $206,000 from June 30, 2009.  During the period ended March 31, 2010, we had $138,000 of capital expenditures and made payments of $719,000 on debt.  The payments on the ComVest loan of $208,000 per month commenced in February 2010. Our total debt payments were $499,000 and $730,000 for the three and nine months ending March 31, 2010, respectively.  We expect to make our upcoming monthly payments on this debt and the other outstanding obligations from operating cash flow.  However, we do not expect to be able to make the $3,125,000 balloon payment due in November 2010 on the Term Loan or to pay off the $1,000,000 Revolver due at the same time from internally generated cash flow.  To that end, we are engaged in several different efforts to effect the pay-off of the ComVest loan at maturity.  As an initial matter, we are engaged in an effort to effect a refinancing of the existing ComVest loan with a new financial institution or investor that will replace the ComVest loan with debt, equity, or some combination thereof.  In addition to seeking alternative debt financing, we are pursuing a variety of other efforts to raise the necessary capital in order to defease the ComVest loan.  As one of the elements of our efforts to defease the ComVest loan at maturity, we intend to use the proceeds from this offering to make necessary payments on the ComVest loan.  We cannot assure you that such funding will be available on acceptable terms, in a timely fashion or even available at all.  In the event that we are unable to raise all or a portion of the maximum proceeds from this rights offering, we will continue to seek additional financing, which may consist of equity or debt financing.  In the event that we are unable to raise funds to satisfy our capital needs on a timely basis, we may be required to cease operations.

We expect to see continued growth from both the US and UK operations, with strong growth in revenues and operating income from the US operation. We have identified a number of opportunities to widen our client base within the automotive industry and are actively pursuing those at this time. We also expect to see increases in revenue over the next quarter, specifically due to additional products that have been developed by the US operation which are currently being released to customers, and the reintroduction of our Autopart line of products in the US market.

We intend to continue to work at maximizing customer retention by supplying and developing products that streamline and simplify customer operations, thereby increasing their profit margin. By supporting our customers’ recurring revenues, we expect to continue to build our own revenue stream. We believe that we can continue to grow our customer base through additional sales personnel, targeted media and marketing campaigns and products that completely fit clients’ requirements. We also intend to service existing clients to higher levels and increasingly partner with them so that together we’ll both achieve our goals.

Revenues in the UK are continuing to generate positive cash flow and more than offset the loss in the US operations, corporate expenses before one-time charges for litigation and settlement expenses and interest payments aggregating approximately $2,207,000.  Excluding the one-time cash requirements, the results would have been in a positive cash flow for the quarter  Our current plans still require us to hire additional sales and marketing staff, to expand within the U.S. market, to target new vertical markets effectively in the U.K. and to support expanded operations overall.

We believe our plan will strengthen our relationships with our existing customers and provide new income streams by targeting new vertical markets for our AutoPart product.

The accompanying condensed consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We had an accumulated deficit of $23.7 million and a working capital deficit of $7.7 million at March 31, 2010. These factors, along with the amounts due on the Term Loan in November 2010 as discussed above, raise substantial doubt about our ability to continue as a going concern.

Our continuation as a going concern is dependent on our ability to obtain additional financing. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURES

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers, directors and other significant employees and their ages and positions are as follows:

Name	Age	Position
Michael Jamieson	43	Interim Chief Executive Officer and Director
Charles F. Trapp	60	Chief Financial Officer of the Company
Dwight B. Mamanteo	40	Director
Marcus Wohlrab	47	Director
Frederick Wasserman	55	Director
Gerald M. Czarnecki	69	Chairman of the Board of Directors of the Company
W. Austin Lewis IV	34	Director

Michael Jamieson was appointed to the Board and to the position of interim Chief Executive Officer in February 2010.  Mr. Jamieson previously served as Chief Operating Officer and a director of the Company from December 2005 to March 2007.  Mr. Jamieson has served as Managing Director of MAM's subsidiary, MAM Software Ltd. (“MAM”), since 2004.  Mr. Jamieson joined MAM in 1991 in its installation and configuration department and has held a number of positions within MAM's implementation and support departments until his appointment as Department Manager for Workshop and Bodyshop Systems in 1995. Mr. Jamieson was promoted to the position of Associate Director of Workshop and Bodyshop Systems in 2002 before taking his current role as Managing Director of MAM in 2004.

Charles F. Trapp was appointed Vice President of Finance and Chief Financial Officer on November 30, 2007, following the resignation of the company’s former CFO, Michael O’Driscoll. Mr. Trapp was the co-founder and President of Somerset Kensington Capital Co., a Bridgewater, New Jersey-based investment firm that provided capital and expertise to help public companies restructure and reorganize from 1997 until November 2007. Earlier in his career, he served as CFO and/or a board member for a number of public companies, including AW Computer Systems, Vertex Electronics Corp., Worldwide Computer Services and Keystone Cement Co. His responsibilities have included accounting and financial controls, federal regulatory filings, investor relations, mergers and acquisitions, loan and labor negotiations, and litigation management. Mr. Trapp is a Certified Public Accountant and received his Bachelor of Science degree in Accounting from St. Peter’s College in Jersey City, New Jersey.

Dwight B. Mamanteo became a Director of the Company on March 1, 2007. Mr. Mamanteo serves as the Chairman of the Company’s Compensation Committee and as a member of the Company’s Audit Committee and as a member of the Company’s Governance Nomination Committee. From November 2004 to the present, he has served as an investment analyst and portfolio manager at Wynnefield Capital Inc., a private investment firm headquartered in New York City. From September 1999 to June 2004, he served as manager of Global Alliances Technical Services for BEA Systems in the US and France. He has also provided technical consulting services to Delta Technologies, VISA International, Liberty Mutual, Ameritec Communications and Ericcson Communications. Mr. Mamanteo also serves on the Board of Directors of PetWatch Animal Hospitals, Inc and served on the Board of Directors of Sevis Sherpa Corporation, where he chaired the Compensation Committee. He received his MBA from the Columbia University Graduate School of Business and his Bachelor of Electrical Engineering from Concordia University (Montreal).

Marcus Wohlrab became a Director of the Company on March 1, 2007. Mr. Wohlrab is the Chairman of the Governance and Nomination Committee and is a member of the Audit Committee and the Compensation Committee. In April 2001, Mr. Wohlrab founded Easting Capital Limited, a company that serves as a placing agent for credit and interest rate securities as well as negotiating public finance deals for large infrastructure projects as well as private companies. Easting Capital has recently been re launched beginning 2008 with new shareholders and is now known as M2group AG registered in Switzerland. From October 2000 to April 2001, Mr. Wohlrab was Executive Vice President Market Development for Easdaq, the pan-European Stock Market for growth companies (later acquired by NASDAQ). From January 1998 to September 2000, he served as Director Europe and Middle East for NASDAQ International. He also founded, built and helped finance WinWatch/WinVista, a software programming entity focused on Internet and Windows security products. He was also Director of Corporate Finance for Modatech Systems, Assistant Director for the Union Bank of Switzerland, Vice President of Sales and Marketing for Paine Webber International, and Vice President for Wood Gundy/CIBC/Oppenheimer. Mr. Wohlrab received a Bachelor of Science degree in Mathematics and Geology from Devon University and is fluent in Italian, French, German and English.

Frederick Wasserman became a Director of the Company on July 17, 2007. Mr. Wasserman is the Chairman of the Audit Committee and is a member of the Governance and Nomination Committee. Mr. Wasserman is President of FGW Partners, LLC, a financial management consulting firm he started, effective as of May 1, 2008. From August 2005 to December 2006, he served as Chief Operating and Chief Financial Officer of Mitchell & Ness Nostalgia Company, a manufacturer of licensed sportswear. From January 2001 to February 2005, he served as President and Chief Financial Officer of Goebel of North America, a subsidiary of the manufacturer of M.I. Hummel products, W. Goebel Porzellanfabrik Company. From December 1995 to January 2001 he served as Vice-President of Finance and Chief Financial Officer of Papel Giftware, serving as the company’s interim president from May 2000 to January 2001. He also brings 13 years of public accounting experience, most notably work with each of Coopers & Lybrand and Eisner & Company. He received a Bachelor of Science degree in Economics from the University of Pennsylvania’s Wharton School, and has been a Certified Public Accountant. Mr. Wasserman also serves as a Director for the following companies: Acme Communications, Inc. (chairman- Nominating Committee, member- Audit Committee), Breeze-Eastern Corporation (Chairman- Audit Committee), Allied Defense Group (Member-Audit Committee, Ethics and Governance Committee), TeamStaff, Inc., (Chairman of the Board of Directors) and (Chairman- Audit Committee), Crown Crafts, Inc. and Gilman + Ciocia, Inc. (Chairman- Compensation Committee, Member- Audit Committee).

Gerald Czarnecki became a Director of the Company on August 13, 2008. Mr. Czarnecki is the Chairman and CEO of The Deltennium Group, Inc., a privately held consulting and direct investment firm, since its founding in 1995. Since August 2007, Mr. Czarnecki has served as President and CEO of 02Media, Inc., a private organization providing direct response marketing campaign management and infomercial production, educational and branded entertainment TV programming and Internet marketing campaign management. From April 1, 2007 to January 15, 2008, Mr. Czarnecki served as interim President & CEO of Junior Achievement Worldwide, Inc., where he also serves on the board of directors, and as member of the Executive Committee, and Chairman of its Human Resources, Compensation and Pension Committees. Mr. Czarnecki is a member of the Board of Directors of State Farm Insurance Company and is Chairman of the Audit Committee; a member of the Board of Directors of Del Global Technology, Inc. since June 2003, and Chairman of the Audit Committee; and a member of the Board of Directors of State Farm Bank and State Farm Fire & Casualty. He is also a member of the advisory board for Private Capital, Inc. and serves as Chairman of the Board of Trustees of National University. In addition he is Chairman of the Board of National Leadership Institute, a nonprofit organization dedication to facilitating quality leadership and governance in nonprofit organizations; Chairman of the National Association of Corporate Directors - Florida Chapter, and faculty member; and member of the Board of Directors of Junior Achievement of South Florida, Inc. Mr. Czarnecki holds a B.S. in Economics from Temple University, and M.A. in Economics from Michigan State University, a Doctor of Humane Letters from National University and is a Certified Public Accountant. Mr. Czarnecki serves as our lead director.

W. Austin Lewis was appointed to the Board on January 27, 2009.  He currently serves as the Chief Executive Officer of Lewis Asset Management Corp., an investment management company headquartered in New York City which he founded in 2004.  From 2003 to 2004, Mr. Lewis was employed at Puglisi & Company, a New York based broker-dealer registered with FINRA, where he served as a registered representative and managed individual client accounts, conducted due diligence for investment banking activities and managed his own personal account.  In 2002, Mr. Lewis co-founded Thompson Davis, & Company, Inc., a registered broker-dealer headquartered in Richmond, Virginia. From 1998 to 2002, Mr. Lewis was employed by Branch Cabell and Company, Inc. in Richmond, Virginia (“Branch Cabell”) where he was a registered representative. Following the November 2000 acquisition of Branch Cabell by Tucker Anthony Incorporated (“Tucker Anthony”), Mr. Lewis served as a Vice-President for Tucker Anthony and subsequently RBC Dain Rauscher, Inc. which acquired Tucker Anthony in August of 2001.  Mr. Lewis received his Bachelor of Science degree in Finance and Financial Economics from James Madison University in 1998.

Board Committees

The Company’s Board of Directors has three standing committees of the Board: a Compensation Committee, an Audit Committee and Governance and Nomination Committee. The directors named above serve on the following Board committees:

Compensation Committee:	Audit Committee	Governance and Nomination Committee

Dwight B. Mamanteo – Chair	Dwight B. Mamanteo	Dwight B. Mamanteo

Marcus Wohlrab	Marcus Wohlrab	Marcus Wohlrab – Chair

-	Frederick Wasserman** – Chair	Frederick Wasserman

Gerald M. Czarnecki -ex officio member	Gerald M. Czarnecki -ex officio member	Gerald M. Czarnecki -ex officio member

W. Austin Lewis IV	W. Austin Lewis IV	W. Austin Lewis IV

**	The Board of Directors has determined that Frederick Wasserman is a financial expert as defined in Regulation S-K promulgated under the Securities Act.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding ten percent or more of our Common Stock must report on their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established. During the fiscal year ended June 30, 2009, we believe that all reports required to be filed by such persons pursuant to Section 16(a) were filed on a timely basis.

Code of Ethics

The Company has adopted a code of ethics that applies to our CEO and CFO, principal accounting officer, controller, and persons performing similar functions, a copy of which is filed as Exhibit 14 to the Company’s annual report on Form 10-KSB for the fiscal year ended June 30, 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee (the “Compensation Committee” or the “Committee”) of the Board administers our executive compensation program. Each member of the Committee is a non-employee and an independent director. The Compensation Committee is responsible for establishing salaries, administering our incentive programs, and determining the total compensation for our Chief Executive Officer and other executive officers. The Compensation Committees seeks to achieve the following goals with our executive compensation programs: to attract, motivate, and retain key executives and to reward executives for value creation. The Compensation Committee seeks to foster a performance-oriented environment by tying a significant portion of each executive’s cash and equity compensation to the achievement of performance targets that are important to the Company and its stockholders. Our executive compensation program has three principal elements: base salary, cash bonuses, and equity incentives under a recently established 2007 Long-Term Stock Incentive Plan (the “LTIP”).

Unless otherwise noted, this Compensation Discussion and Analysis speaks as of the end of the fiscal year ended June 30, 2009.

Compensation Principles

We believe the top growing companies design their compensation program to attract, motivate, and retain highly talented individuals to drive business success. We further believe that the ideal programs tend to be principle-based rather than rules-based with such best practices compensation programs providing for the opportunity for executives and other key employees to achieve significant compensation upon the realization of objectives that clearly benefit a company and its shareholders. The Committee believes that best-practices plan will reflect the following principles:

(1)            Compensation should be related to performance

A proper compensation program should reinforce our Company’s business and financial objectives. Employee compensation will vary based on Company versus individual performance. When the Company performs well against the objectives that the Compensation Committee and Board will set, employees will receive greater incentive compensation. To the extent the business does not achieve or meet these objectives, incentive awards will be reduced or eliminated. An employee’s individual compensation will also vary based on his or her performance, contribution, and overall value to the business. Employees with sustained high performance should be rewarded more than those in similar positions with lesser performance.

(2)           Our employees should think like stockholders

The second critical principle of our compensation programs should be to foster an environment where our employees should act in the interests of the Company’s stockholders. We believe that the best way to encourage them to do that is through an equity interest in their company. Equity interest in a company can be achieved in several respects: the establishment of equity incentive plans that provide for the granting of equity-based awards, such as stock options and/or restricted stock or performance share units to employees. This requires the establishment of an omnibus long-term stock-based incentive plan, which LTIP was approved and adopted by our Board and shareholders. While this plan also provides for traditional stock options, we believe that options should not form the dominant focus of a proper incentive plan and that performance share units or performance vesting restricted stock grants represent a preferred form of equity incentive. The philosophy behind such a structure is that as employees earn more stock (as opposed to options) they will think more like stockholders. Put another way, when all employees become owners, they think and behave like owners.

(3)           Incentive compensation should be a greater part of total compensation for more senior positions

The proportion of an individual’s total compensation that varies with individual and Company performance objectives should increase as the individual’s business responsibilities increase. Thus, cash bonuses and LTIP-based compensation should form the overwhelmingly dominant portion of overall compensation for the Company’s senior employees and the milestones for payouts on those plans for our senior employees are based entirely on corporate results.

Compensation Targets

Our Compensation Committee with the input of the officers of the Company has established competitive targets for our executive officers that we believe reflect the challenges of our business and create an equity-focused culture throughout the entire Company.

We believe that in allocating compensation among these elements, the compensation of a company’s senior-most levels of management - those persons having the greatest ability to influence a company’s performance - should be predominantly performance-based, while more junior employees should receive a greater portion of their compensation based on their base salary.

These targets are described below under “Employment Agreements.”

Base Salary and Cash Incentive

We divide total cash compensation into a base salary portion and a cash incentive bonus portion. The Compensation Committee establishes the Chief Executive Officer’s targeted cash compensation first and then sets the cash compensation for other officers accordingly, based on the function served by that officer, that officer’s experience, and expected individual performance. Generally, we believe that the higher the level of responsibility of the executive within our Company, the greater the portion of that executive’s target total cash compensation that consists of the cash incentive component. The higher the executive’s level of responsibility within the Company, the greater the percentage of the executive’s compensation that should be tied to the Company’s performance.

Equity Incentive

Long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock and stock-based awards. The Committee believes that the use of stock and stock-based awards offers the best approach to properly achieving our goals. We believe that stock-based compensation provide the principal method for executive officers to acquire equity or equity-linked interests in the Company. We have implemented the LTIP which we will utilize for such a purpose, which has received shareholder approval.

Rationale for Paying each Element

Base compensation and participation in benefit plans are established to provide employees with appropriate industry competitive terms. Director retainers are paid partially to compensate directors for their considerable time investment and to assist directors in covering their indirect operating expenses as independent contractors. Annual incentive cash bonuses are paid to reward employees for performance and stockholder value enhancement in the current year, based upon targets set by the Board for the CEO and his direct reports, with the CEO establishing the individual targets for all other employees.

LTIP awards are designed to reward the building of long-term stockholder value, while providing modest, interim rewards in the pursuit of such longer-term objectives.

Determination of Amounts to Pay

Base salaries, benefits and potential cash bonuses are established based upon current market conditions. Where needed, outside consultants may be retained to assist in this process. Benefit plan structures may be evaluated periodically to determine market competitiveness with similar companies.

Stock-based awards to be granted are evaluated based upon projected total compensation levels for participants assuming certain objectives are achieved. Since the majority of the total potential compensation is based upon performance, our expectation is that the total projected compensation level be well above average, because the “at risk” compensation levels generally exceed 2/3 of anticipated compensation under the assumption that bonus targets are met. The Committee, taking into consideration management’s recommendations and with sign-off from all independent directors, will set each year’s goals and milestones, their weightings, and the formulas for award calculation. For accounting purposes, cash elements are expensed as earned. LTIP awards are expensed as provided for under ASC 718, and are further described in the footnotes to the audited financial statements included in this Annual Report on Form 10-K.

How the Elements Interact

While each element is set with certain needs in mind, the Committee also looks at the total compensation package for each individual to determine that the total payout is appropriate to the level of responsibility attributable to each participant. The total compensation package will also include any bonus amounts and awards to be based on performance targets, when such targets are ultimately set by the Committee.

Chief Executive Officer Compensation

The Compensation Committee uses the same factors in determining the compensation of our CEO as it does for other senior officers.  Mr. Warwick’s annual base salary for fiscal 2009 was $300,000, pursuant to the terms of his employment agreement which was entered into effective as of December 1, 2008 and is described further below under “Employment Agreements.”  The terms of the Mr. Warwick’s employment agreement, a United Kingdom resident, also entitle Mr. Warwick to a make-whole payment that will restore him to the British Pound Sterling equivalent that existed on the effective date of the agreement in the event that the value of the U.S. Dollar relative to the British Pound Sterling increases such that his base salary is reduced, as a result of such currency translation, by 10% or more.

Historically, Mr. Warwick’s salary was set pursuant to his employment agreement that was entered into with our former parent, ADNW.  Following our spinoff from ADNW, we entered into the employment agreement described below, and used a peer group for comparison purposes for evaluation of his salary. The peer group was determined by our independent directors. Our independent directors surveyed companies whose revenue base and organizational size were consistent with ours as well as several companies within our industry, which we defined as business and supply chain management software solutions. The peer group was thus created from a group of companies that were both similar in size as well as companies within our industry segment. Finally, we compared the peer group to compensation for similar companies that were in the midst of a turnaround.

Mr. Warwick resigned from the Company effective January 31, 2010.  Pursuant to the terms of the Separation Agreement entered into on January 20, 2010 with Mr. Warwick, the Company agreed to pay $300,000 in termination payments, payable over six months, and additional payments of $75,000 if certain events occur.

Employment Agreements

Effective as of December 1, 2008 (the “Effective Date”), upon the approval of our Board of Directors, we entered into employment agreements with each of Ian Warwick, our President and Chief Executive Officer, Charles F. Trapp, our Executive Vice President and Chief Financial Officer, and Simon Chadwick, our Executive Vice President and Chief Operating Officer.

The Company is currently negotiating an employment agreement with the Company’s interim Chief Executive Officer, Michael Jamieson.

Ian Warwick Employment Agreement

The Employment Agreement with Mr. Warwick (the “Warwick Agreement”) is for an initial term of two and one-half years from the Effective Date, and is automatically renewable for successive one-year periods unless terminated by Mr. Warwick or us. Mr. Warwick will receive an annual base salary of $300,000, payable in U.S. dollars. The annual salary is increased to $350,000 upon our achievement of a market capitalization goal of $50 million for at least 25 consecutive trading days. The terms of the Warwick Agreement also entitles Mr. Warwick, a United Kingdom resident, to a make-whole payment that will restore him to the British Pound Sterling equivalent that existed on the Effective Date in the event that the value of the U.S. Dollar relative to the British Pound Sterling increases such that his base salary is reduced, as a result of such currency translation, by 10% or more (the “Make-Whole Payment”).

The Warwick Agreement also provides for an appointment to our Board of Directors, on which Mr. Warwick already serves.

Mr. Warwick is eligible for a performance-based annual cash incentive bonus of up to 150% of his base salary in any fiscal year depending on the extent to which the applicable performance goal(s) of the Company, which are to be established by our Compensation Committee or pursuant to a formal bonus plan, are achieved, subject to any operating covenants in place with respect to outstanding bank debt. The Compensation Committee established an EBITDA-related target for the fiscal year ended June 30, 2009, with respect to Mr. Warwick’s potential incentive bonus for fiscal 2009.

In addition, Mr. Warwick is entitled to participate in all of our benefit plans and our equity-based compensation plans, which currently consists of our LTIP. Pursuant to the Warwick Agreement, Mr. Warwick is to be awarded two grants of 3-year performance share unit awards under the LTIP, each for 500,000 performance share units as a base objective, with 30% of the award vesting in the first year of the grant provided that the base target for that year is met, 30% of the award vesting in the second year of the grant provided that the base target for the second year is met, and 40% of the award vesting in the third and final year of the grant provided that the base target for the third year is met (“Performance Share Units”). The performance measures for these awards, which have been set by the Compensation Committee, are based on increases in our earnings per share (“EPS”) and return on invested capital (“ROIC”). Further, with respect to both awards in each grant year, (i) if the Company’s results amount to less than 80% of the established target(s), none of the awards will vest; (ii) if the Company’s results are equal to 80% of the established target(s), 50% of the award will vest; (iii) if the Company’s results are equal to 100% of the established target(s), 100% of the award will vest; and (iv) if the Company’s results are equal to or better than 120% of the established target(s), 150% of the award will vest. Results between these established parameters will be interpolated.

The Warwick Agreement also entitles Mr. Warwick to be granted options to purchase 300,000 shares of our common stock under the LTIP. These options will vest as to one-third of the award on each of the first three anniversaries of the grant date, at a strike price of $0.75, $1.00 and $1.25, respectively. The options expire ten years from the grant date.

The Warwick Agreement provides that in the event Mr. Warwick’s employment is terminated for Good Reason, for any reason other than for Cause, Death or Disability or for Good Reason during the 30-day period immediately following the first anniversary of the Effective Date (the “Window Period”), he is entitled to, among other things, a severance payment equal to his 12 months base salary. In addition, under such circumstances, all of Mr. Warwick’s stock options, stock appreciation rights and restricted stock will immediately vest and be payable in shares of our common stock and all of his performance share units that would vest in the course of any fiscal year shall vest on a pro rata basis.

Mr. Warwick resigned from the Company effective January 31, 2010.  Pursuant to the terms of the Separation Agreement entered into on January 20. 2010 with Mr. Warwick, the Company agreed to pay $300,000 in termination payments, payable over six months, and additional payments of $75,000 if certain events occur.

Charles F. Trapp Employment Agreement

The Employment Agreement with Mr. Trapp (the “Trapp Agreement”) is for an initial term of one year from the Effective Date, and is automatically renewable for successive one-year periods unless terminated by Mr. Trapp or us. Mr. Trapp will receive an annual base salary of $220,000, payable in U.S. dollars. Mr. Trapp is eligible for a performance-based annual cash incentive bonus of up to 150% of his base salary in any fiscal year depending on the extent to which the applicable performance goal(s) of the Company, which are to be established by the Compensation Committee or pursuant to a formal bonus plan, are achieved, subject to any operating covenants in place with respect to outstanding bank debt. The Compensation Committee established an EBITDA-related target for the fiscal year ended June 30, 2009, with respect to Mr. Trapp’s potential incentive bonus for fiscal 2009.

In addition, Mr. Trapp is entitled to participate in all of our benefit plans and equity-based compensation plans, which currently consists of the LTIP. Mr. Trapp will be awarded two grants of 3-year Performance Share Unit awards under the LTIP, each for 300,000 performance share units as a base objective, with the same terms, performance targets and metrics as Mr. Warwick’s Performance Share Unit awards described above. Mr. Trapp also will be granted options to purchase 100,000 shares of our common stock under the LTIP. These options will vest as to one-third of the award on each of the first three anniversaries of the grant date, at a strike price of $0.75, $1.00 and $1.25, respectively. The options expire ten years from the grant date.

The Trapp Agreement provides that in the event Mr. Trapp’s employment is terminated for Good Reason, for any reason other than for Cause, Death or Disability or for Good Reason during the Window Period, Mr. Trapp is entitled to, among other things, a severance payment equal to his 12 months base salary, all of Mr. Trapp’s stock options, stock appreciation rights and restricted stock shall immediately vest and be payable in shares of our common stock and all of his performance share units that would vest in the course of any fiscal year shall vest on a pro rata basis.  The Employment Agreement with Mr. Trapp was not renewed on November 30, 2009, but Mr. Trapp has continued as Chief Financial Officer and Vice President, Finance for the Company.  The Company is currently negotiating a new employment agreement with Mr. Trapp.

Simon Chadwick Employment Agreement

The Employment Agreement with Mr. Chadwick (the “Chadwick Agreement”) is for an initial term of two years from the Effective Date, and is automatically renewable for successive one-year periods unless terminated by Mr. Chadwick or us. Mr. Chadwick will receive an annual base salary of $225,000, payable in U.S. dollars. The terms of the Chadwick Agreement also entitles Mr. Chadwick, a United Kingdom resident, to a Make-Whole Payment consistent with the one awarded to Mr. Warwick.

The Chadwick Agreement also provides for an appointment to our Board of Directors, on which he already serves.

Mr. Chadwick is eligible for a performance-based annual cash incentive bonus of up to 150% of his base salary in any fiscal year depending on the extent to which the applicable performance goal(s) of the Company, which are to be established by the Compensation Committee or pursuant to a formal bonus plan, are achieved, subject to any operating covenants in place with respect to outstanding bank debt. The Compensation Committee established an EBITDA-related target for the fiscal year ended June 30, 2009, with respect to Mr. Chadwick’s potential incentive bonus for fiscal 2009.

In addition, Mr. Chadwick is entitled to participate in all of our benefit plans and our equity-based compensation plans, which currently consists of the LTIP. Mr. Chadwick will be awarded two grants of 3-year Performance Share Unit awards under the LTIP, each for 400,000 performance share units as a base objective, with the same terms, performance targets and metrics as Mr. Warwick’s and Mr. Trapp’s Performance Share Unit awards described above. The Chadwick Agreement also grants Mr. Chadwick options to purchase 200,000 shares of our common stock under the LTIP. These options will vest as to one-third of the award on each of the first three anniversaries of the grant date, at a strike price of $0.75, $1.00 and $1.25, respectively. The options expire ten years from the grant date.

In the event Mr. Chadwick’s employment is terminated for Good Reason, for any reason other than for Cause, Death or Disability or for Good Reason during the Window Period, Mr. Chadwick is entitled to, among other things, a severance payment equal to his 12 months base salary, all of Mr. Chadwick’s stock options, stock appreciation rights and restricted stock shall immediately vest and be payable in shares of our common stock and all of his performance share units that would vest in the course of any fiscal year shall vest on a pro rata basis.

Mr. Chadwick resigned from the Company effective January 31, 2010.  Pursuant to the terms of the Separation Agreement entered into on January 20. 2010 with Mr. Chadwick, the Company agreed to pay $225,000 in termination payments, payable over six months, and additional payments of $50,000 if certain events occur.

Severance Benefits

As described above, each of the employment agreements with our officers contains a severance benefit for that officer if he or she is terminated other than for cause or the officer leaves the Company after a change in control, provided they leave for “good reason.” We provide this benefit because we want executives to focus on the Company’s business and enhancing stockholder value without undue concern about any possible loss of their job.

Retirement Plans

We do not offer retirement plans for our officers.

Change in Control

Each officer’s employment agreement contains standard provisions that protect that officer in the event there is a change in control that has not been approved by our Board of Directors. In addition, our LTIP provides for acceleration of vesting in the event of a change in control.

The precise terms and conditions of each employment agreement is described above.

Perquisites

We offer limited perquisites for our executives. We may offer life insurance policies for our Named Executive Officers, but as of the date of this report, have yet to establish those policies.

Board Process

The Compensation Committee of the Board of Directors approves all compensation and awards to executive officers, which include the Chief Executive, the Chief Financial Officer, and Chief Operating Officer, and any other Named Executive Officers. Generally, on its own initiative the Compensation Committee reviews the performance and compensation of the Chief Executive, Chief Financial Officer, and Chief Operating Officer and, following discussions with those individuals, establishes their compensation levels where it deems appropriate. For the remaining officers, the Chief Executive Officer makes recommendations to the Compensation Committee that generally, with such adjustments and modifications that are deemed necessary or appropriate by the Committee, are approved. With respect to equity-based compensation awarded to others, the Compensation Committee grants restricted stock, generally based upon the recommendation of the Chief Executive Officer.

The Compensation Committee believes that objectives cannot be established in a vacuum and thus invites management’s input into the establishment of milestones. Although Committee meetings are held in executive session, without management’s presence, the Committee (and from time to time individual members of the Committee) routinely meets with senior officers of the Company to discuss objectives, to explain the rationale for certain objectives or milestones, and to assure that it has management’s input in assessing the consequences of decisions made in Committee, for instance, the impact that its decisions may have on our financial statements. The Committee’s interactions with management seek to achieve a balance between receiving management’s buy-in for objectives and assuring that management is not actually or effectively establishing the terms and parameters for its own compensation.

Forward-Looking Statements

Disclosures in this Compensation Discussion & Analysis may contain certain forward-looking. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters.

Without limiting the generality of the foregoing, forward-looking statements contained in this report include the matters discussed regarding the expectation of compensation plans, strategies, objectives, and growth and anticipated financial and operational performance of the Company and its subsidiaries. A variety of factors could cause the Company’s actual results to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to those set forth herein.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Summary Compensation Table for Fiscal Years 2009, 2008 and 2007

The following table sets forth information for the fiscal years ended June 30, 2009, 2008 and 2007 concerning the compensation paid and awarded to all individuals serving as (a) our Chief Executive Officer, Ian Warwick, (b) the two most highly compensated Executive Officers (other than our Chief Executive Officer) of ours and our subsidiaries at the end of our fiscal years ended June 30, 2009, 2008 and 2007 whose total compensation exceeded $100,000 for these periods, Simon Chadwick and Charles F. Trapp, and (c) two additional individuals for whom disclosure would have been provided pursuant to (b) except that they were not serving as executive officers at the end of such fiscal years. These individuals may be collectively referred to herein as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ian Warwick (1)	2009	292,828	—	—		—	—	—	—	292,828
Chief Executive Officer,	2008	349,195	—	—		—	—	—	—	349,195
President and Director	2007	350,682	—	—		—	—	—	—	350,682

Simon Chadwick (2)	2009	218,780	—	—		—	—	—	—	218,780
Chief Operating Officer	2008	259,402	—	—		—	—	—	—	259,402
and Director	2007	260,507	—	—		—	—	—	—	260,507

Charles F. Trapp (3)	2009	224,166		5,775	(4)					229,941
Vice President, Finance,	2008	214,583	—	25,500	(4)	—	—	—	—	240,083
and Chief Financial Officer	2007	N/A								N/A

(1)
Reflects salary paid to Mr. Warwick for services rendered to us and our subsidiaries during fiscal 2009, 2008 and 2007 as Aftersoft’s Chief Executive Officer and President. Salary was paid in British pounds at an annual salary of 175,000 GPB for each of the 2007 and 2008 fiscal years, and for the period from July 1, 2008 to November 30, 2008 (or 72,916 GBP).  Salary for the period from December 1, 2008 through June 30, 2009 was paid in US dollars at an annual base rate of $300,000 (or $175,000 for the period), pursuant to the terms of Mr. Warwick’s employment agreement.  The amount shown for 2007 was translated to US dollars based on a June 30, 2007 currency conversion rate of 1 GBP = $2.0039. The amount shown for 2008 was translated to US dollars based on a June 30, 2008 currency conversion rate of 1 GBP = $1.9954.  The portion of Mr. Warwick’s salary for fiscal 2009 which was paid in British pounds (for the period from July 1, 2008 through November 30, 2008) was translated to US dollars based on the June 30, 2009 currency conversion rate of 1 GBP= $1.61593 (or $117,828). Mr. Warwick did not receive any additional compensation for his services as a director on our Board of Directors.

(2)
Reflects salary paid to Mr. Chadwick for services rendered to us and our subsidiaries during fiscal 2009, 2008 and 2007 as Aftersoft’s Chief Operating Officer. Salary was paid in British pounds at an annual salary of 130,000 GPB for each of the 2007 and 2008 fiscal years, and for the period from July 1, 2008 to November 30, 2008 (or 54,167 GBP).  Salary for the period from December 1, 2008 through June 30, 2009 was paid in US dollars at an annual base rate of $225,000 (or $131,250 for the period), pursuant to the terms of Mr. Chadwick’s employment agreement.  The amount shown for 2007 was translated to US dollars based on a June 30, 2007 currency conversion rate of 1 GBP = $2.0039. The amount shown for 2008 was translated to US dollars based on a June 30, 2008 currency conversion rate of 1 GBP = $1.9954.  The portion of Mr. Chadwick’s salary for fiscal 2009 which was paid in British pounds (for the period from July 1, 2008 through November 30, 2008) was translated to US dollars based on the June 30, 2009 currency conversion rate of 1 GBP= $1.61593 (or $87,530). Mr. Chadwick did not receive any additional compensation for his services as a director on our Board of Directors.

(3)
Mr. Trapp was appointed Vice President Finance and Chief Financial Officer effective as of December 1, 2007. For the year ended June 30, 2009, the amount shown in the table reflects salary in the amount of $95,833 earned for services in these capacities between July 1, 2008 and November 30, 2008, as well as salary in the amount of $128,333 earned for services between December 1, 2008 and June 30, 2009 pursuant to the terms of Mr. Trapp’s employment agreement. The salary for fiscal 2009 also includes $20,500 that was deferred and contributed by Mr. Trapp to the Company’s plan established under section 401(k) of the Internal Revenue Code of 1986, as amended.  For the year ended June 30, 2008, the amount shown in the table reflects salary in the amount of $134,167 earned for services between December 1, 2007 and June 30, 2008, as well as salary in the amount of $80,416 earned for services as an accountant prior to his appointment as an officer. The salary for fiscal 2008 also includes $20,500 that was deferred and contributed by Mr. Trapp to the Company’s plan established under section 401(k) of the Internal Revenue Code of 1986, as amended.

(4)
The amount shown in the “Stock Awards” column reflects the dollar amount recognized for fiscal 2009 and 2008 financial statement reporting purposes of the outstanding stock awards held by Mr. Trapp in accordance with FAS 123R. Stock award represent an award on May 13, 2008 of 750,000 shares of Common Stock with a grant date closing price of $0.10 per share, of which 34% or 255,000 shares vested immediately on the date of grant. The remaining 66% of the shares or 495,000 shares will vest in three equal installments of 165,000 shares on each of the first, second and third anniversaries of the grant date. The shares were not issued pursuant to any existing compensation plan. Refer to the Company’s Consolidated Financial Statements for the Fiscal Years Ended June 30, 2008 and 2007, Note 1 “Stock Based Compensation” and Note 10 “Stockholders Equity” included in this Annual Report on Form 10-K, with respect to valuation assumptions for this stock grant. Mr. Trapp held no other stock or option awards at June 30, 2009 and 2008, respectively.

Other Compensation

Other than as described above, there were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by the executive officers during the year ended June 30, 2009. We do not have any retirement, pension, or profit-sharing programs for the benefit of our directors, officers or other employees. The Board of Directors may recommend adoption of one or more such programs in the future.

Outstanding Equity Awards at 2009 Fiscal Year End

The following table provides information relating to the vested and unvested option and stock awards held by the named executives as of June 30, 2009. Each award to each named executive is shown separately, with a footnote describing the award’s vesting schedule.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Option (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested ($)
Ian Warwick
Simon Chadwick
Charles F. Trapp	—	—	—	—	—	330,000	(1)	$33,000	(2)	—	—

(1)
Stock awards represent an award on May 13, 2008 to Mr. Trapp of 750,000 shares of Common Stock with a grant date fair value of $0.10 per share, of which 34%, or 255,000 shares, vested immediately on the date of grant and 165,000 shares valued at $.035 per share vested on May 13, 2009. The remaining 330,000 shares reflected in the table, will vest in two equal installments of 165,000 shares, on each of the second and third anniversaries of the grant date. The shares were not issued pursuant to any existing compensation plan.

(2)	Based on the closing price of $0.10 of the Company’s Common Stock on June 30, 2009.

Director Compensation for Fiscal 2009

During fiscal 2009, directors who were not officers of the Company received a $10,000 annual retainer, with the exception of the lead director, who received a $35,000 annual retainer.  Directors who were not officers of the Company also received $7,500 for serving as Audit Committee Chairman, $6,000 for serving as Chairman of the Governance and Nomination or Compensation Committees, and $5,000 for serving as a Committee Member. Directors who are also executive officers of the Company do not receive any additional compensation for their service on the Board.

The following table reflects all compensation awarded to, earned by or paid to the Company’s directors for the fiscal year ended June 30, 2009.

	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Ian Warwick	—		—		—	—	—	—	—
Simon Chadwick	—		—		—	—	—	—	—
Dwight B. Mamanteo	26,000	(2)	4,247	(3)	—	—	—	—	30,247
Marcus Wohlrab	23,500		4,247	(4)	—	—	—	—	27,747
Frederick Wasserman	27,500		4,492	(5)	—	—	—	—	31,992
Gerald M. Czarnecki	35,000	(6)	8,480	(7)	—	—	—	—	43,380
W. Austin Lewis IV	7,200	(8)	877	(9)	—	—	—	—	8,077

(1)
The amount shown in the table reflects the dollar amount recognized for fiscal 2009 financial statement reporting purposes of the outstanding stock awards held by the directors in accordance with FAS 123R. Refer to the Company’s Consolidated Financial Statements for the Fiscal Years Ended June 30, 2009 and 2008, Note 1 “Stock Based Compensation” and Note 10 “Stockholders Equity” included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, with respect to valuation assumptions for this stock grant. The directors held no other stock or option awards at June 30, 2009.

(2)	Includes 185,714 shares of Common Stock valued at market price on the date of issuance, and received in lieu of $6,500 of cash compensation.

(3)	Includes 25,569 shares valued at market price on the date of issuance, net of income taxes of $728.
(4)	Includes 34,668 shares valued at market price on the date of issuance.
(5)	Includes 36,668 shares valued at market price on the date of issuance.
(6)	Includes 197,512 shares of Common Stock valued at market price on the date of issuance, net of income taxes of $3,062, and received in lieu of $17,500 of cash compensation.
(7)	Includes 46,850 shares valued at market price on the date of issuance, net of income taxes of $1,097.
(8)	Includes 102,857 shares of Common Stock valued at market price on date of issuance, and received in lieu of $3,600 of cash compensation.

(9)	Includes 10,267 shares valued at market price on the date of issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of July 12, 2010 by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding Common Stock; (b) all directors; (c) our executive officers, and (d) all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock. Unless otherwise identified, the address of our directors and officers is c/o MAM Software Group, Inc., Maple Park, Maple Court, Barnsley, UK S75 3DP.

Name and address of beneficial owner	Amount and Nature of Beneficial Ownership		Percent of class of Common Stock (1)
Wynnefield Persons (2) c/o Wynnefield Capital Inc. 450 Seventh Ave., Suite 509 New York, NY 10123	10,829,479	(3)	12.71%

Quillen Persons (4) 145 East 57th Street, 10th Floor New York, NY 10022	6,960,112	(5)	8.13%

ComVest Capital LLC 105 S. Narcissus Ave. West Palm Beach, FL 33401	10,169,949	(6)	10.66%

Directors and Officers:

Michael Jamieson Interim Chief Executive Officer	1,460,000	(7)	1.71%

Charles F. Trapp Chief Financial Officer	1,213,571	(8)	1.42%

Frederick Wasserman, Director	201,016	(9)	0.24%

Dwight B. Mamanteo, Director	726,419	(10)	0.85%

Marcus Wohlrab, Director	152,472	(11)	0.18%

Gerald M. Czarnecki, Chairman	1,135,953	(12)	1.33%

W. Austin Lewis IV (13) c/o Lewis Asset Management Corp. 45 Rockefeller Plaza New York, NY 10111	10,285,718	(14)	12.07%

Directors and Officers as a group (7 persons)	15,175,149		16.47%

Former Officers and Directors:

Ian Warwick Chief Executive Officer and Chairman	4,561,452		5.35%

Simon Chadwick Chief Operating Officer	1,961,084		2.30%

(1)
Based on a total of 85,204,416 shares of Common Stock outstanding as of July 12, 2010. In accordance with Securities and Exchange Commission rules, each person’s percentage interest is calculated by dividing the number of shares that person owns by the sum of (a) the total number of shares outstanding as of July 12, 2010 plus (b) the number of shares such person has the right to acquire within sixty (60) days of July 12, 2010.

(2)
Comprised of Wynnefield Partners Small Cap Value, LP (“Wynnefield Partners”) and Wynnefield Partners Small Cap Value LP I (“Wynnefield Partners I”), and the general partner of each of these entities, Wynnefield Capital Management, LLC (“Wynnefield LLC”); Wynnefield Small Cap Value Offshore Fund Ltd. (“Wynnefield Offshore”) and its investment manager, Wynnefield Capital, Inc. (“Wynnefield Capital”); Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan (the “Plan”); Channel Partnership II, LP (“Channel”); Nelson Obus, who serves as principal and co-managing member of Wynnefield Capital Management, LLC, principal executive officer of Wynnefield Capital, Inc. and general partner of Channel Partnership II, LP; and Joshua H. Landes, who serves as principal and co-managing member of Wynnefield Capital Management, LLC and executive officer of Wynnefield Capital, Inc. (collectively, the “Wynnefield Persons”). Dwight Mamanteo, one of the Company’s directors, is an investment analyst with Wynnefield Capital. Mr. Mamanteo exercises neither voting nor dispositive control over the shares beneficially owned by Wynnefield Capital. The Company has been informed that Nelson Obus and Joshua H. Landes share voting and investment control over the shares beneficially owned by Wynnefield Partners, Wynnefield Partners I, Wynnefield Offshore, Wynnefield LLC, Wynnefield Capital and the Plan, and that Nelson Obus exercises sole voting and investment control over the shares beneficially owned by Channel.  Based upon information provided in a Schedule 13D/A filed with the SEC on April 3, 2009 and a Form 4 filed on May 22, 2009.  Note that the Wynnefield Persons’ shareholdings have been reduced by an aggregate of 3,125,002 shares to reflect the surrender of the Exchange Warrants by the Wynnefield Partners Small Cap Value, LP, Wynnefield Partners Small Cap Value, LP I, Wynnefield SmallCap Offshore Fund, Ltd and Channel Partnership II, LP to the Company as part of the Company’s proposed Exchange Offer.

(3)
Represents an aggregate of 10,829,479 shares of common stock, which are beneficially owned as follows: (i) 3,102,885 shares of common stock are beneficially owned by Wynnefield Partners; (ii) 2,525,615 shares of common stock are beneficially owned by Wynnefield Partners I; (iii) 4,559,115 shares of common stock; (iv) 16,864 shares of common stock are beneficially owned by the Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; and (v) 625,000 shares of common stock are beneficially owned by Channel.  Based upon information provided in a Form 4 filed with the SEC on May 22, 2009.

(4)
Comprised of Little Wing, L.P. (“Little Wing”); Quilcap Corp., the general partner of Little Wing (“Quilcap Corp.”); Tradewinds Fund, Ltd. (“Tradewinds”); Quilcap Management, LLC, the investment manager of Little Wing and Tradewinds (“Quilcap Management”); and Parker Quillen, the President of Quilcap Corp. and the Sole Managing Member of Quilcap Management (collectively, the “Quillen Persons”).  Based upon information provided in a Schedule 13G/A filed with the SEC on February 13, 2009.

(5)
Represents (i) 5,976,508 shares of common stock and 357,292 shares of common stock issuable upon exercise of warrants, which are currently exercisable at $1.00 per share and expire July 2, 2013, owned by Little Wing, with respect to which Little Wing has the power to vote and dispose, which power may be exercised by Mr. Quillen, as President of Quilcap Corp and as Sole Managing Member of Quilcap Management; and (ii) 540,879 shares of common stock and 59,375 shares of common stock issuable upon exercise of warrants, which are currently exercisable at $1.00 per share and expire July 2, 2013, owned by Tradewinds, with respect to which Tradewinds has the power to vote and dispose, which power may be exercised by Mr. Quillen, as the Sole Managing Member of Quilcap Management; and (iii) 26,058 shares of common stock with respect to which Mr. Quillen has sole voting and dispositive power.  Based upon information provided in a Schedule 13G/A filed with the SEC on February 13, 2009.

(6)
Includes the following shares owned by ComVest Capital LLC: (i) 1,000,000 shares issuable upon exercise of warrants to purchase shares of Common Stock, which are currently exercisable at $0.1097 per share and expire December 31, 2013; (ii) 2,083,333 shares issuable upon exercise of warrants to purchase shares of Common Stock, which are currently exercisable at $0.3595 per share and expire December 31, 2013; (iii) 2,000,000 shares issuable upon exercise of warrants to purchase shares of Common Stock, which are currently exercisable at $0.1097 per share and expire December 31, 2013, and (iv) 3,386,616 shares of common stock issuable upon conversion of the $5,000,000 principal amount of that certain Convertible Term Note dated December 21, 2007 issued to Comvest Capital LLC, at a current conversion rate of $1.4764 per share. The Company has been informed that Comvest Capital Advisors, LLC is the managing entity of ComVest Capital, LLC, and that Gary Jaggard, managing director of Comvest Capital, LLC, exercises voting and investment control over the shares beneficially owned by ComVest Capital, LLC. Also includes 1,700,000 shares issuable upon exercise of warrants owned by Commonwealth Associates, LP, an entity affiliated with Comvest Capital, LLC. See “Certain Relationships and Related Transactions and Director Independence” for additional detail.

(7)	Includes 780,000 vested shares of an award of an aggregate of 1,000,000 restricted shares of Common Stock granted by the Company on May 13, 2008 for services previously rendered.

(8)	Includes 585,000 vested shares of an award of an aggregate 750,000 restricted shares of Common Stock granted by the Company on May 13, 2008 for services previously rendered.

(9)
Includes (i) 19,500 vested shares of restricted Common Stock of an award for an aggregate 25,000 shares of restricted Common Stock granted on May 13, 2008 by the Company for services previously rendered; (ii) 73,336 vested shares of restricted Common Stock out of an award of an aggregate of 110,000 shares of restricted Common Stock granted on October 6, 2008; and (iii) 68,181 vested shares of restricted Common Stock out of an award of an aggregate of 204,545 shares of restricted Common Stock granted on July 1, 2009.

(10)
Includes (i) 19,500 vested shares of restricted Common Stock of an award for an aggregate 25,000 shares of restricted Common Stock granted on May 13, 2008 by the Company for services previously rendered; and (ii) 51,137 vested shares of restricted Common Stock (net of taxes) out of an award of an aggregate of 104,000 shares of restricted Common Stock granted on October 6, 2008; and (iii) 58,106 vested shares of restricted Common Stock (net of taxes) out of an award of an aggregate of 236,364 shares of restricted Common Stock granted on July 1, 2009.

(11)
Includes (i) 19,500 vested shares of restricted Common Stock of an award for an aggregate 25,000 shares of restricted Common Stock granted on May 13, 2008 by the Company for services previously rendered; (ii) 69,336 vested shares of restricted Common Stock out of an award of an aggregate of 104,000 shares of restricted Common Stock granted on October 6, 2008; and (iii) 62,936 vested shares of restricted Common Stock (net of taxes) out of an award of an aggregate of 190,909 shares of restricted Common Stock granted on July 1, 2009.

(12)
Includes (i) 13,333 vested shares of restricted Common Stock (net of taxes) out of an award for an aggregate 25,000 shares of restricted Common Stock granted by the Company for joining the Board of Directors on October 6, 2008; (ii) 79,892 vested shares of restricted Common Stock (net of taxes) out of an award of an aggregate of 140,000 shares of restricted Common Stock granted on October 6, 2008; and (iii) 68,940 vested shares of restricted Common Stock (net of taxes) out of an award of an aggregate of 318,182 shares of restricted Common Stock granted on July 1, 2009.

(13)
W. Austin Lewis IV is the portfolio manager and general partner of Lewis Asset Management Corp., the investment manager of Lewis Opportunity Fund, LP and LAM Opportunity Fund, LTD. Accordingly, Mr. Lewis is deemed to be the beneficial owner of the shares owned by Lewis Opportunity Fund, LP and LAM Opportunity Fund, LTD. and beneficially owned by Lewis Asset Management Corp.

(14)
Represents (i) 3,614,353 shares owned directly by W. Austin Lewis IV, (ii) 5,322,646 shares of common stock owned by Lewis Opportunity Fund, LP; (iii) 1,348,719 shares of common stock owned by LAM Opportunity Fund, LTD.; (iv) 14,000 vested shares of restricted Common Stock out of an award of an aggregate of 25,000 shares of restricted Common Stock granted on February 20, 2009; (v) 36,935 vested shares of restricted Common Stock out of an award of an aggregate 80,000 shares of restricted Common Stock granted on February 20, 2009; and (vi) 60,607 vested shares of restricted Common Stock out of an award of an aggregate of 181,818 shares of restricted Common Stock granted on July 1, 2009.  Note that Mr. Lewis’ shareholdings have been reduced by an aggregate of 6,402,999 shares to reflect the surrender of the Exchange Warrants by Lewis Opportunity Fund, LP and LAM Opportunity Fund Ltd. to the Company as part of the Company’s proposed Exchange Offer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Transactions with Auto Data Network, Inc.

Prior to the spin-off of Aftersoft from ADNW on November 24, 2008, Mr. Warwick served as Chairman and CEO of both companies. Effective immediately following the spinoff, Mr. Warwick resigned from all positions with ADNW. None of the Company’s other officers and directors serve as officers or directors of ADNW.

On November 24, 2008 (the “Dividend Distribution Date”), ADNW distributed a dividend of the 71,250,000 shares of the Company’s common stock that ADNW owned at such time in order to complete the previously announced spin-off of Aftersoft’s businesses. The dividend shares were distributed in the form of a pro rata dividend to the holders of record as of November 17, 2008 (the “Record Date”) of ADNW’s common and convertible preferred stock. Each holder of record of shares of ADNW common and preferred stock as of the close of business on the Record Date was entitled to receive 0.6864782 shares of Aftersoft's common stock for each share of common stock of ADNW held at such time, and/or for each share of ADNW common stock that such holder would own, assuming the convertible preferred stock owned on the Record Date was converted in full.

Due to the nature of the dividend distribution, the ex-dividend date was set by NASDAQ as Tuesday, November 25, 2008, one day following the Dividend Distribution Date. No consideration was paid by any ADNW shareholder to receive the distribution of the dividend shares. Only whole shares were delivered to ADNW shareholders, so any resulting fractional shares in calculating the dividend were rounded up to the nearest whole number.

As a result of Aftersoft’s ownership of certain ADNW securities, Aftersoft received approximately 13,965,295 shares of its own common stock in connection with the dividend distribution. On December 31, 2008, Aftersoft retired 13,722,112 of the shares. The remaining 243,183 shares were used by Aftersoft for rounding of fractional shares issued in respect of the spin-off dividend, to make adjustments for the benefit of the holders of ADNW’s Series B Convertible Preferred Stock which received fewer shares in connection with the spin-off than the number to which they were entitled as a result of a calculation error relating to the Series B conversion rate, and for other minor adjustments.

Prior to the spin-off, ADNW owned approximately 77% of Aftersoft’s issued and outstanding common stock. Subsequent to and as a result of the spin-off, Aftersoft is no longer a subsidiary of ADNW.

Transactions with ComVest Capital LLC and its affiliate, Commonwealth Associates LP

ComVest Capital LLC

ComVest Capital LLC (“ComVest”) is the Company’s senior secured lender.  During fiscal 2008, ComVest extended to the Company a $1,000,000 secured revolving credit facility and a $5,000,000 term loan pursuant to the terms of a Revolving Credit and Term Loan Agreement (the “Loan Agreement”), a Revolving Credit Note and a Convertible Term Note, each dated December 21, 2007.  The material terms of these loans are described further below. In connection with this transaction, the Company issued to ComVest warrants to purchase an aggregate of 5,083,333 shares of the Company’s common stock. The material terms of these warrants are described further below.

At the time the loans were made, ComVest was not a party related to the Company. Each of these loans were made in the ordinary course of business, were made on the substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and did not involve more than the normal risk of collectibility or present other unfavorable features.  As a result of the issuance of the Convertible Term Note and the warrants, ComVest became a shareholder of the Company, and currently may be deemed to have beneficial ownership of approximately 10.79%  of the Company’s common stock (including certain warrants held by Commonwealth Associates LP, see below).

Credit Facility and Revolving Credit Note. Pursuant to the terms of the Loan Agreement, the Credit Facility is available to the Company through November 30, 2009, unless the maturity date is extended, or the Company prepays the Term Loan (described below) in full, in each case in accordance with the terms of the Loan Agreement. The Credit Facility provides for borrowing capacity of an amount up to (at any time outstanding) the lesser of the Borrowing Base at the time of each advance under the Credit Facility, or $1,000,000. The borrowing base at any time will be an amount determined in accordance with a borrowing base report that the Company is required to provide to the lender, based upon the Company’s Eligible Accounts and Eligible Inventory, as such terms are defined in the Loan Agreement.  The Loan Agreement provides for advances to be limited to (i) 80% of Eligible Accounts plus, in ComVest’s sole discretion, (ii) 40% of Eligible Inventory, minus (iii) such reserves as ComVest may establish from time to time in its discretion.  As of June 30, 2009, the borrowing base was $1,385,000.

In connection with the Credit Facility, the Company issued a Revolving Credit Note (the “Credit Note”) on December 21, 2007 payable to ComVest in the principal amount of $1,000,000, initially bearing interest at a rate per annum equal to the greater of (a) the prime rate, as announced by Citibank, N.A. from time to time, plus two percent (2%), or (b) nine and one-half percent (9.5%). The applicable interest rate will be increased by four hundred (400) basis points during the continuance of any event of default under the Loan Agreement. Interest is computed on the daily unpaid principal balance and is payable monthly in arrears on the first day of each calendar month commencing January 1, 2008. Interest is also payable upon maturity or acceleration of the Credit Note.  On June 17, 2010, the interest rate was increased from 9.5% to 13.5% for an event of default under the Loan Agreement.

During the Company’s fourth fiscal quarter of 2008, the Company drew down $500,000 of the Credit Facility, and drew down the remaining $500,000 during the first and second fiscal quarter of 2009.  As a result, as of June 30, 2009, the outstanding principal due on the credit facility was $1,000,000, and as of June 30, 2009, the entire credit facility had been drawn down.  As of June 30, 2009, the Company has not yet repaid any principal.  As described above, this loan currently bears interest at a rate of 13.5%.  During fiscal 2008, the Company paid $2,045 in interest payments, and during fiscal 2009, the Company paid $117,281 including fees of $27,000.

Term Loan and Convertible Term Note.   In addition to the Credit Facility, ComVest extended a Term Loan, evidenced by a Convertible Term Note (the “Term Note”) issued on December 21, 2007, in the principal amount of $5,000,000. The Term Loan was a one-time loan, and unlike the Credit Facility, the principal amount is not available for re-borrowing.  The Term Note bears interest at a rate of eleven percent (11%) per annum, except that during the continuance of any event of default, the interest rate will be increased to sixteen percent (16%).  On June 17, 2010, the interest rate was increased to 16% for an event of default under the Loan Agreement.

Initially, the Term Note was payable in 23 equal monthly installments of $208,333 each, payable on the first day of each calendar month commencing January 1, 2009, through November 1, 2010, with the balance due on November 30, 2010.  The amortization schedule was subsequently modified, and was delayed for one year so that payments will commence on January 1, 2010, pursuant to an amendment of the Loan Agreement during the quarter ended June 30, 2008 (see below).

The number of shares issuable upon conversion of the Term Note and the conversion price may be proportionately adjusted in the event of any stock dividend, distribution, stock split, stock combination, stock consolidation, recapitalization or reclassification or similar transaction.  In addition, the number of conversion shares, and/or the conversion price may be adjusted in the event of certain sales or issuances of shares of the Company’s common stock, or securities entitling any person to acquire shares of common stock, at any time while the Term Note is outstanding, at an effective price per share which is less than the then-effective conversion price of the Term Note.  The principal and interest payable on the Term Note was initially convertible into shares of the Company’s common stock at the option of ComVest, at an initial conversion price of $1.50 per share. On July 3, 2008, the conversion price was reduced to approximately $1.49 per share following the Company’s subsequent issuance of shares of common stock and warrants at an effectively lower price.  Consequently, the number of shares issuable upon conversion of the principal amount of the Term Note was increased to 3,361,345 shares from 3,333,333 shares. The Company also may require conversion of the principal and interest under certain circumstances.

Since December 21, 2007, the principal amount due on the Term Note has been $5,000,000. As of June 30, 2009, the Company has not yet repaid any principal. As described above, this loan currently bears interest at a rate of 16%. During fiscal 2009 and 2008, the Company paid $842,000 and $290,278, respectively, in interest payments.

Warrants.  In connection with the Loan Agreement, the Company issued warrants to ComVest to purchase the following amounts of shares of the Company’s common stock, exercisable after December 21, 2007 and expiring December 31, 2013: a) warrants to purchase 1,000,000 shares of common stock at an initial exercise price of $0.3125 per share;  b) warrants to purchase 2,000,000 shares of common stock at an initial exercise price of $0.39 per share; and c) warrants to purchase 2,083,333 shares of the Company’s common stock at an initial exercise price of $0.3625 per share.  The warrants also contain a cashless exercise feature.  The number of shares of common stock issuable upon exercise of the warrants, and/or the applicable exercise prices, may be proportionately adjusted in the event of any stock dividend, distribution, stock split, stock combination, stock consolidation, recapitalization or reclassification or similar transaction. In addition, the number of shares issuable upon exercise of the warrants, and/or the applicable exercise prices may be adjusted, at any time while the warrants are outstanding, in the event of certain issuances of shares of the Company’s common stock, or securities entitling any person to acquire shares of the Company’s common stock, at an effective price per share which is less than the then-effective exercise prices of the warrants.

The exercise prices for 3,000,000 of these warrants were subsequently modified in connection with waivers the Company received for violations of one of the debt covenants, as discussed further below.

Debt Covenants.  The Loan Agreement contains customary affirmative and negative covenants, including:

(a)          Maximum limits for capital expenditures of $600,000 per fiscal year;
(b)          Limitation on future borrowings, other than in certain circumstances, including to finance capital expenditures;
(c)          Limitation on guaranteeing any obligation, except for obligations in the ordinary course of business and obligations of the Company’s wholly owned subsidiaries incurred in the ordinary course of business;

(d)          Limitation on entering Sales-Leaseback Transactions with respect to the sale or transfer of property used or useful in the Company’s business operations;
(e)          Limitation on acquiring securities or making loans;
(f)           Limitation on acquiring real property;
(g)          Limitation on selling assets of the Company or permitting any reduction in the Company’s ultimate ownership position of any subsidiary;
(h)          Limitation on paying dividends;
(i)           Limitation on selling any accounts receivable; and
(j)           Requiring that, at the end of any quarter of any fiscal year, the ratio of (a) Earnings Before Interest, Depreciation, and Amortization (“EBIDA”) minus capital expenditures incurred to maintain or replace capital assets, to (b) debt service (all interest and principal payments), for the four (4) consecutive quarters then ended, to be not less than 1.25 to 1.00 (the “EBIDA Ratio Covenant”).

The Loan Agreement is collateralized by a pledge of all of the Company’s assets and the stock of the Company’s subsidiaries.

Amendments to Loan Agreement and Waivers for Violations of Certain Covenants.  Subsequent to March 31, 2008, the Company notified ComVest that the Company had incurred a loss of $1,897,000 for the three-month period ending March 31, 2008, and as a result, the Company had a ratio of EBIDA to debt service of (4.41):1.00, therefore violating the EBIDA Ratio Covenant described above.  ComVest agreed to grant the Company a waiver for the violation of this loan covenant.  On May 15, 2008, the Company and ComVest entered into a Waiver and Amendment pursuant to which ComVest granted the waiver, and, in consideration therefor, the Company reduced the exercise price for 1,000,000 warrants issued to ComVest in connection with the Loan Agreement from $0.3125 per share to $0.11 per share, and recognized the incremental fair value of the modified warrants of $24,000 as additional interest expense.   As a result of ComVest granting this waiver, the Company was not in violation of any loan covenants at March 31, 2008.

Subsequent to June 30, 2008, the Company advised ComVest that the Company had incurred a loss of $11,664,000 for the six-month period ending June 30, 2008, and that as a result had again violated the EBIDA Ratio Covenant with an EBIDA to debt service ratio of (2.26):1.00.  ComVest agreed to provide the Company with another waiver.  In connection therewith, the Company and ComVest entered into a letter agreement amending the Loan Agreement (the “September 23, 2008 Waiver and Amendment”) and modifying the EBIDA Ratio Covenant.  Pursuant to the September 23, 2008 Waiver and Amendment, the EBIDA Ratio Covenant was waived for the quarter ending September 30, 2008 and was reduced to 0.62:100 from 1.25:1.00 for the quarter ended December 31, 2008. Additionally, the EBIDA Ratio Covenant was reset for future quarters to 0.71:1.00 for the four quarters ended March 31, 2009; 0.50:1.00 for the four quarters ended June 30, 2009; and 1.25:1.00 for the four quarters ended September 30, 2009 and thereafter.  Additionally, ComVest agreed to delay the commencement of the loan amortization related to the Term Note for one year, from January 1, 2009 to January 1, 2010.  In consideration for these modifications, the Company reduced the exercise price related to 2,000,000 warrants issued to ComVest in connection with the Loan Agreement from $0.39 to $0.11.  The incremental fair value of the modified warrants is $15,000, which was recorded as an additional debt discount and is being amortized over the remaining life of the term loan pursuant to EITF 96-19, “Debtor's Accounting for a Modification or Exchange of Debt Instruments.”  As a result of these amendments, the Company was not in violation of any loan covenants at June 30, 2008.

Subsequent to the end of the quarter ended December 31, 2008, the Company advised ComVest that it had incurred a net loss of $5,349,000 for the six-month period ended December 31, 2008, and that as a result, the Company’s ratio of EBIDA to debt service was (1.41):1.00 in violation of the amended EBIDA Ratio Covenant.  ComVest agreed to extend an additional waiver of this covenant, which was granted on February 10, 2009, under a Waiver and Amendment #2 letter agreement (the “February 10, 2009 Waiver and Amendment”).  In consideration for the waiver, the Company agreed to increase the interest rate on the $1,000,000 Credit Facility from 9.5% to 11%.  As a result of ComVest granting this waiver, the Company was not in violation of any loan covenants at December 31, 2008. If the Company restores compliance with the EBIDA Ratio Covenant as of the close of any quarter ending on or after March 31, 2009, then the annual interest rate will be restored to 9.5%, effective as of the first day of the calendar month next succeeding the Company’s demonstrated quarter-end compliance with such covenant. Pursuant to a waiver and amendment, the annual interest rate was be restored to 9.5% as the Company became compliant with the covenant as of the close of the quarter ending on March 31, 2009. Following such modification, the Company is in compliance with the loan covenants, and accordingly, the interest rate on the Credit Facility was decreased from 11% to 9.5%, effective April 1, 2009.

After obtaining the above-described waivers, the Company is not in violation of the loan covenants at June 30, 2009.

 As of March 31, 2010, the Company did not meet the EBIDA Ratio Covenant of 1.25:1 as required by the Loan Agreement, and Amendment.  Our failure to maintain this ratio constitutes an event of default under the terms of the Loan Agreement. Under the terms of the Loan Agreement, if any event of default occurs, the full principal amount of the Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at ComVest’s election, immediately due and payable in cash. The Company currently is in negotiations to resolve the default with ComVest.

Commonwealth Associates LP

The Company has engaged Commonwealth Associates LP (“Commonwealth”) as its consultant and exclusive merger and acquisitions advisor pursuant to a Consulting Agreement dated June 3, 2008 (the “Consulting Agreement”). Commonwealth and ComVest are entities that are under common control. The Consulting Agreement is for an initial term of 24 months, and provides that Commonwealth will (i) be issued warrants to purchase up to 3,000,000 shares of the Company’s common stock, which will be exercisable for 5 years at a price of $0.30 per share, or the effective price for the Company’s shares resulting from the sale of approximately 28,631,622 shares of ADNW’s common stock with respect to which Commonwealth may act as placement agent, whichever is lower, and will contain anti-dilution protection and a cashless exercise feature with respect to one-half of the warrants; (ii) receive $15,000 per month for 18 months for its advisory services beginning June 3, 2008 and (iii) receive a fee in connection with an M&A transaction equal to 5% of the aggregate consideration paid or received by the Company.

On July 3, 2008, the Company issued to Commonwealth warrants to purchase an aggregate of 1,000,000 shares of the Company’s common stock as compensation for work performed in connection with the Company’s sale on July 3, 2008 of the 5,231,622 shares of ADNW common stock that it owned, which is further described in the footnotes. The warrants are currently exercisable at an exercise price of $0.30 per share and expire on July 3, 2013. Additionally, during the year ended June 30, 2009, the Company paid $45,000 to Commonwealth, and recorded a liability for unpaid fees of $135,000.

On August 3, 2009, the Company amended the financial advisory agreement and agreed to pay Commonwealth $35,000 in August, and $25,000 in September and October of 2009, in full satisfaction of the $135,000 liability.

On December 31, 2009, the Company issued to Commonwealth, in settlement of a contract, warrants to purchase an aggregate of 700,000 shares of the Company’s common stock.  The warrants are exercisable at $0.08 per share and expire on December 31, 2014.

Director Independence

Our determination of independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”) , even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that Dwight B. Mamanteo, Marcus Wohlrab, Frederick Wasserman and Gerald Czarnecki are “independent” within the meaning of such rules. Michael Jamieson is not “independent” under these rules, due to his position as our Interim Chief Executive Officer.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES

Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers and controlling persons of Aftersoft pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offered in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

FINANCIAL STATEMENTS

AFTERSOFT GROUP, INC.
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2009 AND 2008

Index to Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F–1

Consolidated Balance Sheets as of June 30, 2009 and 2008	F–2

Consolidated Statements of Operations and Comprehensive Loss for the years ended June 30, 2009 and 2008	F–3

Consolidated Statements of Stockholders’ Equity for the years ended June 30, 2009 and 2008	F–4

Consolidated Statements of Cash Flows for the years ended June 30, 2009 and 2008	F–5

Notes to Consolidated Financial Statements	F–7

AFTERSOFT GROUP, INC.
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED
MARCH 31, 2010 AND 2009
(Unaudited)

Index to Financial Statements

Consolidated Balance Sheets	F-29
Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)	F-30
Consolidated Statements of Cash Flows (Unaudited)	F-31
Notes to Consolidated Financial Statements (Unaudited)	F-33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
of Aftersoft Group, Inc.

We have audited the accompanying consolidated balance sheets of Aftersoft Group, Inc. (a Delaware corporation) and subsidiaries (the “Company”) as of June 30, 2009 and 2008 and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aftersoft Group, Inc. and subsidiaries as of June 30, 2009 and 2008, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KMJ Corbin & Company LLP
KMJ CORBIN & COMPANY LLP

Costa Mesa, California

September 25, 2009

AFTERSOFT GROUP, INC.
Consolidated Balance Sheets

(In thousands, except share data)	June 30,
	2009	2008
ASSETS
Current Assets
Cash and cash equivalents	$1,663	$1,964
Accounts receivable, net of allowance of $87 and $202	2,154	3,233
Inventories	318	615
Prepaid expenses and other current assets	507	690
Total Current Assets	4,642	6,502

Property and Equipment, Net	1,028	592

Other Assets
Goodwill	9,548	11,878
Amortizable intangible assets, net	3,566	4,584
Software development costs, net	1,691	1,718
Investments in available-for-sale securities	–	4,102
Other long-term assets	179	426
TOTAL ASSETS	$20,654	$29,802

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,386	$2,372
Accrued expenses and other	3,162	3,508
Payroll and other taxes	278	933
Current portion of long-term debt	1,598	598
Current portion of deferred revenue	482	607
Taxes payable	708	379
Total Current Liabilities	7,614	8,397

Long-Term Liabilities
Deferred revenue, net of current portion	748	545
Deferred income taxes	880	880
Long-term debt, net of current portion and debt discount	4,713	4,783
Other	199	142
Total Liabilities	14,154	14,747

Commitments and contingencies

Stockholders' Equity
Preferred stock: Par value $0.0001 per share; 10,000,000 shares authorized, none issued and outstanding	–	–
Common stock: Par value $0.0001 per share; 150,000,000 shares authorized, 83,462,337 and 92,733,220 shares issued and outstanding, respectively	8	9
Additional paid-in capital	30,219	31,732
Due from parent company	-	(2,850)
Accumulated other comprehensive income (loss)	(482)	1,617
Accumulated deficit	(23,245)	(15,453)
Total Stockholders' Equity	6,500	15,055
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,654	$29,802

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

AFTERSOFT GROUP, INC.
Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)	For the Year Ended June 30,
	2009	2008
Revenues	$21,119	$22,463
Cost of revenues	9,496	10,429
Gross Profit	11,623	12,034

Operating Expenses
Research and development	2,860	3,176
Sales and marketing	2,211	2,467
General and administrative	5,651	8,438
Depreciation and amortization	1,082	1,287
Impairment of goodwill	850	8,170
Total Operating Expenses	12,654	23,538

Operating Loss	(1,031)	(11,504)

Other Income (Expense)
Interest expense	(1,602)	(874)
Interest income	21	–
Gain on sale of investments	–	1,312
Write Down of investments in available – for – sale securities	(4,723)	–
Litigation settlement , net	–	76
Other, net	98	57
Total other income (expense), net	(6,206)	571

Loss from continuing operations before provision for income taxes	(7,237)	(10,933)

Provision for income taxes	386	873

Loss from continuing operations	(7,623)	(11,806)

Income from discontinued operations, net of tax	–	13
Loss on sale of discontinued operations, net of tax	–	(26)

Net Loss	(7,623)	(11,819)

Unrealized gain (loss) on investments in available-for-sale securities and reversal of (unrealized (loss) on investments in available–for–sale securities	184	(184)
Foreign currency translation gain (loss)	(2,283)	278
Total Comprehensive Loss	$(9,722)	$(11,725)

Loss per share attributed to common stockholders - basic and diluted
Net loss from continuing operations	$(0.09)	$(0.15)
Discontinued operations	–	–
Net Loss	$(0.09)	$(0.15)

Weighted average common shares outstanding basic and diluted	86,272,712	87,057,391

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

AFTERSOFT GROUP, INC.
Consolidated Statements of Stockholders’ Equity
(In thousands, except share and per share data)

	Common Stock		Additional Paid-in-	Due From	Other Comprehensive	Accumulated
	Shares	Amount	Capital	Parent	Income (Loss)	Deficit	Total
Balance as of June 30, 2007	80,127,384	$8	$26,123	$(264)	$1,523	$(2,616)	$24,774
Common stock issued for cash Common stock issued for cash	5,208,337	1	2,035	–	–	–	2,036
Common stock issued to settle litigation	1,718,750	–	825	–	–	–	825
Litigation settlement shares returned	(1,718,750)	–	(275)	–	–	–	(275)
Fair value of warrants issued to settle litigation	–	–	152	–	–		152
Fair value of warrants issued to consultant	–	–	27	–	–	–	27
Fair value of warrants issued with long-term debt	–	–	910	–	–	–	910
Common stock and warrants issued for parent company common stock	6,402,999	–	1,812	–	–	(1,018)	794
Common stock issued as compensation	994,500	–	99	–	–		99
Fair value of warrants issued to lender	–	–	24	–	–	–	24
Foreign currency translation adjustment	–	–	–	–	278	–	278
Unrealized loss on investment in available-for-sale securities	–	–	–	–	(184)	–	(184)
Advances to parent company, net	–	–	–	(2,586)	–	–	(2,586)
Net loss	–	–	–	–	–	(11,819)	(11,819)
Balance June 30, 2008	92,733,220	9	31,732	(2,850)	1,617	(15,453)	15,055
Sale of parent company common stock Common stock	–	–	337	505	–	–	842
Parent company common stock issued for parent company liabilities	–	–	(53)	193	–	(140)	–
Common stock retired	(13,722,112)	(1)	(2,122)	2,152	–	(29)	–
Common stock issued as compensation	4,451,229	–	310	–	–	–	310
Fair value of warrants issued to lender	–	–	15	–	–	–	15
Foreign currency translation adjustment	–	–	–	–	(2,283)	–	(2,283)
Reversal of unrealized loss on investment in available-for-sale securities	–	–	–	–	184		184
Net loss	–	–	–	–	–	(7,623)	(7,623)
Balance June 30, 2009	83,462,337	$8	$30,219	$–	$(482)	$(23,245)	$6,500

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

AFTERSOFT GROUP, INC.
Consolidated Statements of Cash Flows

(In thousands)	For the Years Ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES :
Net loss	$(7,623)	$(11,819)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,082	1,286
Debt discount and debt issuance cost amortization	699	412
Loss on disposition of property and equipment	-	16
Gain on sale of investment in non-marketable securities	-	(1,312)
Gain on write off of liabilities	(134)	-
Write down of investment in available – for- sale securities	4,723	-
Loss on settlements of amount due from parent company	-	1,091
Loss on sale of discontinued operations	-	26
Gain on modification of debt settlement	-	(123)
Fair value of stock and warrants issued for services and compensation	310	126
Fair value of warrants issued for debt waiver	-	24
Impairment of goodwill	850	8,170

Changes in assets and liabilities (net of the effect of acquisitions and divestitures):
Accounts receivable	1,079	(382)
Inventories	297	(37)
Prepaid expenses and other assets	183	(671)
Net advances to parent company relating to operating activities	-	(2,060)
Accounts payable	(852)	176
Taxes payable	329	151
Deferred revenue	78	172
Accrued expenses and other liabilities	(804)	1,884
Accrued litigation costs	-	(2,000)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	217	(4,870)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash sold in divestitures	-	(157)
Purchase of property and equipment	(213)	(383)
Proceeds from the sale of investment in non-marketable securities	-	2,000
Capitalized software development costs	(276)	(681)
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(489)	779

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of parent company stock, net of cash issuance costs	842	2,036
Proceeds from long-term debt, net of cash issuance costs	500	4,359
Payments on long-term debt	(410)	(1,062)
NET CASH PROVIDED BY FINANCING ACTIVITIES	932	5,333

Effect of exchange rate changes	(961)	57
Net change in cash and cash equivalents	(301)	1,299

Cash and cash equivalents at beginning of year	1,964	665
Cash and cash equivalents at end of year	$1,663	$1,964

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

AFTERSOFT GROUP, INC.
Consolidated Statements of Cash Flows (Continued)

(In thousands)	For the Years Ended June 30,
	2009	2008
Supplemental disclosures of cash flow information
Cash paid during the year for :
Interest	$841	$438
Income taxes	$873	$873

Non-cash investing and financing transactions during the year for :
Value of distributed shares	$29	$–
Value of retired shares	$2,123	$-
Shares issued for accrued litigation costs	-	825
Value of shares returned in revised litigation settlement	$-	$275

Value of warrants issued in revised litigation settlement	$-	$152
Gain on sale of Parent company common stock	$337
Value of warrants issued for amended debt covenants	$15
Issuance of debt for property, plant and equipment	$403	$–
Value of warrants issued related to debt issuance	$-	$910

Shares exchanged for parent company common stock:
Shares of Parent company common stock remitted in exchange for Parent company obligations	$193	$-
Parent company obligations assumed by Company	(140)	-
Loss on settlement of Parent company obligations	$53	$-
Value of parent company shares received	$-	$794
Deemed dividend to parent company	-	1,018
Value of Company shares exchanged	$-	$1,812
Shares of parent company common stock received in exchange for legal obligation	$-	$484
Shares of parent company common stock received in exchange for receivable from parent company	$-	$2,372
Divestiture of MMI (see Notes 2 and11):
Cash		$157
Accounts receivable		439
Inventory		6
Other		27
Current Assets		629
Property and equipment		156
Other long term assets		219
Goodwill		723
Intangible assets		2,242
Total Assets		3,969
Liabilities assumed		(1,739)
Net assets divested		2,230
Loss on disposal		$2,230

Divestiture of EXP (see Notes 2 and 11):
Accounts receivable		$1,050
Investments in available for sale securities		369
Current Assets		1,419
Goodwill		1,640
Total Assets		3,059
Liabilities assumed		(1,405)
Net assets divested		1,654
Proceeds received:
Investments in available for sale securities		2,334
Receivable from buyer		1,707
Gain on disposal		$2,387

Divestiture of note receivable of $865,000 for an investment in available for sale securities of $682,000 as part of the divestitures of EXP and MMI in fiscal year 2008 (see Note 3).

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Aftersoft Group, Inc. (“Aftersoft” or the “Company”) is a former subsidiary of Auto Data Network, Inc. (“ADNW”), a publicly traded company, the stock of which is currently traded on the pink sheets under the symbol ADNW.PK, although it is not current in its reporting obligations with the US Securities and Exchange Commission (“SEC”). On November 24, 2008, ADNW distributed a dividend of the 71,250,000 shares of Aftersoft common stock that ADNW owned at such time in order to complete the previously announced spin-off of Aftersoft’s businesses. The dividend shares were distributed in the form of a pro rata dividend to the holders of record as of November 17, 2008 (the “Record Date”) of ADNW’s common and convertible preferred stock. Each holder of record of shares of ADNW common and preferred stock as of the close of business on the record date was entitled to receive 0.6864782 shares of Aftersoft's common stock for each share of common stock of ADNW held at such time, and/or for each share of ADNW common stock that such holder would own, assuming the convertible preferred stock owned on the record date was converted in full.  Prior to the spin-off, ADNW owned approximately 77% of Aftersoft’s issued and outstanding common stock. Subsequent to and as a result of the spin-off, Aftersoft is no longer a subsidiary of ADNW.

Aftersoft is a leading provider of business and supply chain management solutions primarily to automotive parts manufacturers, retailers, tire and service chains, independent installers and wholesale distributors in the automotive aftermarket. The Company conducts its businesses through wholly owned subsidiaries with operations in Europe and North America. MAM Software Limited (“MAM”) is based in Sheffield, United Kingdom (“UK”) and Aftersoft Network, NA, Inc., (“ASNA”) has offices in the United States (“US”) in Dana Point, California, Allentown, Pennsylvania and Wintersville, Ohio.  MAM Software Inc. has offices in Allentown, Pennsylvania.

EXP Dealer Software Services Limited (“EXP”) is comprised of MMI Automotive Limited (“MMI”), based in Wiltshire, UK, Anka Design Limited, (“Anka”) based in Chester, UK, and Dealer Software Services Limited (“DSS”), an inactive company, which were all sold during fiscal 2008, and are included as Discontinued Operations in the Consolidated Financial Statements for all periods presented (see Notes 2 and 11).

The Company operates on a June 30 fiscal year end.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Concentrations of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Cash and Cash Equivalents

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At June 30, 2009 and 2008, the Company did not have balances in excess of the FDIC insurance limits.   For banks outside of the United States, the Company maintains its cash accounts at financial institutions which it believes to be credit worthy.

For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Customers

The Company performs periodic evaluations of its customers and maintains allowances for potential credit losses as deemed necessary. The Company generally does not require collateral to secure its accounts receivable. Credit risk is managed by discontinuing sales to customers who are delinquent. The Company estimates credit losses and returns based on management’s evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

No customer accounted for more than 10% of the Company’s accounts receivable and revenue as of and for the years ended June 30, 2009 and 2008.

Segment Reporting

The Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information.” SFAS No. 131 requires public companies to report selected segment information in their quarterly and annual reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. As a result of the divestitures that occurred during fiscal 2008, the Company operates in only one segment.

Geographic Concentrations

The Company conducts business in the US, Canada and the UK. From customers headquartered in their respective countries, the Company derived 28% of its revenues from North America, and 72% from its UK operations during the year ended June 30, 2009 compared to 24% from the US and 76% from the UK for the year ended June 30, 2008. At June 30, 2009, the Company maintained 61% of its net property and equipment in the UK with the remaining 39 % in the US.   As of June 30, 2008, the Company maintained 21% of its net property and equipment in the UK and the remaining 79% in the US.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company’s management include, but are not limited to, the collectibility of accounts receivable, the realizability of inventories, the fair value of investments in available-for-sale securities, the recoverability of goodwill and other long-lived assets, valuation of deferred tax assets, and the estimated value of warrants and shares issued for non-cash consideration. Actual results could materially differ from those estimates.

Fair Value of Financial Instruments

The Company’s financial instruments consist principally of cash and cash equivalents, investments in marketable securities, accounts receivable, accounts payable, accrued expenses and debt instruments. The carrying values of such instruments classified as current approximate their fair values as of June 30, 2009 and 2008 due to their short-term maturities.  The difference between the fair values and recorded values of long-term debt are not significant due to the lack of significant differential between current prevailing rates of similar instruments and the rates of the Company’s non-current instruments.

Effective July 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements”, for its financial assets and liabilities that require fair value reporting.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the U.S. and expands required disclosures about fair value measurements. SFAS No. 157 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

•	Level 1 – Fair value based on quoted prices in active markets for identical assets or liabilities.

•
Level 2 – Fair value based on significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data.

•
Level 3 – Fair value based on prices or valuation techniques that require significant unobservable data inputs. Inputs would normally be a reporting entity’s own data and judgments about assumptions that market participants would use in pricing the asset or liability.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

Available-for-Sale Investments

The Company accounts for its investments in equity securities with readily determinable fair values that are not accounted for under the equity method of accounting under SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” Management determines the appropriate classification of such securities at the time of purchase and re-evaluates such classification as of each balance sheet date. The specific identification method is used to determine the cost basis of securities disposed of. Unrealized gains and losses on the marketable securities are included as a separate component of accumulated other comprehensive income (loss), net of tax.  The Company conducts periodic reviews to identify and evaluate investments that have indications of possible other-than-temporary impairment.  Factors considered in determining whether a loss is other-than-temporary include the length of time and extent to which fair value has been below the carrying value; the financial condition and near-term prospects of the issuer ; and the Company’s ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. During the year ended June 30, 2009, the Company wrote down its investment in available for sale securities to $0 and recognized a loss of $4,723,000 because of an other-than-temporary impairment (see Note 4). The recognition of this impairment loss in the statement of operations resulted in the recognition of the previously unrealized loss of $184,000 for the year ended June 30, 2009. At June 30, 2008, investments consist of corporate stock with an unrealized loss of $184,000.

Inventories

Inventories are stated at the lower of cost or current estimated market value. Cost is determined using the first-in, first-out method. Inventories consist primarily of hardware that will be sold to customers. The Company periodically reviews its inventories and records a provision for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories.

Investment in Non-Marketable Securities

Non-marketable securities consist of equity securities for which there were no quoted market prices. Such investments were initially recorded at their cost, subject to an impairment analysis. Such investments will be reduced if the Company receives indications that a permanent decline in value has occurred. Any decline in value of non-marketable securities below cost that is considered to be “other than temporary” will be recorded as a reduction on the cost basis of the security and will be included in the consolidated statement of operations as an impairment loss.

The Company owned an 18.18% ownership interest in DCS Automotive Ltd, a non-public company in the UK, which it acquired for $688,000. During the year ended June 30, 2008, the Company sold its non-marketable investment to a third party for $2,000,000, generating a gain of $1,312,000.

Property and Equipment

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the related lease terms. Equipment under capital lease obligations is depreciated over the shorter of the estimated useful lives of the related assets or the term of the lease. Maintenance and routine repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of operations.

Software Development Costs

Costs incurred to develop computer software products to be sold or otherwise marketed are charged to expense until technological feasibility of the product has been established. Once technological feasibility has been established, computer software development costs (consisting primarily of internal labor costs) are capitalized and reported at the lower of amortized cost or estimated realizable value. Purchased software development cost is recorded at its estimated fair market value. When a product is ready for general release, its capitalized costs are amortized using the straight-line method over a period of three years. If the future market viability of a software product is less than anticipated, impairment of the related unamortized development costs could occur, which could significantly impact the recorded net income (loss) of the Company.

Amortizable Intangible Assets

Amortizable intangible assets consist of completed software technology, customer relationships and automotive data services and are recorded at cost. Completed software technology and customer relationships are amortized using the straight-line method over their estimated useful lives of 8 to 10 years, and automotive data services are amortized using the straight-line method over their estimated useful lives of 20 years.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

Goodwill

SFAS No. 142, “Goodwill and Other Intangible Assets,” addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. In addition, SFAS No. 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition.

SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. Goodwill will be subject to impairment reviews by applying a fair-value-based test at the reporting unit level, which generally represents operations one level below the segments reported by the Company. An impairment loss is recorded for any goodwill that is determined to be impaired, which resulted in an impairment charge of $850,000 in fiscal 2009 and $8,170,000 impairment charge in fiscal 2008. The impairment loss relates to ASNA as a result of continuing operating losses and less optimistic operating forecasts. The estimated fair value of ASNA was determined using present value techniques. There can be no assurance, however, that market conditions will not change or demand for the Company’s products and services will continue which could result in additional impairment of goodwill in the future.

Balance July 1, 2007	$20,030,000
Effect of exchange rate changes	18,000
Impairment charges	(8,170,000)
Balance June 30, 2008	11,878,000
Effect of exchange rate changes	(1,480,000)
Impairment charges	(850,000)
Balance June 30, 2009	$9,548,000

Long-Lived Assets

The Company’s management assesses the recoverability of long-lived assets (other than goodwill discussed above) upon the occurrence of a triggering event by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At June 30, 2009 and 2008, the Company’s management believes there is no impairment of its long-lived assets (other than goodwill discussed above). There can be no assurance, however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future.

Issuance of Equity Instruments to Non-Employees

All issuances of the Company’s equity instruments to non-employees have been assigned a per share amount equaling either the market value of the equity instruments  issued or the value of consideration received, whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the equity instruments on the dates issued.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” and EITF 00-18, “Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement. In accordance with EITF 00-18, an asset acquired in exchange for the issuance of fully vested, non-forfeitable equity instruments should not be presented or classified as an offset to equity on the grantor’s balance sheet once the equity instrument is granted for accounting purposes.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

Stock-Based Compensation

The Company adopted the provisions of SFAS No. 123(R) “Share-Based Payment” requiring it to recognize expense related to the fair value of its share-based compensation awards over the applicable vesting period, subject to estimated forfeitures.

For valuing stock options awards under SFAS No. 123(R), the Company has elected to use the Black-Scholes valuation model, using the guidance in Staff Accounting Bulletin (“SAB”) No. 107 for determining its expected term and volatility assumptions. For the expected term, the Company uses a simple average of the vesting period and the contractual term of the option. Volatility is a measure of the amount by which the Company’s stock price is expected to fluctuate during the expected term of the option. For volatility the Company considers its own volatility as applicable for valuing its options and warrants. SFAS 123(R) requires that forfeitures be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The risk-free interest rate is based on the relevant US Treasury Bill Rate at the time of each grant. The dividend yield represents the dividend rate expected to be paid over the option’s expected term; the Company currently has no plans to pay dividends.

On June 12, 2008, the Company’s shareholders approved the Aftersoft Group Inc. 2007 Long-Term Stock Incentive Plan. The maximum aggregate number of shares of common stock that may be issued under the plan, including stock options, stock awards, and stock appreciation rights is limited to 15% of the shares of common stock outstanding on the first trading day of any fiscal year. The Company issued restricted shares to management and board members in fiscal 2009 and 2008 under this plan (see Note 10).

Revenue Recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position (“SOP”) 97-2, “Software Revenue Recognition,” as amended by SOP 98-9, “Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions.” Accordingly, software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable, and collectability is probable.

If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met. In accordance with SOP 98-9, the Company accounts for delivered elements in accordance with the residual method when arrangements include multiple product components or other elements and vendor-specific objective evidence exists for the value of all undelivered elements. Revenues on undelivered elements are recognized once delivery is complete.

In those instances where arrangements include significant customization, contractual milestones, acceptance criteria or other contingencies (which represents the majority of the Company’s arrangements), the Company accounts for the arrangements using contract accounting, as follows :

1)	When customer acceptance can be estimated, expenditures are capitalized as work in process and deferred until completion of the contract at which time the costs and revenues are recognized.

2)
When customer acceptance cannot be estimated based on historical evidence, costs are expensed as incurred and revenue is recognized at the completion of the contract when customer acceptance is obtained.

The Company records amounts collected from customers in excess of recognizable revenue as deferred revenue in the accompanying consolidated balance sheet.

Revenues for maintenance agreements, software support, on-line services and information products are recognized ratably over the term of the service agreement.

Advertising Expense

The Company expenses advertising costs as incurred. For the years ended June 30, 2009 and 2008, advertising expense totaled $125,000 and $126,000, respectively.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

Gain on Extinguishment of Liability

The Company realized $134,000 of income from the extinguishment of liabilities for the year ended June 30, 2009 due to the expiration of the statute of limitations related to such liabilities, which is included in other income.

Foreign Currency

Management has determined that the functional currency of its subsidiaries is the local currency. Assets and liabilities of the UK subsidiaries are translated into US dollars at the year-end exchange rates. Income and expenses are translated at an average exchange rate for the year and the resulting translation gain (loss) adjustments are accumulated as a separate component of stockholders’ equity, which totaled $2,283,000 and $278,000 for the years ended June 30, 2009 and 2008, respectively.

Foreign currency gains and losses from transactions denominated in other than respective local currencies are included in income. The Company had no foreign currency transaction gains (losses) for all periods presented.

Comprehensive Income

Comprehensive income (loss) includes all changes in equity (net assets) during a period from non-owner sources. For the years ended June 30, 2009 and 2008, the components of comprehensive income (loss) consist of foreign currency translation gains (losses) and unrealized gains (losses) on investments in available-for-sale securities.

Income Taxes

The Company accounts for domestic and foreign income taxes under SFAS No. 109, “Accounting for Income Taxes.”

Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109,” which defines the threshold for recognizing the benefits of tax return positions as well as guidance regarding the measurement of the resulting tax benefits. FIN 48 requires a company to recognize for financial statement purposes the impact of a tax position if that position is “more likely than not” to prevail (defined as a likelihood of more than fifty percent of being sustained upon audit, based on the technical merits of the tax position). The Company adopted FIN 48 in its consolidated financial statements beginning in fiscal 2008 (See Note 8).

Basic and Diluted Earnings (Loss) Per Share

Basic earnings (loss) per common share are computed based on the weighted average number of shares outstanding for the year. Diluted earnings (loss) per share are computed by dividing net income (loss) by the weighted average shares outstanding assuming all potential dilutive common shares were issued. During periods in which the Company incurs losses, common stock equivalents, if any, are not considered, as their effect would be anti-dilutive. For the year ended June 30, 2009, a total of 21,798,135 common stock purchase warrants and debt convertible into 3,361,345 shares were excluded from the computation of diluted loss per share, as their effect would have been anti-dilutive.  For the year ended June 30, 2008, a total of 20,798,135 common stock purchase warrants and debt convertible into 3,333,333 shares were excluded from the computation of diluted loss per share as their effect would have been anti-dilutive.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings (loss) per share computation for the years ended June 30:

	2009	2008
Numerator for basic and diluted loss per share:
Net loss	$(7,623,000)	$(11,819,000)
Deemed distribution to parent company	(169,000)	(1,018,000)
Net loss available to common shareholders	$(7,792,000)	$(12,837,000)
Denominator for basic and diluted Loss per common share:
Weighted average number of shares of common stock outstanding	86,272,712	87,057,391

Net loss per common share available to common stockholders - basic and diluted	$(0.09)	$(0.15)

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.” SFAS No. 141(R) requires acquiring entities in a business combination to recognize the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors the information they need to evaluate and understand the nature and financial effect of the business combination. SFAS No. 141(R) is effective in fiscal years beginning after December 15, 2008. The Company expects to adopt SFAS No. 141(R) on July 1, 2009. The Company is currently assessing the impact the adoption of SFAS No. 141(R) will have on its consolidated financial statements.

In June 2008, the FASB ratified EITF No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock,” (“EITF 07-5”). EITF 07-5 provides guidance for determining whether an equity-linked financial instrument, or embedded feature, is indexed to an entity’s own stock. EITF 07-5 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, and will be adopted by the Company in the first quarter of fiscal year 2010. The Company is currently assessing and believes there will be an impact from the adoption of EITF 07-5 on its consolidated results of operations and financial condition.

In April 2009, the FASB issued FSP FAS 107-1 and ABP 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FSP FAS 107-1 and ABP 28-1”), which amends SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, and ABP Opinion No. 28, “Interim Financial Reporting”, to require disclosures about fair value of financial instruments in interim and annual reporting periods. FSP FAS 107-1 and ABP 28-1 is effective for interim reporting periods ending after June 15, 2009, which for the Company is the first quarter of fiscal 2010.  The Company is currently assessing the impact there will be from the adoption of FSP 107-1 and ABP 28-1 on its consolidated results of operations and financial condition.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements.” SFAS No. 160 requires entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. SFAS No. 160 is effective in fiscal years beginning after December 15, 2008. The Company expects to adopt SFAS No. 160 on July 1, 2009. The Company is currently assessing the impact the adoption of SFAS No. 160 will have on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities” requires entities to provide greater transparency about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133, and how derivative instruments and related hedged items affect an entity’s financial position, results of operations, and cash flows. The statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  The Company expects to adopt SFAS No. 161 on July 1, 2009. The Company is currently assessing the impact the adoption of SFAS No. 161 will have on its consolidated financial statements.

In April 2008, the FASB issued FSP No. 142-3, “Determination of the Useful Life of Intangible Assets” which amends the factors that must be considered in developing renewal or extension assumptions used to determine the useful life over which to amortize the cost of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. The FSP requires an entity to consider its own assumptions about renewal or extension of the term of the arrangement, consistent with its expected use of the asset, and is an attempt to improve consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141, “Business Combinations.” The FSP is effective for fiscal years beginning after December 15, 2008, and the guidance for determining the useful life of a recognized intangible asset must be applied prospectively to intangible assets acquired after the effective date. The FSP is not expected to have a significant impact on the consolidated financial statements.

In June 2008, the FASB issued FSP EITF No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” Under the FSP, unvested share-based payment awards that contain rights to receive non-forfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two-class method of computing EPS. The FSP is effective for fiscal years beginning after December 15, 2008, and interim periods within those years, and is not expected to have a significant impact on the consolidated financial statements.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments.” This FSP provides additional guidance designed to create greater clarity and consistency in accounting and presenting impairment losses on securities. The FSP is intended to bring greater consistency to the timing of impairment recognition, and provide greater clarity to investors about the credit and noncredit components of impaired debt securities that are not expected to be sold. The measure of impairment in comprehensive income remains fair value. The FSP also requires increased and more timely disclosures regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. The FSP is effective for interim and annual reporting periods ending after June 15, 2009.  The Company expects to adopt this standard with its September 30, 2009 interim report and does not expect the standard to have a material impact on its consolidated financial statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events.” The objective of this statement is to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The statement is effective for interim or annual reporting periods ending after June 15, 2009.  The Company has evaluated subsequent events through September 25, 2009, which is the date the consolidated financial statements were issued.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R).”   The objective of this statement is to improve financial reporting by enterprises involved with variable interest entities.  The statement is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009.  The Company expects to adopt this standard on July 1, 2010 and does not expect the standard to have a material impact on its consolidated financial statements.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles – a Replacement of FASB Statement No. 162 .. ”    The Codification will become the source of authoritative U.S. GAAP.  The statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The Company expects to adopt this standard with the filing of its Quarterly Report on Form 10-Q for the period ended September 30, 2009 and does not expect the standard to have a material impact on its consolidated financial statements.

NOTE 2. ACQUISITIONS AND DIVESTITURES

EXP Dealer Software Limited

On October 30, 2007, the Company divested MMI. Pursuant to the terms of the agreement, EXP agreed to sell shares of Distal Enterprises (“Distal”), which owned the shares of MMI, to the original sellers of MMI, in full and final satisfaction of any and all amounts owed to the original sellers of MMI. Under the terms of the agreement, the Company, EXP, and ADNW were released from any and all of its liabilities under the original purchase agreement and any other agreements between the parties executed prior thereto, upon the completion and transfer of the entire issued share capital of Distal to the original sellers. The Company received no further consideration on the sale, and incurred a loss of $2,230,000 which is included in sale of discontinued operations (see Note 11).

On November 12, 2007, the Company divested EXP. Pursuant to the terms of the Share Sale Agreement (the “Agreement”), EU Web Services Limited (“EU Web Services”) agreed to acquire, and the Company agreed to sell, the entire issued share capital of EXP it then owned. In consideration of the sale, EU Web Services agreed to issue to the Company, within twenty-eight days from the Agreement’s execution, Ordinary 0.01 GBP shares in its parent company, First London Securities, PLC (“First London Securities”) having a fair market value of $3,000,000 at the date of issuance of such shares. The Company received 1,980,198 shares and recorded the investment at $2,334,000, which represented the bid price of the restricted securities received, and discounted the carrying value by 11%, as the shares cannot be liquidated for at least twelve months. The shares are included as investment in available for sale securities in the accompanying consolidated balance sheet (see Note 4). Further, the Agreement provided that the Company receive additional consideration in the form of: (i) Ordinary shares in EU Web Services having a fair market value of $2,000,000 as of the date issuance of, provided that EU Web Services is listed and becomes quoted on a recognized trading market within six (6) months from the date of the Agreement; or (ii) If EU Web services does not become listed within the time period specified, Ordinary shares in EU Web Services’ parent company having a fair market value of $2,000,000 as of the date of issuance. The Company originally recorded the receivable at $1,707,000. The Company recorded a gain of $2,387,000 on the sale of EXP which is included in sale of discontinued operations (see Note 11). The Company received 1,874,414 shares of First London Securities as payment for the $2,000,000 receivable.

The operations of EXP (including MMI, Anka and DSS) for the year ended June 30, 2008 have been reclassified and presented separately in the accompanying consolidated financial statements (see Note 11).

Dealer Software and Services Limited

On November 12, 2007 as part of the sale of EXP, a $865,000 note receivable from the fiscal 2007 sale of CSC was exchanged for 578,672 shares of First London Securities common stock having a fair value of $682,000. The transaction resulted in a loss of $183,000 and is included in sale of discontinued operations (see Note 11).

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

NOTE 3. TRANSACTIONS WITH FORMER PARENT COMPANY

From time to time payments were made by the Company to settle certain obligations of ADNW and recorded as advances to Parent Company. The advances were non-interest bearing and due on demand. ADNW had minimal operations, and as of December 31, 2007, agreed to exchange the balance due the Company for 16,000,000 common shares of ADNW. The Company recorded the net receivable at $2,372,000, which represented the bid price of the restricted securities to be received as of December 31, 2007, and discounted the carrying value by 11% or $188,000 because the shares could not be liquidated until the spinoff of the Company from ADNW was completed (pursuant to the distribution by ADNW of all of the Company’s shares it owned to its stockholders) under a registration statement declared effective by the SEC which, as of December 31, 2007, was expected to take approximately six months. The spin-off registration statement was declared effective by the SEC on November 5, 2008.  On November 24, 2008 (the “Dividend Distribution Date”), ADNW distributed the dividend of the 71,250,000 shares of the Company’s common stock that ADNW owned at such time in order to complete the spin-off of Aftersoft’s businesses. The dividend shares were distributed in the form of a pro rata dividend to the holders of record as of November 17, 2008 (the “Record Date”) of ADNW’s common and convertible preferred stock. Each holder of record of shares of ADNW common and preferred stock as of the close of business on the Record Date was entitled to receive 0.6864782 shares of the Company’s common stock for each share of common stock of ADNW held at such time, and/or for each share of ADNW common stock that such holder would own, assuming the convertible preferred stock owned on the Record Date was converted in full.  Prior to the spin-off, ADNW owned approximately 77% of the Company’s issued and outstanding common stock. Subsequent to and as a result of the spin-off, the Company is no longer a subsidiary of ADNW (see Note 10).

For the quarter ended March 31, 2008, the Company reduced the carrying value of amount due from parent company by $800,000, which represents the reduction of the bid price of the restricted shares from December 31, 2007 and was recorded in general and administrative expenses in the consolidated statement of operations during such period.

ADNW attempted to settle an old outstanding obligation of ADNW of $775,000 with Mr. Blumenthal (see Note 9) for 4,400,000 shares of ADNW common stock. The value of the shares declined and Mr. Blumenthal elected not to accept the ADNW shares as full compensation, and later demanded that the Company settle ADNW’s liability with additional or different consideration. In April 2008, the Company accepted the 4,400,000 shares from ADNW valued at $484,000 in exchange for attempting to settle ADNW’s liability. The difference between the value of the ADNW shares and the amount of ADNW’s initial obligation of $291,000 was recorded as general and administrative expense in the consolidated statement of operations during such period. Upon further diligence and review of the matter during the quarter ended December 31, 2008, the Company determined that no contractual or transactional basis exists which would have resulted in the assumption of any liability in this regard.  Thus, the Company does not believe it has an enforceable legal obligation to further compensate Mr. Blumenthal.

In August 2009, the Company received correspondence from Mr. Blumenthal (see Note 9).

On June 29, 2007, the Company granted to a holder of 2,124,098 shares of ADNW preferred stock, which is convertible into 7,231,622 shares of common stock of ADNW, certain exchange rights. The preferred shareholder agreed to waive anti-dilution rights it held in ADNW for the right to exchange the preferred shares for 6,402,999 units of the Company, which units were issued as part of the private placement that closed in July 2007, and contained the same terms as the securities issued in that offering (see Note 10) - one share of the Company’s common stock, and a five-year warrant to purchase one share of Company’s common stock exercisable at $1.00. On April 24, 2008, the Company completed the exchange transaction and issued the shares and warrants. The difference of $1,018,000 between the value of the Company units issued ($1,812,000) and the ADNW shares received ($794,000) was recorded as a distribution in the form of an increase to accumulated deficit.

As a result of the above transactions at June 30, 2008, the Company owned approximately 27.6 million shares of ADNW’s common stock on a fully converted basis in the aggregate, representing 26.6% of ADNW’s common stock on a fully diluted basis on that date.

During the year ended June 30, 2009, the Company liquidated 5,231,622 common shares of ADNW for net proceeds of $842,000, and issued 2,000,000 common shares of ADNW in settlement of ADNW obligations (see Note 10). As a result of the Company’s ownership of certain ADNW securities, the Company received approximately 13,965,295 shares of its own common stock in connection with the spin-off dividend distribution.  On December 31, 2008, the Company retired 13,722,112 of the shares. The remaining 243,183 shares were used by the Company for rounding of fractional shares issued in respect of the spin-off dividend, to make adjustments for the benefit of the holders of ADNW’s Series B Convertible Preferred Stock which received fewer shares in connection with the spin-off than the number to which they were entitled as a result of a calculation error relating to the Series B conversion rate, and for other minor adjustments.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

As a result of the above transaction, the Company no longer owns any shares of ADNW stock and is no longer owed any monies from ADNW as of June 30, 2009.

NOTE 4. INVESTMENT IN AVAILABLE-FOR-SALE SECURITIES

The Company received a total of 4,433,284 shares of First London Securities from the sale of EXP (see Note 2). The shares are listed for trading on the London Plus Exchange but currently trading has been halted by the company.

The Company owns approximately 3% of First London Securities, wrote down its investment and recognized a loss of $4,723,000 because of an other-than-temporary impairment as of June 30, 2009. The recognition of this impairment loss in the statement of operations resulted in the reversal in other comprehensive loss of a previously  unrealized loss of $184,000 for the year ended June 30, 2009. At June 30, 2008, investments consist of corporate stock with an unrealized loss of $184,000.

Factors considered in determining whether impairments are other-than-temporary include (i) the length of time and extent to which fair value has been less than the amortized cost basis, (ii) the financial condition and near-term prospects of the investee and (iii) the Company’s intent and ability to hold an investment for a period of time sufficient to allow for any anticipated recovery in market value.

In accordance with SFAS No. 157, the following table details the fair value measurements within the fair value hierarchy of the Company’s investments in available-for-sale securities (in thousands) using Level 3 Inputs:

Investment in available-for-sale securities under Level 3 classification as of March 31, 2009	$-
Transfers into Level 3	1,238,000
Write down of available – for- sale securities	(1,238,000)
Balance as of June 30, 2009	-

Because trading in the shares of First London Securities has been halted, the Company determined that it no longer could value the securities using Level 2, but required a Level 3 classification.  Fair value measurements using Level 3 inputs in the table above relate to the Company’s investments in available for sale securities, which are based on the Company’s inability to obtain current financial statements and the fact that trading in the shares of  First London Securities  has been halted.

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	June 30, 2009	June 30, 2008
Leasehold improvements	$774,000	$574,000
Computer and office equipment	336,000	163,000
Equipment under capital leases	10,000	10,000
Furniture and equipment	275,000	357,000
	1,395,000	1,104,000
Less : Accumulated depreciation and amortization	(367,000)	(512,000)
	$1,028,000	$592,000

Depreciation and amortization expense on property and equipment for the years ended June 30, 2009 and 2008 was $180,000 and $118,000, respectively.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

NOTE 6. INTANGIBLE ASSETS

Intangible assets consist of the following:

	June 30, 2009	June 30, 2008
Assets not subject to amortization:
Goodwill	$9,548,000	$11,878,000
Assets subject to amortization:
Completed software technology (9-10 years useful life)	$3,109,000	$3,389,000
Customer contracts / relationships (10 years useful life)	3,770,000	3,909,000
Automotive data services (20 years useful life)	323,000	391,000
	7,202,000	7,689,000
Less : Accumulated amortization	(3,636,000)	(3,105,000)
Amortizable intangible assets, net	$3,566,000	$4,584,000

Software development costs	$3,083,000	$3,263,000
Less : Accumulated amortization	(1,392,000)	(1,545,000)
Software development costs, net	$1,691,000	$1,718,000

For the years ended June 30, 2009 and 2008, the Company recognized amortization expense on its software development costs and other amortizable intangible assets of $902,000 and $1,168,000, respectively.

Estimated future amortization of software development costs and intangibles is as follows:

Years Ending June 30,
2010	$1,130,000
2011	760,000
2012	760,000
2013	760,000
2014	760,000
Thereafter	1,087,000
Total	$5,257,000
NOTE 7. LONG-TERM DEBT

Long-term debt consists of the following as of June 30, 2009 and June 30, 2008:

	June 30, 2009	June 30, 2008
ComVest term loan, net of debt discount of $303,000 and $756,000	$4,697,000	$4,244,000
ComVest revolver	1,000,000	500,000
Secured notes	388,000	-
McKenna note	150,000	497,000
Homann note	63,000	125,000
Other notes	13,000	15,000
	6,311,000	5,381,000
Less current portion	(1,598,000)	(598,000)
Long term portion	$4,713,000	$4,783,000
Future maturities of long-term debt (excluding debt discount) at June 30, 2009 are as follows:
Years Ending June 30,
2010	$1,598,000
2011	4,832,000
2012	82,000
2013	82,000
2014	20,000
Total	$6,614,000

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

ComVest Loan Agreement

On December 21, 2007, the Company entered into a Revolving Credit and Term Loan Agreement (the “Loan Agreement”) with ComVest Capital LLC (“ComVest”), as lender, pursuant to which ComVest agreed to extend a $1,000,000 secured revolving Credit Facility and a $5,000,000 Term Loan. The Loan Agreement contains customary affirmative and negative covenants, including maximum limits for capital expenditures per fiscal year, and ratios for liquidity. In connection with obtaining a waiver for a violation of loan covenants at March 31, 2008, the Company reduced the exercise price from $0.3125 per share to $0.11 per share for one million warrants held by Comvest (see below), recognizing the incremental fair value of the modified warrants of $24,000 as additional interest expense.

As of June 30, 2008, in connection with obtaining a waiver for a violation of loan covenants, the Company and ComVest amended the loan agreement and modified certain covenants. The cash flow ratio coverage was reduced and the lender agreed to extend from January 1, 2009 until January 1, 2010 the start of the loan amortization. As part of the amendment, ComVest required the Company to reduce the exercise price from $0.39 to $0.11 for 2,000,000 warrants held by ComVest (see below). The incremental fair value of the modified warrants is $15,000, which will be recorded as an additional debt discount and amortized over the remaining life of the term loan pursuant to EITF 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments.”

As of December 31, 2008, in connection with obtaining a waiver for violation of certain loan covenants, the Company and ComVest agreed to increase the interest on the $1,000,000 Credit Facility (described below) from 9.5% to 11%. The Company reviewed EITF 96-19, and the amendment did not meet the requirements of a Modification or Exchange of Debt Instruments, therefore no adjustment to the financial statements was required.

Pursuant to a waiver and amendment, the annual interest rate was restored to 9.5% as the Company became compliant with the covenant as of the close of the quarter ended on March 31, 2009. After obtaining the above waivers, the Company is not in violation of any loan covenants at June 30, 2009 and June 30, 2008.

Credit Facility and Revolving Credit Note. Pursuant to the terms of the Loan Agreement, the Credit Facility is available from December 21, 2007 (the “Closing Date”), through November 30, 2009, unless the maturity date is extended, or the Company prepays the Term Loan (described below) in full, in each case in accordance with the terms of the Loan Agreement. The Credit Facility provides for borrowing capacity of an amount up to (at any time outstanding) the lesser of the borrowing base at the time of each advance under the Credit Facility, or $1,000,000. The borrowing base at any time will be an amount determined in accordance with a borrowing base report the Company is required to provide to ComVest, based upon the Company’s Eligible Accounts and Eligible Inventory, as such terms are defined in the Loan Agreement.

In connection with the Credit Facility, the Company issued a Revolving Credit Note (the “Credit Note”) payable to ComVest in the principal amount of $1,000,000, bearing interest at a rate per annum equal to the greater of (a) the prime rate, as announced by Citibank, N.A. from time to time, plus two percent (2%), or (b) nine and one-half percent (9.5%). The interest rate as of December 31, 2008 was increased from 9.5% to 11% in connection with obtaining a waiver from ComVest for violation of certain loan covenants  described above).  As of April 1, 2009, the Company was in compliance with the loan covenants and the interest was reduced from 11% to 9.5%. The applicable interest rate will be increased by four hundred (400) basis points during the continuance of any event of default under the Loan Agreement. Interest will be computed on the daily unpaid principal balance and is payable monthly in arrears on the first day of each calendar month commencing January 1, 2008. Interest is also payable upon maturity or acceleration of the Credit Note.

Effective April 22, 2009, the Company and ComVest amended the loan agreement and modified certain covenants relating the the required ratio of (a) Earnings Before Interest, Depreciation, and Amortization, minus capital expenditures incurred to (b) debt service (all interest and principal payments) (“Debt Service”) (the “EBIDA Ratio”) contained in the Loan Agreement (the “Covenant”).  Pursuant to the April 22, 2009 Amendment, the Covenant requires that the applicable minimum EBIDA Ratio be met as of the end of the quarter for such quarter.  Prior to the April 22, 2009 Amendment, the Covenant required that the applicable minimum EBIDA Ratio be met as of the end of each quarter of any fiscal year for the four (4) consecutive quarters then ended.

The minimum EBITA Ratios themselves were not modified by the April 22, 2009 Amendment, and remain at 0.50:1.00 for the quarter ended June 30, 2009 and 1.25:1.00 for the quarter ended on or after September 30, 2009.

The Company has the right to prepay all or a portion of the principal balance on the Credit Note at any time, upon written notice, with no penalty. The Credit Note is secured pursuant to the provisions of certain Security Documents.

The Company may, at its option, and provided that the maturity date of the Credit Facility has not been accelerated due to prepayment in full of the Term Loan, elect to extend the Credit Facility for one additional year, through November 30, 2010, upon written notice to ComVest, provided that no default or event of default have occurred and are continuing at that time. The Company also has the option to terminate the Credit Facility at any time upon five business days’ prior written notice, and upon payment to ComVest of all outstanding principal and accrued interest of the advances on the Credit Facility, and prorated accrued commitment fees. The Credit Facility commitment also terminates, and all obligations become immediately due and payable, upon the consummation of a Sale, which is defined in the Loan Agreement as certain changes of control or sale or transfers of a material portion of the Company’s assets.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

At June 30, 2009 the Company had  drawn down the $1,000,000 Credit Facility in full.  The interest rate at June 30, 2009 was 9.5%.

Term Loan and Convertible Term Note. Pursuant to the terms of the Loan Agreement, ComVest extended to the Company a Term Loan in the principal amount of $5,000,000, on the Closing Date. The Term Loan is a one-time loan, and unlike the Credit Facility, the principal amount is not available for re-borrowing.

The Term Loan is evidenced by a Convertible Term Note (the “Term Note”) issued by the Company on the Closing Date, and payable to ComVest in the principal amount of $5,000,000. The Term Note bears interest at a rate of eleven percent (11%) per annum, except that during the continuance of any event of default, the interest rate will be increased to sixteen percent (16%).

As amended (see ComVest Loan Agreement” above), the Term Note is repayable in 11 equal monthly installments of approximately $208,000, payable on first day of each calendar month commencing January 1, 2010, through November 1, 2010, with the balance of $2,708,000 due on November 30, 2010.

The Company has the option to prepay the principal balance of the Term Note in whole or in part, at any time, upon 15 days’ prior written notice. The Company will be required to prepay the Term Loan in whole or part under certain circumstances. In the event that the Company prepays all or a portion of the Term Loan, the Company will ordinarily pay a prepayment premium in an amount equal to (i) three percent (3%) of the principal amount being prepaid if such prepayment is made or is required to be made on or prior to the second anniversary of the Closing Date, and (ii) one percent (1%) of the principal amount being prepaid if such prepayment is made or is required to be made subsequent to the second anniversary of the Closing Date.

The principal and interest payable on the Term Note is convertible into shares of the Company’s common stock at the option of ComVest. In addition, the Company may require conversion of the principal and interest under certain circumstances. The initial conversion price was $1.50 per share. The number of shares issuable upon conversion of the Term Note (the “Conversion Shares”), and/or the conversion price, may be proportionately adjusted in the event of any stock dividend, distribution, stock split, stock combination, stock consolidation, recapitalization or reclassification or similar transaction. In addition, the number of Conversion Shares, and/or the conversion price may be adjusted in the event of certain sales or issuances of shares of the Company’s common stock, or securities entitling any person to acquire shares of common stock, at any time while the Term Note is outstanding, at an effective price per share which is less than the then-effective conversion price of the Term Note.

On July 3, 2008, the conversion price for the Term Note was reduced from $1.50 to $1.49 as a result of certain anti-dilution protection contained therein following the issuance by the Company of additional shares of common stock and warrants to purchase common stock. Consequently, the number of shares issuable upon conversion of the principal amount of the Term Note was increased to 3,361,345 shares from 3,333,333 shares.

The Company incurred a closing fee of $100,000 in connection with the Term Loan. In connection with the Credit Facility, the Company has agreed to pay an annual commitment fee of $15,000, on December 1 of each year, commencing December 1, 2008, and on any termination date (pro-rated, if applicable), that the Credit Facility is in effect, as well as a collateral monitoring and administrative fee of $1,500 per month.

The expenses of this financing were approximately $641,000, which included a finder’s fee of $300,000, lender fees of $190,000 and professional and due diligence fees of approximately $151,000. The net proceeds to the Company were approximately $4,359,000. The fees were allocated between debt issuance costs and debt discount. The debt issuance costs of $478,000 were recorded on the date of entering into the agreement in other assets in the accompanying consolidated balance sheets and are being amortized and charged to interest expense over the term of the loan using the effective interest method. The balance of the debt issuance costs was approximately $136,000 as of June 30, 2009. A debt discount of $163,000 was recorded in the consolidated balance sheet on the date of entering into the agreement as a reduction in the carrying value of the debt, and is being amortized and charged to interest expense over the term of the loan using the effective interest method. The balance of the debt discount was approximately $48,000 as of June 30, 2009.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

Warrants. In connection with the Loan Agreement, the Company issued warrants to ComVest to purchase the following amounts of shares of the Company’s Common Stock, exercisable after the Closing Date and expiring December 31, 2013: a) Warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.3125 per share; b) Warrant to purchase 2,000,000 shares of common stock at an exercise price of $0.39 per share; and c) Warrant to purchase 2,083,333 shares of common stock at an exercise price of $0.3625 per share; (each, a “Warrant”) (the 5,083,333 shares collectively issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares”). The relative fair value of the Warrants is $868,000 using a Black Scholes valuation model and also contains a cashless exercise feature. The warrant valuation was computed using a 3.5% risk-free interest rate, a 99% volatility and a six-year life. The value of the warrants is included in debt discount, is recorded in the consolidated balance sheet as a reduction in the carrying value of the debt, and is being amortized and charged to interest expense over the term of the loan using the effective interest method.

The number of shares issuable upon exercise of the Warrants, and/or the applicable exercise prices, may be proportionately adjusted in the event of any stock dividend, distribution, stock split, stock combination, stock consolidation, recapitalization or reclassification or similar transaction. In addition, the number of shares issuable upon exercise of the Warrants, and/or the applicable exercise prices may be adjusted in the event of certain issuances of shares of the Company’s common stock, or securities entitling any person to acquire shares of common stock, at any time while the Warrants are outstanding, at an effective price per share which is less than the then-effective exercise prices of the Warrants.

The Company has also granted certain registration rights and piggyback registration rights to the holder(s) of the securities underlying the Term Note and Warrants. The registration for the sale of the securities underlying the Term Note and Warrants was declared effective by the Securities and Exchange Commission on May 1, 2009.

The Company issued warrants to purchase 250,000 shares of common stock as compensation for assistance in securing the $5,000,000 Term Loan. The warrants were valued at $42,000 using a Black Sholes valuation model and are included in debt issuance cost. The warrant valuation was computed using a 3.5% risk free interest rate, a 99% volatility and a six-year life.

Amortization of debt discount was $453,000 and amortization of debt issuance costs was $246,000 for the year ended June 30, 2009. Amortization of debt discount was $275,000 and amortization of debt issuance costs was $137,000 for the year ended June 30, 2008.  The unamortized balance of the debt discount related to the warrants was $255,000 as of June 30, 2009.

Homann Note

The Company has a note payable to Homann Tire LTD (“Homann”) in the original amount of $125,000, bearing interest at 8% per annum and originally due April 29, 2009 (see Note 9). The terms of the note include interest only payments of $833 per month. A principal payment of $25,000 was made in April 2007. The remaining balance of $125,000 was payable in April 2009.   On April 3, 2009, the Company amended the payment terms and has agreed to repay the note in six monthly installments of $21,450 which includes interest at 10%.  The Company reviewed EITF 96-19 and the amendment did not meet the requirements of a Modification or Exchange of Debt Instruments, therefore no adjustment to the financial statements was required. As of June 30, 2009 the outstanding balance was $63,000.

McKenna Note

The Company issued an unsecured note payable to Mr. A. McKenna in the original amount of $825,000, due July 2009, with interest at 8% per annum, in 24 monthly installments of $37,313 including interest (see Note 9). The Company is currently paying $18,650 per month including interest pursuant to the current payment schedule and the note will be fully paid by March 2010.  In February 2009, the Company orally advised Mr. McKenna that it would reduce the monthly payment to the current $18,650 per month, but there is no written amendment to the note between the Company and Mr. McKenna.  Since February 2009, the note holder has accepted the reduced monthly payments, and has not notified the Company of any violations of the terms and conditions of the payment agreement. The Company expects to satisfy this obligation from free cash flow.

Secured Notes

The Company has secured notes totaling $388,000 payable over 24 to 60 months with monthly payments of $4,137 and quarterly payments of $6,278.  The notes bear interest rates of 5.49% to 9.54% and are secured by leasehold improvements and equipment with a carrying value of $398,000.

NOTE 8. INCOME TAXES

The Company adopted the provisions of FIN 48 on July 1, 2007. There were no unrecognized tax benefits as of the date of adoption. As a result of the implementation of FIN 48, the Company did not recognize an increase in the liability for unrecognized tax benefits. There is no unrecognized tax benefits included in the consolidated balance sheets that would, if recognized, affect the effective tax rate.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on the Company’s consolidated balance sheets at June 30, 2009 and 2008, and has not recognized interest and/or penalties in the consolidated statements of operations for the years ended June 30, 2009 and 2008.

The Company is subject to taxation in the US, UK and various state jurisdictions. The Company’s tax years for 1993 and forward are subject to examination by the US and state tax authorities due to the carry forward of unutilized net operating losses.

The adoption of FIN 48 did not impact the Company’s financial condition, results of operations, or cash flows. At June 30, 2009, the Company had net US deferred tax assets of $4.0 million. Due to uncertainties surrounding the Company’s ability to generate future US taxable income to realize these assets, a full valuation allowance has been established to offset the net US deferred tax asset. Additionally, the future utilization of the Company’s Federal and California net operating loss credit carry forwards (“NOLs”) to offset future taxable income maybe subject to an annual limitation, pursuant to Internal Revenue Code Sections 382 and 383, as a result of ownership changes that may have occurred previously or that could occur in the future. The Company has not analyzed any NOLs from the acquired subsidiaries to determine the maximum potential future tax benefit that might be available, nor has it performed a Section 382 analysis to determine the limitation of the NOLs. Until these analyses have been performed, the Company has reduced its deferred tax assets by approximately $5.4 million to only account for NOLs generated in the US since the dates of ADNW’s acquisitions of the subsidiaries (totaling approximately $8.6 million) in its deferred tax asset schedule (see below) and has recorded a corresponding decrease to its valuation allowance. When these analyses are finalized, the Company plans to update its unrecognized tax benefits under FIN 48. Due to the existence of the valuation allowance, future changes in the Company’s unrecognized tax benefits will not impact the Company’s effective tax rate.

At June 30, 2009, the Company had Federal and California income tax NOLs of approximately $8.6 million since the date ADNW acquired the subsidiaries. The Federal and California NOLs expire at various dates through 2029 and 2019, respectively, unless previously utilized. At June 30, 2009, the Company had UK income tax NOLs of approximately $1.0 million that can be carried forward indefinitely until utilized.

The change in the valuation allowance is primarily attributable to the removal of the deferred tax assets related to the NOLs, offset by the change in the current year net deferred tax assets.

The provision for income taxes consists of the following for the years ended June 30, 2009 and 2008:

	US Federal	US State	UK Corporate	Total
2009
Current	$-	$-	$386,000	386,000
Deferred	-	-	-	-
Total	$-	$-	$386,000	386,000

2008
Current	$-	$-	$873,000	$873,000
Deferred	-	-	-	-
Total	$-	$-	$873,000	$873,000

The tax effects of temporary differences and carry-forwards that give rise to significant portions of deferred tax assets consist of the following at June 30, 2009 and 2008:

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

	June 30, 2009	June 30, 2008
Deferred tax assets:

Net operating loss carry-forwards	$3,729,000	$2,200,000
Unrealized loss on available-for-sale securities	1,889,000	-
Deferred revenue	145,000	392,000
Reserves and accruals	124,000	580,000
Total deferred tax assets	5,887,000	3,172,000

Deferred tax liabilities:
Other acquired amortizable intangibles	(1,426,000)	(1,558,000)
Software development costs	(482,000)	(584,000)
Depreciation and amortization	(116,000)	(100,000)
State taxes	-	(56,000)
Total deferred tax liabilities	(2,024,000)	(2,298,000)

Valuation allowance	(4,743,000)	(1,754,000)
Net deferred tax liabilities	$(880,000)	$(880,000)

The provision (benefit) for income taxes for the years ended June 30, 2009 and 2008 differs from the amount computed by applying the US federal income tax rates to net loss from continuing operations before taxes as a result of the following:

	June 30,
	2009	2008
Taxes at statutory rates applied to loss from continuing operations before taxes	$(2,460,000)	$(3,717,000)
State taxes, net of federal effect	(462,000)	(180,000)
Non-deductible goodwill impairment	340,000	3,268,000
Other net	82,000	2,000

Differential in UK corporate tax rate	(103,000)	(100,000)
Income generated in tax-free location	-	(446,000)
Change in valuation allowance	2,989,000	2,046,000
Total adjustments	2,846,000	4,590,000
Provision for income taxes	$386,000	873,000

The Company does not intend to repatriate any earnings from the UK subsidiaries to the U.S.

NOTE 9. COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company is subject to various legal claims and proceedings arising in the ordinary course of business. The ultimate disposition of these proceedings could have a materially adverse effect on the consolidated financial position or results of operations of the Company.

(1)
On August 1, 2007 the Company and Mr. McKenna entered into an agreement resolving all outstanding actions by Mr. McKenna against the Company and its subsidiaries related to the initial action against CarParts Technologies, Inc., which is now known as ASNA. The agreement provided that the Company would pay Mr. McKenna $2,000,000 in cash, $825,000 on a promissory note with an interest rate of 8% amortized in equal payments over a 24-month period (see Note 7) and in addition would issue Mr. McKenna 1,718,750 shares of Common Stock of the Company, which represented an aggregate number of shares of common stock of the Company that the parties determined fairly represented $825,000 (assuming a price of $0.48 per share of common stock, the closing price of the Company’s common stock on the date of settlement). Mr. McKenna was also entitled to warrants to purchase an equivalent number of shares of common stock at the same price, which was valued at $412,000 (using the Black-Scholes valuation model) and recorded as an additional litigation cost for the year ended June 30, 2007. Upon entering this agreement all parties agreed to withdraw all existing litigation and claims. The Company recorded the settlement with McKenna as of June 30, 2007. The shares were issued in fiscal 2008 (see Note 10). This settlement was amended during fiscal 2008 (see Note 10).

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

(2)
Additionally, the Company entered into a settlement agreement with Mr. Arthur Blumenthal, a former shareholder of Anderson BDG, Inc. Mr. Blumenthal’s lawsuit against the Company’s parent ADNW emanated from an agreement Mr. Blumenthal had with a subsidiary of the Company, ASNA (f/k/a CarParts Technologies, Inc.) for the purchase of Anderson BDG, that had not been settled although it was past due. The Company assumed the liability as part of a plan of spinning off certain businesses into the Company and renegotiated the agreement with Mr. Blumenthal, the terms of which required the Company to make a payment of $50,000 cash and the issuance to Mr. Blumenthal and registration of 300,000 shares of the Company’s common stock, which were issued in fiscal 2007 and valued at $0.48 per share, (the closing price of the Company’s common stock on the date of settlement) or $144,000. The Company subsequently completely settled the lawsuit with Mr. Blumenthal and repaid his notes in fiscal 2008.

On August 21 2009, the Company’s counsel received two notifications on behalf of the Company from Mr. Blumenthal’s counsel.  One letter makes certain demands on the Company in respect of Mr. Blumenthal’s sale of the software program VAST to one of the Company’s predecessor organizations, and asserts that the Company owes Mr. Blumenthal $936,776.20.  The second letter asserts certain rights of Mr. Blumenthal with respect to his employment with the Company and asserts that the Company owes Mr. Blumenthal approximately $136,612.00. The Company is currently reviewing the substance of the letters and has not yet formed a conclusion regarding the merits of Mr. Blumenthal’s claims, the merits of any defenses that the Company may have or any counterclaims the Company may have. The Company has begun initial discussions with Mr. Blumenthal’s attorneys, but is unable to predict how successful such discussions will be, or whether formal litigation will be filed or the outcome of any litigation, if filed.

(3)
Homann Tire LTD (“Homann”) filed a complaint against the Company’s subsidiary ASNA (f/k/a CarParts Technologies, Inc.) in California District Court on August 11, 2005 regarding the Company’s obligations pursuant to a software license agreement that it entered into with Homann on October 18, 2002.

The Company started to implement the system but full installation was never completed and Homann moved to another system six months later. During depositions pursuant to this case, the Company negotiated an agreement with Homann on March 29, 2007. The terms of the agreement provide for a settlement payment to Homann of $150,000 bearing interest at 8% per annum. Payment of $25,000 cash was made in April 2007. The remaining balance of $125,000 was payable in April 2009.  On April 3, 2009, the Company amended the payment terms and has agreed to repay the note in six monthly installments of $21,450 which included interest at 10%.  The Company expects to be able to repay this obligation from free cash flow (see Note 7).

(4)
The Company was sued by a former officer of W3 Group, Inc. for $37,000 for an unpaid note and expenses. The Company settled the litigation by paying $17,500 in fiscal 2008, which was recorded as part of reduction in litigation settlement in the accompanying consolidated statement of operations.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. In connection with its customers’ contracts the Company indemnifies the customer that the software provided does not violate any US patent. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

The Company has agreed to indemnify ComVest and its directors, officers, employees, attorneys and agents against, and to hold ComVest and such persons harmless from, any and all losses, claims, damages and liabilities and related expenses, including reasonable counsel fees and expenses, they may incur, arising out of, related to, or as a result of, certain transactions or events in connection with the Credit Facility and Term Loan (See Note 7).

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

Operating Leases

The Company leases its facilities and certain equipment pursuant to month-to-month and non-cancelable operating lease agreements that expire on various dates through October 2028. Terms of the leases provide for monthly payments ranging from $500 to $15,300. For the years ended June 30, 2009 and 2008, the Company incurred rent expense totaling approximately $586,000 and $573,000, respectively. Future annual minimum payments under non-cancelable operating leases are as follows:

Years Ending June 30,
2010	$749,000
2011	684,000
2012	403,000
2013	367,000
2014	371,000
Thereafter	3,317,000
$5,891,000

Other Agreements

The Company has engaged Commonwealth Associates LP (“Commonwealth”) as its consultant and exclusive merger and acquisitions advisor pursuant to a Consulting Agreement dated June 3, 2008 (the “Consulting Agreement”). Commonwealth and ComVest are entities that are under common control. The Consulting Agreement is for an initial term of 24 months, and provides that Commonwealth will (i) be issued warrants to purchase up to 3,000,000 shares of the Company’s common stock, which will be exercisable for 5 years at a price of $0.30 per share, or the effective price for the Company’s shares resulting from the sale of approximately 28,631,622 shares of ADNW’s common stock with respect to which Commonwealth may act as placement agent (see Note 10), whichever is lower, and will contain anti-dilution protection and a cashless exercise feature with respect to one-half of the warrants; (ii) receive $15,000 per month for 18 months for its advisory services beginning June 3, 2008 and (iii) receive a fee in connection with a  Merger or Acquisition transaction equal to 5% of the aggregate consideration paid or received by the Company. During the year ended June 30, 2009, the Company paid $45,000 in advisory services to Commonwealth, and recorded a liability for unpaid fees of $135,000 (see Note 12).

Employment Agreements

Effective as of December 1, 2008 (the “Effective Date”), upon the approval of our Board of Directors, We entered into employment agreements with each of Ian Warwick, our President and Chief Executive Officer, Charles F. Trapp, our Executive Vice President and Chief Financial Officer, and Simon Chadwick, our Executive Vice President and Chief Operating Officer.

Ian Warwick Employment Agreement

The Employment Agreement with Mr. Warwick (the “Warwick Agreement”) is for an initial term of two and one-half years from the Effective Date, and is automatically renewable for successive one-year periods unless terminated by Mr. Warwick or us. Mr. Warwick will receive an annual base salary of $300,000, payable in U.S. dollars. The annual salary is increased to $350,000 upon our achievement of a market capitalization goal of $50 million for at least 25 consecutive trading days. The terms of the Warwick Agreement also entitles Mr. Warwick, a United Kingdom resident, to a make-whole payment that will restore him to the British Pound Sterling equivalent that existed on the Effective Date in the event that the value of the U.S. Dollar relative to the British Pound Sterling increases such that his base salary is reduced, as a result of such currency translation, by 10% or more (the “Make-Whole Payment”).

The Warwick Agreement also provides for an appointment to our Board of Directors, on which Mr. Warwick already serves.

Mr. Warwick is eligible for a performance-based annual cash incentive bonus of up to 150% of his base salary in any fiscal year depending on the extent to which the applicable performance goal(s) of the Company, which are to be established by our Compensation Committee or pursuant to a formal bonus plan, are achieved, subject to any operating covenants in place with respect to outstanding bank debt. The Compensation Committee established an EBITDA-related target for the fiscal year ended June 30, 2009, with respect to Mr. Warwick’s potential incentive bonus for fiscal 2009.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

In addition, Mr. Warwick is entitled to participate in all of our benefit plans and our equity-based compensation plans, which currently consists of our LTIP. Pursuant to the Warwick Agreement, Mr. Warwick is to be awarded two grants of 3-year performance share unit awards under the LTIP, each for 500,000 performance share units as a base objective, with 30% of the award vesting in the first year of the grant provided that the base target for that year is met, 30% of the award vesting in the second year of the grant provided that the base target for the second year is met, and 40% of the award vesting in the third and final year of the grant provided that the base target for the third year is met (“Performance Share Units”). The performance measures for these awards, which have been set by the Compensation Committee, are based on increases in our earnings per share (“EPS”) and return on invested capital (“ROIC”). Further, with respect to both awards in each grant year, (i) if the Company’s results amount to less than 80% of the established target(s), none of the awards will vest; (ii) if the Company’s results are equal to 80% of the established target(s), 50% of the award will vest; (iii) if the Company’s results are equal to 100% of the established target(s), 100% of the award will vest; and (iv) if the Company’s results are equal to or better than 120% of the established target(s), 150% of the award will vest. Results between these established parameters will be interpolated.

The Warwick Agreement also entitles Mr. Warwick to be granted options to purchase 300,000 shares of our common stock under the LTIP. These options will vest as to one-third of the award on each of the first three anniversaries of the grant date, at a strike price of $0.75, $1.00 and $1.25, respectively. The options expire ten years from the grant date.

The Warwick Agreement provides that in the event Mr. Warwick’s employment is terminated for Good Reason, for any reason other than for Cause, Death or Disability or for Good Reason during the 30-day period immediately following the first anniversary of the Effective Date (the “Window Period”), he is entitled to, among other things, a severance payment equal to his 12 months base salary. In addition, under such circumstances, all of Mr. Warwick’s stock options, stock appreciation rights and restricted stock will immediately vest and be payable in shares of our common stock and all of his performance share units that would vest in the course of any fiscal year shall vest on a pro rata basis.

Charles F. Trapp Employment Agreement

The Employment Agreement with Mr. Trapp (the “Trapp Agreement”) is for an initial term of one year from the Effective Date, and is automatically renewable for successive one-year periods unless terminated by Mr. Trapp or us. Mr. Trapp will receive an annual base salary of $220,000, payable in U.S. dollars. Mr. Trapp is eligible for a performance-based annual cash incentive bonus of up to 150% of his base salary in any fiscal year depending on the extent to which the applicable performance goal(s) of the Company, which are to be established by the Compensation Committee or pursuant to a formal bonus plan, are achieved, subject to any operating covenants in place with respect to outstanding bank debt. The Compensation Committee established an EBITDA-related target for the fiscal year ended June 30, 2009, with respect to Mr. Trapp’s potential incentive bonus for fiscal 2009.

In addition, Mr. Trapp is entitled to participate in all of our benefit plans and equity-based compensation plans, which currently consists of the LTIP. Mr. Trapp will be awarded two grants of 3-year Performance Share Unit awards under the LTIP, each for 300,000 performance share units as a base objective, with the same terms, performance targets and metrics as Mr. Warwick’s Performance Share Unit awards described above. Mr. Trapp also will be granted options to purchase 100,000 shares of our common stock under the LTIP. These options will vest as to one-third of the award on each of the first three anniversaries of the grant date, at a strike price of $0.75, $1.00 and $1.25, respectively. The options expire ten years from the grant date.

The Trapp Agreement provides that in the event Mr. Trapp’s employment is terminated for Good Reason, for any reason other than for Cause, Death or Disability or for Good Reason during the Window Period, Mr. Trapp is entitled to, among other things, a severance payment equal to his 12 months base salary, all of Mr. Trapp’s stock options, stock appreciation rights and restricted stock shall immediately vest and be payable in shares of our common stock and all of his performance share units that would vest in the course of any fiscal year shall vest on a pro rata basis.
Simon Chadwick Employment Agreement

The Employment Agreement with Mr. Chadwick (the “Chadwick Agreement”) is for an initial term of two years from the Effective Date, and is automatically renewable for successive one-year periods unless terminated by Mr. Chadwick or us. Mr. Chadwick will receive an annual base salary of $225,000, payable in U.S. dollars. The terms of the Chadwick Agreement also entitles Mr. Chadwick, a United Kingdom resident, to a Make-Whole Payment consistent with the one awarded to Mr. Warwick.

The Chadwick Agreement also provides for an appointment to our Board of Directors, on which he already serves.

Mr. Chadwick is eligible for a performance-based annual cash incentive bonus of up to 150% of his base salary in any fiscal year depending on the extent to which the applicable performance goal(s) of the Company, which are to be established by the Compensation Committee or pursuant to a formal bonus plan, are achieved, subject to any operating covenants in place with respect to outstanding bank debt. The Compensation Committee established an EBITDA-related target for the fiscal year ended June 30, 2009, with respect to Mr. Chadwick’s potential incentive bonus for fiscal 2009.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

In addition, Mr. Chadwick is entitled to participate in all of our benefit plans and our equity-based compensation plans, which currently consists of the LTIP. Mr. Chadwick will be awarded two grants of 3-year Performance Share Unit awards under the LTIP, each for 400,000 performance share units as a base objective, with the same terms, performance targets and metrics as Mr. Warwick’s and Mr. Trapp’s Performance Share Unit awards described above. The Chadwick Agreement also grants Mr. Chadwick options to purchase 200,000 shares of our common stock under the LTIP. These options will vest as to one-third of the award on each of the first three anniversaries of the grant date, at a strike price of $0.75, $1.00 and $1.25, respectively. The options expire ten years from the grant date.
In the event Mr. Chadwick’s employment is terminated for Good Reason, for any reason other than for Cause, Death or Disability or for Good Reason during the Window Period, Mr. Chadwick is entitled to, among other things, a severance payment equal to his 12 months base salary, all of Mr. Chadwick’s stock options, stock appreciation rights and restricted stock shall immediately vest and be payable in shares of our common stock and all of his performance share units that would vest in the course of any fiscal year shall vest on a pro rata basis.

The Company did not incur an incentive bonus liability for these employment agreements and did not grant any performance share unit awards or options under these employment agreements during the year ended June 30, 2009.

NOTE 10. STOCKHOLDERS’ EQUITY

On July 5, 2007, the Company issued 5,208,337 shares of common stock and an equivalent number of warrants with strike price of $1.00 to investors in connection with a private placement of common stock and warrants to purchase common stock. The net proceeds from this transaction amounted to $2,036,000.

On August 1, 2007 the Company issued 1,718,750 shares of common stock and 1,718,750 warrants to purchase shares of common stock at $0.48 per share to Mr. McKenna in partial settlement of the outstanding litigation costs (see Note 9). These shares were valued at the issue price of the private placement on the date of the transaction of $0.48 per share, totaling $825,000, and the warrants were valued using the Black-Scholes pricing model, totaling $412,000. In November 2007, the parties amended the settlement agreement by having Mr. McKenna return the 1,718,750 shares and the Company issuing an additional 1,718,750 warrants to purchase common stock at $0.48 per share. The fair value of the shares received back was $275,000 and the new warrants were valued at $152,000 using a Black Scholes valuation model. The warrant valuation was computed using a 3.5% risk free interest rate, a 99% volatility and a 4.5 year life. The Company realized a net reduction in litigation settlement expenses of $123,000 for the year ended June 30, 2008.

On May 13, 2008, the Compensation Committee of the Board of Directors approved restricted stock awards of an aggregate of 2,985,000 shares of its common stock to certain employees, a corporate officer and three outside directors in respect of services previously rendered. The shares vest as follows: 34% of the shares vested immediately on the date of grant, and the remaining 66% of the shares will vest in three equal installments on each of the first, second and third anniversaries of the grant date. The Company issued 994,500 shares of common stock that were fully vested on the date of grant.  The Company did not receive any consideration and recorded an expense of $99,450.  On May 13, 2009, the Company issued 514,500 additional shares that were fully vested and recognized an expense of $18,008 based on the market price on the date of issuance.  During the year ended June 30, 2009, the Company cancelled 396,000 previously-approved restricted stock awards.

On July 3, 2008, the Company sold to an investor group, 5,231,622 shares of ADNW common stock for $889,000 before fees and expenses. The Company incurred cash expenses and fees of approximately $48,000 and agreed to issue to Commonwealth five-year warrants to purchase for $0.30 per share 1,000,000 shares of common stock (see Note 9). The warrants were valued at $137,978 using a Black-Scholes valuation model, with a risk free interest rate of 1.84%, a volatility of 117% and a five-year life. This transaction resulted in a gain of $337,000, which is recorded as an increase to additional paid-in capital (see Note 3).

During the quarter ended September 30, 2008, the Company approved the issuance of 483,000 shares to the non-management members of the Board of Directors under the Company’s 2007 Long-Term Incentive Plan.  The shares will be issued over a three year period.  On October 6, 2008, the Company issued 47,890 shares of these awards, which were valued at $7,184.  On January 6, 2009, the Company issued 31,955 shares of these awards, which were valued at $2,876. On April 6, 2009, the Company issued 34,639 shares of these awards, which were valued at $1,386.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

During the quarter ended September 30, 2008, the Company reached an agreement with three creditors of ADNW, and issued them 2,000,000 shares of ADNW common stock owned by the Company in satisfaction of certain obligations of ADNW totaling $140,000. At the time of settlement, the ADNW shares were trading at less than the carrying value of the shares held by the Company, and the Company incurred a loss of $53,000 on the settlement, which is recorded as a reduction to additional paid-in-capital.

On October 6, 2008, the Company issued 35,000 shares of common stock to a director, which were valued at $8,750.

On November 24, 2008 (the “Dividend Distribution Date”), ADNW distributed the dividend of the 71,250,000 shares of the Company’s common stock that ADNW owned at such time in order to complete the spin-off of the Company’s businesses. The dividend shares were distributed in the form of a pro rata dividend to the holders of record as of November 17, 2008 (the “Record Date”) of ADNW’s common and convertible preferred stock. Each holder of record of shares of ADNW common and preferred stock as of the close of business on the Record Date was entitled to receive 0.6864782 shares of the Company’s common stock for each share of common stock of ADNW held at such time, and/or for each share of ADNW common stock that such holder would own, assuming the convertible preferred stock owned on the Record Date was converted in full.  Prior to the spin-off, ADNW owned approximately 77% of the Company’s issued and outstanding common stock. Subsequent to and as a result of the spin-off, the Company is no longer a subsidiary of ADNW.

As a result of the Company’s ownership of certain ADNW securities, the Company received approximately 13,965,295 shares of its own common stock in connection with the spin-off dividend distribution.  On December 31, 2008, the Company retired 13,722,112 of the shares. The remaining 243,112 shares were used by the Company for rounding of fractional shares issued in respect of the spin-off dividend, to make adjustments for the benefit of the holders of ADNW’s Series B Convertible Preferred Stock which received fewer shares in connection with the spin-off than the number to which they were entitled as a result of a calculation error relating to the Series B conversion rate, and for other minor adjustments.  The value of these shares of approximately $29,000 was recorded as a distribution.

On May 13, 2009, the Company issued 1,615,370 shares of common stock to certain directors and officers in lieu of deferred fees and salaries, which were valued at the $56,538.

On June 30, 2009, the Company issued 2,171,875 shares of common stock to certain directors and employees in lieu of salaries, which were valued at the $217,188.

Warrants:

At June 30, 2009, the Company has the following warrants outstanding:

Issuance of warrants in connection with the ComVest Loan Agreement (see Note 7):
ComVest	5,083,333
Other	250,000
5,333,333
Issuance of warrants to a service provider (valued at $27,000)	155,549
Issuance of warrants in McKenna settlement (see Note 9 and above)	3,437,500
Issuance of warrants to investors in private placement (see above)	5,208,337
Issuance of warrants Commonwealth in private placement (see above)	1,000,000
Issuance of warrants to placement agent in private placement	260,417
Issuance of warrants to Lewis Global Funds (see Note 3)	6,402,999
Total issued	21,798,135

The outstanding warrants have an exercise price ranging from $0.11 to $1.00 and remaining life of 2.6 years to 4.9 years. The weighted average exercise price is $0.70 per share and the weighted remaining life is 4.11 years.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
June 30, 2009 and 2008

NOTE 11. DISCONTINUED OPERATIONS

The sale of MMI resulted in a loss of sale of discontinued operations (in fiscal 2008) as follows (in thousands):

Cash	$157
Accounts receivable	439
Inventories	6
Other	27
Current Assets	629
Property and equipment	156
Other long term assets	219
Goodwill	723
Amortizable intangible assets, net	2,242
Total Assets	3,969
Liabilities assumed	(1,739)
Net assets divested	2,230
Proceeds	-
Loss on disposal	$(2,230)

The sale of EXP resulted in a gain on the sale of discontinued operations (in fiscal 2008) as follows (in thousands):

Accounts receivable	$1,050
Investments in available-for-sale securities	369
Current Assets	1,419
Goodwill	1,640
Total Assets	3,059
Liabilities assumed	(1,405)
Net assets divested	1,654
Proceeds - value of shares and receivable (see Note 3)	4,041
Gain on disposal	$2,387

Included in discontinued operations of the Company are the following results of EXP, including MMI (in thousands):

For the Period July 1, 2007 until the Date of Sale
Revenue	$1,670
Cost of sales and operating expenses	1,657
Income from operations	13
Other expense	-
Income taxes	-
Net income, net of taxes	$13

NOTE 12. SUBSEQUENT EVENTS

 On July 6, 2009, the Company issued 36,537 shares of common stock to certain directors, which were valued at the $4,855 and remitted income tax deposits in the amount of $836 for certain directors.

On August 3, 2009, the Company amended the financial advisory agreement and agreed to pay Commonwealth $35,000 in August, and $25,000 in September and October of 2009, in full satisfaction of the $135,000 liability (see Note 9).  The August and September payments have been made and when the final payment for October is satisfied the Company will record a gain of $50,000 which will be included in the quarter ending September 30, 2009.

During the quarter ending September 30, 2009, the Company approved the issuance of 1,131,818 shares to the non-management members of the Board of Directors under the Company’s 2007 Long-Term Incentive Plan.  The shares vest over a three-year period.  No shares have been issued as of September 25, 2009.

On September 23, 2009, Gerald Czarnecki was appointed to serve as the Company’s Chairman of the Board following the resignation of Ian Warwick as Chairman on the same date.  Mr. Warwick will continue to serve as the Company’s Chief Executive Officer and a director on the Company’s Board of Directors.

AFTERSOFT GROUP, INC.
Consolidated Balance Sheets
(In thousands, except share data)

	March 31,	June 30,
	2010	2009
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,457	$1,663
Accounts receivable, net of allowance of $161 and $87	2,445	2,154
Inventories	337	318
Prepaid expenses and other current assets	469	507
Total Current Assets	4,708	4,642

Property and Equipment, Net	891	1,028

Other Assets
Goodwill	8,924	9,548
Amortizable intangible assets, net	2,933	3,566
Software development costs, net	1,565	1,691
Other long-term assets	64	179
Total Assets	$19,085	$20,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,573	$1,386
Accrued expenses and other	2,970	3,162
Payroll and other taxes	279	278
Derivative liabilities	305	-
Current portion of long-term debt, net of debt discount	5,540	1,598
Current portion of deferred revenue	386	482
Current portion of litigation liability	699	-
Taxes payable	648	708
Total Current Liabilities	12,400	7,614

Long-Term Liabilities
Deferred revenue, net of current portion	295	748
Deferred income taxes	710	880
Long-term debt, net of current portion	187	4,713
Litigation liability, net of current portion	551	-
Other	183	199
Total Liabilities	14,326	14,154

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock:
Par value $0.0001 per share; 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock:
Par value $0.0001 per share; 150,000,000 shares authorized, 84,042,708 and 83,462,337 shares issued and outstanding, respectively	8	8
Additional paid-in capital	29,438	30,219
Accumulated other comprehensive loss	(1,027)	(482)
Accumulated deficit	(23,660)	(23,245)
Total Stockholders' Equity	4,759	6,500

Total Liabilities and Stockholders' Equity	$19,085	$20,654

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

AFTERSOFT GROUP, INC.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands except for share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Revenues	$5,550	$5,027	$18,508	$15,877
Cost of revenues	2,492	2,125	7,926	7,115
Gross profit	3,058	2,902	10,582	8,762

Operating expenses
Research and development	754	721	2,361	2,215
Sales and marketing	493	550	1,757	1,710
General and administrative	1,746	1,134	4,973	4,117
Depreciation and amortization	276	253	847	781
Total operating expenses	3,269	2,658	9,938	8,823

Operating income (loss)	(211)	244	644	(61)

Other income (expense)
Interest expense	(314)	(413)	(1,044)	(1,213)
Write down of investment available-for-sale securities	-	-	-	(3,957)
Interest income	-	8	-	21
Change in fair value of derivative liabilities	(62)	-	253	-
Gain on settlement of liability	-	-	50	-
Other, net	-	(2)	(1)	11
Total other expense, net	(376)	(407)	(742)	(5,138)

Loss before provision for income taxes	(587)	(163)	(98)	(5,199)
Provision for income taxes	132	152	778	465
Net Loss	(719)	(315)	(876)	(5,664)

Reversal of unrealized loss on investments in available-for-sale securities	-	281	-	1,089
Foreign currency translation loss	(437)	(458)	(545)	(4,101)
Total comprehensive loss	$(1,156)	$(492)	$(1,421)	$(8,676)

Loss per share attributed to common stockholders - basic and diluted	$(0.01)	$-	$(0.01)	$(0.07)

Weighted average shares outstanding - basic and diluted	84,028,138	79,123,769	83,761,308	88,291,870

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

AFTERSOFT GROUP, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	For the Nine Months Ended
	March 31,	March 31,
	2010	2009

Cash flows from operating activities:

Net loss	$(876)	$(5,664)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Bad debt expense	127	-
Depreciation and amortization	847	781
Write down of investments in available-for-sale securities	-	3,957
Debt discount and debt issuance cost amortization	428	594
Fair value of stock issued for services	51	20
Gain on settlement of liability	(50)	-
Deferred income taxes	(170)	-
Change in fair value of derivative liabilities	(253)	-
Warrants issued for settlement of service agreement	36	-

Changes in assets and liabilities
Accounts receivable	(596)	491
Inventories	(50)	276
Prepaid expenses and other assets	3	234
Accounts payable	278	(917)
Accrued expenses and other liabilities	1,298	89
Deferred revenue	(515)	(50)
Taxes payable	(5)	(218)

Net cash provided by (used in) operating activities	553	(407)

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

AFTERSOFT GROUP, INC.
Consolidated Statements of Cash Flows (continued)
(Unaudited)
(In thousands)

Cash flows from investing activities :
Purchase of property and equipment	(69)	(98)
Capitalized software development costs	(69)	(185)
Net cash used in investing activities	(138)	(283)

Cash flows from financing activities:

Proceeds from sale of Parent company common stock, net of issuance costs	-	841
Proceeds from debt, net of issuance costs	-	500
Payments on debt	(719)	(384)
Net cash (used in) provided by financing activities	(719)	957

Effect of exchange rate changes	98	(1,084)
Net decrease in cash and cash equivalents	(206)	(817)
Cash and cash equivalents, beginning of period	1,663	1,964
Cash and cash equivalents, end of period	$1,457	$1,147

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$601	$619
Income taxes	$414	$318

Supplemental disclosures of non-cash investing and financing activities :
Value of distributed shares	$-	$29
Value of retired shares	$-	$2,126
Cumulative effect to retained earnings due to adoption of accounting standard	$461	$-
Cumulative effect to additional paid-in-capital due to adoption of accounting standard	$868	$-
Cumulative effect to debt discount due to adoption of accounting standard	$310	$-
Value of warrants issued for amended debt covenants	$-	$15
Issuance of debt for property, plant, and equipment	$-	$403
Gain on sale of Parent company common stock	$-	$337

Shares of Parent company common stock remitted in exchange for Parent company obligations	$-	$193
Parent company obligations assumed by Company	$-	$(140)
Loss on settlement of Parent company obligations	$-	$53

The Accompanying Notes Are an Integral Part of these Consolidated Financial Statements

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010
(Unaudited)

NOTE 1.          MANAGEMENT’S REPRESENTATIONS

The consolidated financial statements included herein have been prepared by Aftersoft Group, Inc. (“Aftersoft” or the “Company”), without audit, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Certain information normally included in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America has been omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

Operating results for the three and nine months ended March 31, 2010 are not necessarily indicative of the results that may be expected for the year ending June 30, 2010. It is suggested that the consolidated financial statements be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009, which was filed with the SEC on September 25, 2009.   The Company has evaluated subsequent events through the filing date of this Quarterly Report on Form 10-Q and determined that no subsequent events have occurred that would require recognition in the condensed consolidated financial statements or disclosure in the notes thereto, other than as disclosed in the accompanying notes.

NOTE 2.          BASIS OF PRESENTATION

On November 24, 2008, Auto Data Network, Inc. (“ADNW”), the former parent of Aftersoft, distributed a dividend of the 71,250,000 shares of Aftersoft common shares that ADNW owned at such time in order to complete the previously announced spin-off of Aftersoft’s business.  The dividend shares were distributed in the form of a pro rata dividend to the holders of record as of November 17, 2008 (the “Record Date”) of ADNW’s common and convertible preferred stock. Each holder of record of shares of ADNW common and preferred stock as of the close of business on the Record Date was entitled to receive 0.6864782 shares of Aftersoft's common stock for each share of common stock of ADNW held at such time, and/or for each share of ADNW common stock that such holder would own, assuming the convertible preferred stock owned on the Record Date was converted in full.  Prior to the spin-off, ADNW owned approximately 77% of Aftersoft’s issued and outstanding common stock. Subsequent to and as a result of the spin-off, Aftersoft is no longer a subsidiary of ADNW (see Note 3).

Aftersoft is a leading provider of business and supply chain management solutions primarily to automotive parts manufacturers, retailers, tire and service chains, independent installers and wholesale distributors in the automotive aftermarket. The Company conducts its businesses through wholly owned subsidiaries with operations in Europe and North America. MAM Software Limited (“MAM”) is based in Barnsley, United Kingdom (“UK”) and Aftersoft Network, NA, Inc. (“ASNA”) and MAM Software Inc. (“MAM US”) have offices in the United States (“US”) in Dana Point, California, and Allentown, Pennsylvania.

Going Concern

At March 31, 2010, the Company had cash and cash equivalents of $1,457,000, a decrease of $206,000 from June 30, 2009. During the nine months ended March 31, 2010, the Company had $138,000 of capital expenditures and made payments of $719,000 on debt. In February 2010, the Company started to make payments on the $5,000,000 Term Note, (see Note 5). The payments are approximately $208,000 per month. The Company expects to make the monthly payments on this debt and the other outstanding obligations from operating cash flow. The Company does not expect to be able to make the $3,125,000 balloon payment due in November 2010 on the Term Loan or to pay off the $1,000,000 Revolver due at the same time from internally generated cash flow. The Company is currently seeking debt and/or equity financing and other activities to raise the necessary capital. There can be no assurances that such funding will be available on acceptable terms, in a timely fashion or even available at all.

The accompanying condensed consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $23.7 million and a working capital deficit of $7.7 million at March 31, 2010. These factors, along with the amounts due on the Term Loan in November 2010 as discussed above, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s continuation as a going concern is dependent on its ability to obtain additional financing. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
March 31, 2010
(Unaudited)

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements.

Concentrations of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Cash and Cash Equivalents

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At March 31, 2010 and June 30, 2009, the Company did not have balances in these accounts in excess of the FDIC insurance limits. For banks outside of the United States, the Company maintains its cash accounts at financial institutions which it believes to be credit worthy.

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Customers

The Company performs periodic evaluations of its customers and maintains allowances for potential credit losses as deemed necessary. The Company generally does not require collateral to secure its accounts receivable. Credit risk is managed by discontinuing sales to customers who are delinquent. The Company estimates credit losses and returns based on management’s evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

No customers accounted for approximately 10% or more of the Company’s revenue for the three month period ended March 31, 2010. During the nine month period ended March 31, 2010, one customer accounted for 11.5% of the Company’s revenue.  No such concentration existed during the three and nine month periods ended March 31, 2009.

No customers accounted for more than 10% or more of the Company’s accounts receivable at March 31, 2010 and June 30, 2009.

Segment Reporting

The Company operates in one reportable segment.  The Company evaluates financial performance on a Company-wide basis.

Geographic Concentrations

The Company conducts business in the US, Canada and the UK. For customers headquartered in their respective countries, the Company derived 27% of its revenues from the US, 1% from Canada and 72% from its UK operations during the three months ended March 31, 2010, compared to 33% of its revenues from the US, 2% from Canada and 65% from the UK for the three months ended March 31, 2009.

The Company derived 25% of its revenues from the US, 1% from Canada and 74% from its UK operations during the nine months ended March 31, 2010 compared to 26% of its revenues from the US, 2% from Canada and 72% from the UK for the nine months ended March 31, 2009. At March 31, 2010, the Company maintained 62% of its net property and equipment in the UK and the remaining 38% in the US.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company’s management include, but are not limited to, the valuation of derivative liabilities, collectability of accounts receivable, the realizability of inventories, the fair value of investments in available-for-sale securities, the recoverability of goodwill and other long-lived assets, valuation of deferred tax assets and liabilities, and the estimated value of warrants and shares issued for non-cash consideration. Actual results could materially differ from those estimates.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
March 31, 2010
(Unaudited)

Fair Value of Financial Instruments

The Company’s financial instruments consist principally of cash and cash equivalents, investments in available-for-sale securities, accounts receivable, accounts payable, accrued expenses and debt instruments.

Financial assets and liabilities that are remeasured and reported at fair value at each reporting period are classified and disclosed in one of the following three categories:

•	Level 1 – Fair value based on quoted prices in active markets for identical assets or liabilities.

•
Level 2 – Fair value based on significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data.

•
Level 3 – Fair value based on prices or valuation techniques that require significant unobservable data inputs. Inputs would normally be a reporting entity’s own data and judgments about assumptions that market participants would use in pricing the asset or liability.

Available-for-Sale Securities

Management determines the appropriate classification of its investments in equity securities with readily determinable fair values that are not accounted for under the equity method of accounting at the time of purchase and re-evaluates such classification as of each balance sheet date. The specific identification method is used to determine the cost basis of securities disposed of. Unrealized gains and losses on the marketable securities are included as a separate component of accumulated other comprehensive loss, net of tax. At March 31, 2010, investments consist of corporate stock with a carrying value of $0.  During the year ended June 30, 2009, the Company wrote down its investment in available-for-sale securities to $0, which is now the Company’s new cost basis in the securities.  The Company will not recognize any gain or loss on the securities unless they are sold.

Inventories

Inventories are stated at the lower of cost or current estimated market value. Cost is determined using the first-in, first-out method. Inventories consist primarily of hardware that will be sold to customers. The Company periodically reviews its inventories and records a provision for excess and obsolete inventories  based primarily on the Company’s estimated forecast of product demand and production requirements. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories.

Property and Equipment

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the related lease terms. Equipment under capital lease obligations is depreciated over the shorter of the estimated useful lives of the related assets or the term of the lease. Maintenance and routine repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statements of operations. Depreciation expense was $51,000 and $43,000 for the three months ended March 31, 2010 and 2009, respectively, and $154,000 and $127,000 for the nine months ended March 31, 2010 and 2009, respectively.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
March 31, 2010
(Unaudited)

Software Development Costs

Costs incurred to develop computer software products to be sold or otherwise marketed are charged to expense until technological feasibility of the product has been established. Once technological feasibility has been established, computer software development costs (consisting primarily of internal labor costs) are capitalized and reported at the lower of amortized cost or estimated realizable value. Purchased software development cost is recorded at its estimated fair market value. When a product is ready for general release, its capitalized costs are amortized using the straight-line method over a period of three years. If the future market viability of a software product is less than anticipated, impairment of the related unamortized development costs could occur, which could significantly impact the recorded loss of the Company. Amortization expense was $47,000 and $25,000 for the three months ended March 31, 2010 and 2009, respectively, and $153,000 and $110,000 for the nine months ended March 31, 2010 and 2009, respectively.

Amortizable Intangible Assets

Intangible assets that have finite useful lives be amortized over their useful lives.   Amortizable intangible assets consist of completed software technology, customer relationships and automotive data services and are recorded at cost. Completed software technology and customer relationships are amortized using the straight-line method over their estimated useful lives of 8 to 10 years, and automotive data services are amortized using the straight-line method over their estimated useful lives of 20 years. Amortization expense on amortizable intangible assets was $178,000 and $185,000 for the three months ended March 31, 2010 and 2009, respectively, and $540,000 and $544,000 for the nine months ended March 31, 2010 and 2009, respectively.

Goodwill

Goodwill and intangible assets that have indefinite useful lives are not to be amortized but rather be tested at least annually for impairment.

Goodwill is subject to impairment reviews by applying a fair-value-based test at the reporting unit level, which generally represents operations one level below the segments reported by the Company. An impairment loss is recorded for any goodwill that is determined to be impaired, which resulted in an $850,000 impairment charge in fiscal 2009.  The impairment related to ASNA as a result of continuing operating losses and less optimistic operating forecasts. The estimated fair value of ASNA was determined using present value techniques. There can be no assurance, however, that market conditions will not change or demand for the Company’s products and services will continue which could result in additional impairment of goodwill in the future. The Company performs impairment testing on all existing goodwill at least annually.

For the nine  months ended March 31, 2010, goodwill activity was as follows:

Balance, July 1, 2009	$9,548,000
Effect of exchange rate changes	(624,000)
Balance, March 31, 2010	$8,924,000

Long-Lived Assets

The Company’s management assesses the recoverability of long-lived assets (other than goodwill discussed above) upon the occurrence of a triggering event by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At March 31, 2010, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future.

Issuance of Stock to Non-Employees for Non-Cash Consideration

All issuances of the Company’s stock to non-employees for non-cash consideration have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable. The majority of the non-cash consideration received pertain to services rendered by consultants and others.

The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.  An asset acquired in exchange for the issuance of fully vested, non-forfeitable equity instruments should not be presented or classified as an offset to equity on the grantor’s balance sheet once the equity instrument is granted for accounting purposes.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
March 31, 2010
(Unaudited)

Stock-Based Compensation

For valuing stock options awards, the Company has elected to use the Black-Scholes valuation model.  For the expected term, the Company has historically used a simple average of the vesting period and the contractual term of the option. Volatility is a measure of the amount by which the Company’s stock price is expected to fluctuate during the expected term of the option. For volatility the Company considers its own volatility as applicable for valuing its options and warrants.  Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The risk-free interest rate is based on the relevant US Treasury Bill Rate at the time each grant. The dividend yield represents the dividend rate expected to be paid over the option’s expected term; the Company currently has no plans to pay dividends.

On June 12, 2008, the Company’s shareholders approved the Aftersoft Group Inc. 2007 Long-Term Stock Incentive Plan. The maximum aggregate number of shares of common stock that may be issued under the plan, including stock awards, and stock appreciation rights is limited to 15% of the shares of common stock outstanding on the first trading day of any fiscal year. The Company issued restricted shares to  its management and board members in fiscal 2009 and to board members in fiscal 2010 under this plan (see Note 7).

Revenue Recognition

Software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable, and collectability is probable. If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met.

The Company accounts for delivered elements in accordance with the residual method when arrangements include multiple product components or other elements and vendor-specific objective evidence exists for the value of all undelivered elements. Revenues on undelivered elements are recognized once delivery is complete.

In those instances where arrangements include significant customization, contractual milestones, acceptance criteria or other contingencies (which represents the majority of the Company’s arrangements), the Company accounts for the arrangements using contract accounting, as follows:

1)	When customer acceptance can be estimated, expenditures are capitalized as work in process and deferred until completion of the contract at which time the costs and revenues are recognized.

2)
When customer acceptance cannot be estimated based on historical evidence, costs are expensed as incurred and revenue is recognized at the completion of the contract when customer acceptance is obtained.

The Company records amounts collected from customers in excess of recognizable revenue as deferred revenue in the accompanying consolidated balance sheets.

Revenues for maintenance agreements, software support, on-line services and information products are recognized ratably over the term of the service agreement.

Advertising Expense

The Company expenses advertising costs as incurred. For the three months ended March 31, 2010 and 2009, advertising expense totaled $5,000 and $30,000, respectively. For the nine months ended March 31, 2010 and 2009, advertising expense totaled $37,000 and $58,000, respectively.

Foreign Currency

Management has determined that the functional currency of its subsidiaries is the local currency. Assets and liabilities of the UK subsidiaries are translated into US dollars at the period-end exchange rates. Income and expenses are translated at an average exchange rate for the period and the resulting translation (loss) adjustments are accumulated as a separate component of stockholders’ equity, which totaled ($437,000) and ($458,000) for the three months ended March 31, 2010 and 2009, respectively, and ($545,000) and ($4,101,000) for the nine months ended March 31, 2010 and 2009, respectively.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
March 31, 2010
(Unaudited)

Foreign currency gains and losses from transactions denominated in other than respective local currencies are included in income. The Company had no foreign currency transaction gains (losses) for any period presented.

Comprehensive Loss

Comprehensive loss includes all changes in equity (net assets) during a period from non-owner sources. For the three and nine months ended March 31, 2010, the components of comprehensive loss consist of changes in foreign currency translation losses.  For the three and nine months ended March 31, 2009, comprehensive loss also consisted of changes in unrealized loss on investments in available-for-sale securities.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Basic and Diluted Earnings (Loss) Per Share

Basic earnings (loss) per common share are computed based on the weighted average number of shares outstanding for the period. Diluted earnings (loss) per share are computed by dividing net income (loss) by the weighted average shares outstanding assuming all potential dilutive common shares were issued. During periods in which the Company incurs losses, common stock equivalents, if any, are not considered, as their effect would be anti-dilutive.  For the three and nine months ended March 31, 2010 and 2009, there were no dilutive shares. A total of 22,498,135 common stock purchase warrants and debt convertible into 3,386,616 shares were excluded from the computation of diluted loss per share as their effect would have been anti-dilutive for the three and nine months ended March 31, 2010. For the three and nine months ended March 31, 2009 a total of 21,798,135 common stock purchase warrants and debt convertible into 3,361,345 shares were excluded from the computation of diluted loss per share as their effect would have been anti-dilutive. Had the Company reported net income in any of these periods, none of these shares would have been included in the diluted earnings per share.

Recent Accounting Pronouncements

In September 2009, the accounting standard regarding multiple deliverable arrangements was updated to require the use of the relative selling price method when allocating revenue in these types of arrangements. This method allows a vendor to use its best estimate of selling price if neither vendor specific objective evidence nor third party evidence of selling price exists when evaluating multiple deliverable arrangements. This standard update must be adopted no later than July 1, 2010 and may be adopted prospectively for revenue arrangements entered into or materially modified after the date of adoption or retrospectively for all revenue arrangements for all periods presented. The Company is currently evaluating the impact this standard update will have on its consolidated financial statements.

In September 2009, the accounting standard regarding arrangements that include software elements was updated to require tangible products that contain software and non-software elements that work together to deliver the products essential functionality to be evaluated under the accounting standard regarding multiple deliverable arrangements. This standard update must be adopted no later than July 1, 2010 and may be adopted prospectively for revenue arrangements entered into or materially modified after the date of adoption or retrospectively for all revenue arrangements for all periods presented. The Company is currently evaluating the impact this standard update will have on its consolidated financial statements.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
March 31, 2010
(Unaudited)

In January 2010, the Financial Accounting Standards Board issued guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. The guidance requires new disclosures on the transfers of assets and liabilities between Level 1 (quoted prices in active market for identical assets or liabilities) and Level 2 (significant other observable inputs) of the fair value measurement hierarchy, including the reasons and the timing of the transfers. Additionally, the guidance requires a roll forward of activities on purchases, sales, issuance, and settlements of the assets and liabilities measured using significant unobservable inputs (Level 3 fair value measurements). The guidance became effective for the Company with the reporting period beginning January 1, 2010, except for the disclosure on the roll forward activities for Level 3 fair value measurements, which will become effective for the Company with the reporting period beginning July 1, 2011. Other than requiring additional disclosures, adoption of this new guidance will not have a material impact on the Company’s consolidated financial statements.

Effective July 1, 2009, the Company adopted the accounting standard that provides guidance for determining whether an equity-linked financial instrument, or embedded feature, is indexed to an entity’s own stock.  The standard applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own common stock. As a result of the adoption, 5,083,333 of the Company’s issued and outstanding common stock purchase warrants previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment. These warrants have an average exercise price of $0.21 and expiration dates of December 31, 2013. In addition, amounts related to the embedded conversion feature of convertible notes issued previously treated as equity pursuant to the derivative treatment exemption were also no longer afforded equity treatment. As such, effective July 1, 2009, the Company reclassified the fair value of these common stock purchase warrants and recorded the fair value of the embedded conversion features, which both have exercise price reset features, from equity to liability status as if these warrants and embedded conversion features were treated as a derivative liability since the earliest date of issue in December 2007. On July 1, 2009, the Company reclassified from additional paid-in capital, as a cumulative effect adjustment, approximately $868,000 to derivative liabilities, increased the debt discount and derivative liabilities by a gross amount of approximately $310,000, decreased accumulated deficit by approximately $619,000 for the change in fair value of derivative liabilities for the period from December 2007 through June 30, 2009 and increased accumulated deficit by approximately $158,000 for additional amortization of debt discount for the period from December 2007 through June 30, 2009. The fair value of the common stock purchase warrants was approximately $305,000 and the embedded conversion feature was approximately $0 on March 31, 2010.  The total value of these derivative liabilities declined from $558,000 to $305,000 for the nine months ended March 31, 2010 and increased from approximately  $243,000 to $305,000 for the three months ended March 31, 2010. As such, the Company recognized approximately $253,000 gain from the change in fair value of the derivative liabilities for the nine months ended March 31, 2010 and recognized a loss of $62,000 for the three months ended March 31, 2010.

All future changes in the fair value of these warrants and embedded conversion features will be recognized in earnings until such time as the warrants are exercised or expire and the debt is converted to common stock or repaid. These common stock purchase warrants and conversion feature do not trade in an active securities market, and as such, the Company estimates the fair value of these warrants and conversion feature using the Black-Scholes option pricing model using the following assumptions:

	March 31,	July 1,
	2010	2009
Annual dividend yield	0.0%	0.0%
Expected life (years)	0.67 - 4.00	4.50
Risk-free interest rate	0.39%-2.65%	0.54%-2.51%
Expected volatility	85%	175%

Expected volatility is based primarily on historical volatility. Historical volatility was computed using weekly pricing observations for recent periods. The Company believes this method produces an estimate that is representative of the Company’s expectations of future volatility over the expected term of these warrants and conversion features. The Company currently has no reason to believe future volatility over the expected remaining life of these warrants and conversion feature is likely to differ materially from historical volatility. The expected life is based on the remaining term of the warrants and conversion features. The risk-free rate is based on the US Treasury rate that corresponds to the expected term of the warrants and conversion feature.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter. Liabilities measured at fair value on a recurring basis are summarized as follows (unaudited):

	Level 1	Level 2	Level 3	Total
Fair Fair value of warrants	$-	$-	$305,000	$305,000
Fair Fair value of embedded conversion feature related to convertible notes	-	-	-	-
Total	$-	$-	$305,000	$305,000

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
March 31, 2010
(Unaudited)

The following table details the approximate fair value measurements within the fair value hierarchy of the Company’s derivative liabilities using Level 3 Inputs:

Balance as of June 30, 2009	$-
Cumulative effect of adoption	558,000
Change in fair value	(253,000)
Balance as of March 31, 2010	$305,000

The Company has no assets that are measured at fair value on a recurring basis. There were no assets or liabilities measured at fair value on a non-recurring basis during the three and nine months ended March 31, 2010.

NOTE 3.   TRANSACTIONS WITH FORMER PARENT COMPANY

On November 24, 2008 (the “Dividend Distribution Date”), ADNW distributed the dividend of the 71,250,000 shares of the Company’s common stock that ADNW owned at such time in order to complete the spin-off of Aftersoft’s businesses. The dividend shares were distributed in the form of a pro rata dividend to the holders of record as of November 17, 2008 (the “Record Date”) of ADNW’s common and convertible preferred stock. Each holder of record of shares of ADNW common and preferred stock as of the close of business on the Record Date was entitled to receive 0.6864782 shares of the Company’s common stock for each share of common stock of ADNW held at such time, and/or for each share of ADNW common stock that such holder would own, assuming the convertible preferred stock owned on the Record Date was converted in full.  Prior to the spin-off, ADNW owned approximately 77% of the Company’s issued and outstanding common stock. Subsequent to and as a result of the spin-off, the Company is no longer a subsidiary of ADNW.

ADNW attempted to settle an old outstanding obligation of ADNW of $775,000 with Mr. Blumenthal (see Note 6) for 4,400,000 shares of ADNW common stock. The value of the shares declined and Mr. Blumenthal elected not to accept the ADNW shares as full compensation, and later demanded that the Company settle ADNW’s liability with additional or different consideration. In April 2008, the Company accepted the 4,400,000 shares from ADNW valued at $484,000 in exchange for attempting to settle ADNW’s liability. The difference between the value of the ADNW shares and the amount of ADNW’s initial obligation of $291,000 was recorded as general and administrative expense in the consolidated statement of operations during such period.

In February 2010, Mr. Blumenthal commenced a civil action against the Company (see Note 6).

During the fiscal year ended June 30, 2009, the Company liquidated 5,231,622 common shares of ADNW for net proceeds of $889,000, and issued 2,000,000 common shares of ADNW in settlement of ADNW obligations. As a result of the Company’s ownership of certain ADNW securities, the Company received approximately 13,965,295 shares of its own common stock in connection with the spin-off dividend distribution.  On December 31, 2008, the Company retired 13,722,112 of the shares. The remaining 243,183 shares were used by the Company for rounding of fractional shares issued in respect of the spin-off dividend, to make adjustments for the benefit of the holders of ADNW’s Series B Convertible Preferred Stock which received fewer shares in connection with the spin-off than the number to which they were entitled as a result of a calculation error relating to the Series B conversion rate, and for other minor adjustments.

As a result of the above transactions, the Company no longer owns any shares of ADNW stock as of June 30, 2009.

NOTE 4.   INVESTMENT IN AVAILABLE -FOR-SALE SECURITIES

The Company received a total of 4,433,284 shares of First London PLC (formerly First London Securities) from the sale of EXP. The shares had been listed for trading on the London Plus Exchange, but effective September 30, 2009, the shares were delisted.

The Company owns approximately 3% of the outstanding shares of First London PLC, and completely wrote down its investment and recognized a loss of $4,723,000 because of an other-than-temporary impairment as of June 30, 2009. The recognition of this impairment loss in the statement of operations resulted in the reversal in other comprehensive loss of a previously unrealized loss of $184,000 for the year ended June 30, 2009. At March 31, 2009, investments consist of corporate stock with an unrealized loss of $932,000.  At March 31, 2010, the Company still holds all of the shares received.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
March 31, 2010
(Unaudited)

Factors considered in determining whether impairments are other-than-temporary include (i) the length of time and extent to which fair value has been less than the amortized cost basis, (ii) the financial condition and near-term prospects of the investee and (iii) the Company’s intent and ability to hold an investment for a period of time sufficient to allow for any anticipated recovery in market value.

NOTE 5.   LONG -TERM DEBT

Long-term debt consists of the following as of March 31, 2010 and June 30, 2009:

	March 31, 2010	June 30, 2009
ComVest term loan, net of debt discount of $141,000 and $303,000	$4,443,000	$4,697,000
ComVest revolver	1,000,000	1,000,000
Secured notes	271,000	388,000
McKenna note	-	150,000
Homann note	-	63,000
Other notes	13,000	13,000
	5,727,000	6,311,000
Less current portion	(5,540,000)	(1,598,000)
Long term portion	$187,000	$4,713,000

ComVest Loan Agreement

On December 21, 2007, the Company entered into a Revolving Credit and Term Loan Agreement (the “Loan Agreement”) with ComVest Capital LLC (“ComVest”), as lender, pursuant to which ComVest agreed to extend a $1,000,000 secured revolving Credit Facility and a $5,000,000 Term Loan. The Loan Agreement contains customary affirmative and negative covenants, including maximum limits for capital expenditures per fiscal year, and ratios for liquidity. In connection with obtaining a waiver for a violation of loan covenants at March 31, 2008, the Company reduced the exercise price from $0.3125 per share to $0.11 per share for one million warrants held by ComVest (see below), recognizing the incremental fair value of the modified warrants of $24,000 as additional interest expense.

As of June 30, 2008, in connection with obtaining a waiver for a violation of loan covenants, the Company and ComVest amended the Loan Agreement and modified certain covenants. The cash flow ratio coverage was reduced and the lender agreed to extend from January 1, 2009 until January 1, 2010 the start of the loan amortization. As part of the amendment, ComVest required the Company to reduce the exercise price from $0.39 to $0.11 for 2,000,000 warrants held by ComVest (see below). The incremental fair value of the modified warrants is $15,000, which was recorded as an additional debt discount and is being amortized over the remaining life of the term loan.

As of December 31, 2008, in connection with obtaining a waiver for violation of certain loan covenants, the Company and ComVest agreed to increase the interest on the $1,000,000 Credit Facility (described below) from 9.5% to 11%. The amendment did not meet the requirements of a Modification or Exchange of Debt Instruments, therefore no adjustment to the financial statements was required.

Pursuant to a waiver and amendment, the annual interest rate was restored to 9.5% as the Company became compliant with the covenant as of the close of the quarter ended on March 31, 2009.

Effective April 22, 2009, the Company and ComVest amended the loan agreement and modified certain covenants relating to the required ratio of (a) Earning Before Interest, Depreciation, and Amortization, minus capital expenditures incurred to (b) debt service (all interest and principal payments) ("Debt Service") (the "EBIDA Ratio") contained in the Loan Agreement (the "Covenant"). Pursuant to the April 22, 2009 Amendment, the Covenant requires that the applicable minimum EBIDA Ratio be met as of the end of the quarter for such fiscal quarter. Prior to the April 22, 2009 Amendment, the Covenant required that the applicable minimum EBIDA Ratio be met as of the end of each quarter of any fiscal year for the four (4) consecutive quarters then ended.  The minimum EBIDA Ratios themselves were not modified by the April 22, 2009 Amendment, and remain at 0.71:1.00 for the quarter ended March 31, 2009; 0.50:1.00 for the quarter ended June 30, 2009; and 1.25:1.00 for the quarters ended on and after September 30, 2009.

After obtaining the above waivers, the Company was not in violation and any loan covenants for the period ending June 30, 2009.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
March 31, 2010
(Unaudited)

As of March 31, 2010, the Company did not meet the EBIDA Ratio Covenant of 1.25:1 as required by the Loan Agreement, and Amendment.    Our failure to maintain this ratio constitutes an event of default under the terms of the Loan Agreement. Under the terms of the Loan Agreement, if any event of default occurs, the full principal amount of the Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at ComVest’s election, immediately due and payable in cash. The Company is in negotiations to resolve the default with ComVest.

Credit Facility and Revolving Credit Note. Pursuant to the terms of the Loan Agreement, the Credit Facility became available on December 21, 2007 (the “Closing Date”), and the initial maturity date was November 30, 2009.  The Company had the option of extending the maturity date of the Credit Facility for one additional year, through November 30, 2010 upon written notice to ComVest provided that no default or event of default have occurred and are continuing at that time, and provided that the maturity date of the Credit Facility has not been accelerated due to prepayment in full of the Term Loan.  On September 9, 2009,  the Company notified ComVest of its election to extend the maturity date of the credit facility to November 30, 2010.

The Credit Facility provides for borrowing capacity of an amount up to (at any time outstanding) the lesser of the borrowing base at the time of each advance under the Credit Facility, or $1,000,000. The borrowing base at any time is an amount determined in accordance with a borrowing base report the Company is required to provide to ComVest, based upon the Company’s Eligible Accounts and Eligible Inventory, as such terms are defined in the Loan Agreement.

In connection with the Credit Facility, the Company issued a Revolving Credit Note (the “Credit Note”) payable to ComVest in the principal amount of $1,000,000, bearing interest at a rate per annum equal to the greater of (a) the prime rate, as announced by Citibank, N.A. from time to time, plus two percent (2%), or (b) nine and one-half percent (9.5%). The interest rate, which was 9.5% from the Closing Date through December 31, 2008, had been increased from 9.5% to 11% in connection with obtaining a waiver from ComVest for violation of certain loan covenants as described above.  As of April 1, 2009, the Company had regained compliance with the loan covenants and the interest rate was reduced from 11% back to 9.5%. The applicable interest rate will be increased by four hundred (400) basis points during the continuance of any event of default under the Loan Agreement. Interest is computed on the daily unpaid principal balance and is payable monthly in arrears on the first day of each calendar month commencing January 1, 2008. Interest is also payable upon maturity or acceleration of the Credit Note.

The Company has the right to prepay all or a portion of the principal balance on the Credit Note at any time, upon written notice, with no penalty. The Credit Note is secured pursuant to the provisions of certain Security Documents.

The Company also has the option to terminate the Credit Facility at any time upon five business days’ prior written notice, and upon payment to ComVest of all outstanding principal and accrued interest of the advances on the Credit Facility, and prorated accrued commitment fees. The Credit Facility commitment also terminates, and all obligations become immediately due and payable, upon the consummation of a Sale, which is defined in the Loan Agreement as certain changes of control or sale or transfers of a material portion of the Company’s assets.

At March 31, 2010, the Company had drawn down the $1,000,000 Credit Facility in full.  The interest rate as of March 31, 2010 was 9.5%.

Term Loan and Convertible Term Note. Pursuant to the terms of the Loan Agreement, ComVest extended to the Company a Term Loan in the principal amount of $5,000,000, on the Closing Date. The Term Loan is a one-time loan, and unlike the Credit Facility, the principal amount is not available for re-borrowing.

The Term Loan is evidenced by a Convertible Term Note (the “Term Note”) issued by the Company on the Closing Date, and payable to ComVest in the principal amount of $5,000,000. The Term Note bears interest at a rate of eleven percent (11%) per annum, except that during the continuance of any event of default, the interest rate will be increased to sixteen percent (16%).

As amended (see ”ComVest Loan Agreement” above), the Term Note is repayable in 10 equal monthly installments of approximately $208,333, payable on first day of each calendar month commencing  February 1, 2010 through November 1, 2010, with the balance of $2,708,333 due on November 30, 2010.

The Company has the option to prepay the principal balance of the Term Note in whole or in part, at any time, upon 15 days’ prior written notice. The Company will be required to prepay the Term Loan in whole or part under certain circumstances. In the event that the Company prepays all or a portion of the Term

Loan, the Company will ordinarily pay a prepayment premium in an amount equal to (i) three percent (3%) of the principal amount being prepaid if such prepayment is made or is required to be made on or prior to the second anniversary of the Closing Date, and (ii) one percent (1%) of the principal amount being prepaid if such prepayment is made or is required to be made subsequent to the second anniversary of the Closing Date.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
March 31, 2010
(Unaudited)

The principal and interest payable on the Term Note is convertible into shares of the Company’s common stock at the option of ComVest.  In addition, the Company may require conversion of the principal and interest under certain circumstances.   The initial conversion price was $1.50 per share.   The number of shares issuable upon conversion of the Term Note (the “Conversion Shares”), and/or the conversion price, may be proportionately adjusted in the event of any stock dividend, distribution, stock split, stock combination, stock consolidation, recapitalization or reclassification or similar transaction. In addition, the number of Conversion Shares, and/or the conversion price may be adjusted in the event of certain sales or issuances of shares of the Company’s common stock, or securities entitling any person to acquire shares of common stock, at any time while the Term Note is outstanding, at an effective price per share which is less than the then-effective conversion price of the Term Note (see Note 2).

On July 3, 2008, the conversion price for the Term Note was reduced from $1.50 to $1.49 as a result of certain anti-dilution protection contained therein following the issuance by the Company of additional shares of common stock and warrants to purchase common stock. Consequently, the number of shares issuable upon conversion of the principal amount of the Term Note was increased to 3,361,345 shares from 3,333,333 shares, which was accounted for in the change in fair value of derivative liabilities.

The Company incurred a closing fee of $100,000 in connection with the Term Loan. In connection with the Credit Facility, the Company has agreed to pay an annual commitment fee of $15,000, on December 1 of each year, commencing December 1, 2008, and on any termination date (pro-rated, if applicable), that the Credit Facility is in effect, as well as a collateral monitoring and administrative fee of $1,500 per month.

The expenses of this financing were approximately $641,000, which included a finder’s fee of $300,000, lender fees of $190,000 and professional and due diligence fees of approximately $151,000. The net proceeds to the Company were approximately $4,359,000. The fees were allocated between debt issuance costs and debt discount. The debt issuance costs of $478,000 were recorded on the date of entering into the agreement in other assets in the accompanying consolidated balance sheets and are being amortized and charged to interest expense over the term of the loan using the effective interest method. The balance of the Debt issuance costs was approximately $22,000 as of March 31, 2010 and is included in Other assets in the accompanying consolidated balance sheet.  Amortization of the issuance costs was approximately $25,000 and $114,000 for the three and nine months ended March 31, 2010, respectively, and $62,000 and $194,000 for the three and nine months ended March 31, 2009, respectively. A debt discount of $163,000 was recorded in the consolidated balance sheet on the date of entering into the agreement as a reduction in the carrying value of the debt, and is being amortized and charged to interest expense over the term of the loan using the effective interest method. The Company also issued warrants to ComVest to purchase shares of the Company’s Common Stock (see below). The relative fair value of these warrants was approximately $868,000 and recorded in the debt discount. Additionally, due to the adoption of the accounting standard that provides guidance for determining whether an equity-linked financial instrument, or embedded feature, is indexed to an entity’s own stock, the Company recorded an additional $310,000 of debt discount as if incurred on the date of the agreement (see Note 2).  The balance of the debt discount is approximately $141,000 as of March 31, 2010.

Warrants. In connection with the Loan Agreement, the Company issued warrants to ComVest to purchase the following amounts of shares of the Company’s Common Stock, exercisable after the Closing Date and expiring December 31, 2013: a) Warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.3125 per share; b) Warrant to purchase 2,000,000 shares of common stock at an exercise price of $0.39 per share; and c) Warrant to purchase 2,083,333 shares of common stock at an exercise price of $0.3625 per share; (each, a “Warrant”) (the 5,083,333 shares collectively issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares”).  The exercise prices of certain of these warrants were amended, as described under “ComVest Loan Agreement” above.     The relative fair value of the Warrant Shares, at the time of issuance was $868,000 using a Black Scholes valuation model and also contains a cashless exercise feature.  The warrant valuation was computed using a 3.5% risk-free interest rate, a 99% volatility and a six-year life. The value of the Warrant Shares is included in debt discount, is recorded in the consolidated balance sheet as a reduction in the carrying value of the debt, and is being amortized and charged to interest expense over the term of the loan using the effective interest method.

The number of shares issuable upon exercise of the Warrants, and/or the applicable exercise prices, may be proportionately adjusted in the event of any stock dividend, distribution, stock split, stock combination, stock consolidation, recapitalization or reclassification or similar transaction. In addition, the number of shares issuable upon exercise of the Warrant Shares, and/or the applicable exercise prices may be adjusted in the event of certain issuances of shares of the Company’s common stock, or securities entitling any person to acquire shares of common stock, at any time while the Warrants are outstanding, at an effective price per share which is less than the then-effective exercise prices of the Warrants.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
March 31, 2010
(Unaudited)

The Company also granted certain registration rights and piggyback registration rights to the holder(s) of the securities underlying the Term Note and Warrants.  The registration for the sales of the securities underlying the Term Note and Warrants was declared effective by the SEC on May 1, 2009.

The Company issued warrants to purchase 250,000 shares of common stock as compensation to a consultant for assistance in securing the $5,000,000 Term Loan. The warrants were valued at $42,000 using a Black-Scholes valuation model and are included in debt issuance cost. The warrant valuation was computed using a 3.5% risk free interest rate, a 99% volatility and a six-year life.

Amortization of debt discount was $114,000 and $123,000, and amortization of debt issuance costs was $22,000 and $62,000, for the three months ended March 31, 2010 and 2009, respectively. Amortization of debt discount was $314,000 and $400,000, and amortization of debt issuance costs was $114,000 and $194,000 for the nine months ended March 31, 2010 and 2009, respectively.  The unamortized debt discount related to the debt issuance costs, the warrants and the conversion feature was $0, $113,000 and $28,000, respectively.

Homann Note

The Company repaid the note payable to Homann Tire LTD (“Homann”) during the three months ended September 30, 2009.  This note in the principal amount of $125,000, with interest at 8% per annum, had an initial maturity date of April 29, 2009. The terms of the note included interest only payments of $833 per month. A principal payment of $25,000 was made in April 2007. The remaining balance of $125,000 was payable in April 2009.   On April 3, 2009, the Company amended the payment terms and agreed to repay the note in six monthly installments of $21,450 which includes interest at 10%.  The amendment did not meet the requirements of a Modification or Exchange of Debt Instruments, therefore no adjustment to the financial statements was required. The final payment was made in September 2009.

McKenna Note

The Company had issued an unsecured note payable to Mr. A. McKenna in the original amount of $825,000 with interest at 8% per annum  The note was initially due in July 2009, and was payable in 24 monthly installments of $37,313 including interest. In February 2009, the Company orally advised Mr. McKenna that it would reduce the monthly payment to $18,650 per month, but there was no written amendment to the note between the Company and Mr. McKenna.  Since February 2009, the note holder accepted the reduced monthly payments, and did not notify the Company of any violations of the terms and conditions of the payment agreement.  The Company repaid the note in full during the three month period ended March 31, 2010.

Secured Notes

The Company has secured notes totaling $289,000 payable over 12 to 48 months with monthly payments of $4,137 and quarterly payments of $6,278.  The notes bear interest rates of 5.49% to 9.54% and are secured by leasehold improvements and equipment with a carrying value of $289,000.

NOTE 6.   COMMITMENTS AND CONTINGENCIES

Legal Matters
From time to time, the Company is subject to various legal claims and proceedings arising in the ordinary course of business. The ultimate disposition of these proceedings could have a materially adverse effect on the consolidated financial position or results of operations of the Company.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
March 31, 2010
(Unaudited)

(1)
On August 1, 2007, the Company and Mr. McKenna entered into an agreement that settled all outstanding actions by Mr. McKenna against the Company and its subsidiaries related to the initial action against CarParts Technologies, Inc., which is now known as ASNA. Pursuant to the settlement, the Company paid Mr. McKenna $2,000,000 in cash, issued him an 8% promissory note in the principal amount of $825,000, which is payable over 24 months, and issued Mr. McKenna 1,718,750 shares of the Company’s Common Stock, which represented $825,000 at a value of $0.48 per share (the closing price of the Company’s Common Stock on the date of settlement). Mr. McKenna was also entitled to warrants to purchase an equivalent number of shares of Common Stock at the same price. Upon entering this agreement all parties agreed to withdraw all existing litigation and claims. The Company finalized its agreement with McKenna on December 6, 2007 and revised its litigation accrual to $3,650,000 to reflect the settlement. The shares were issued in August 2007. In November 2007, the Company amended the settlement agreement and issued 1,718,750 warrants to purchase Common Stock for $0.48 per share. The warrants were issued to replace the Common Stock included in the settlement agreement. In February 2009, the Company orally advised Mr. McKenna that it would reduce the monthly payment on the note to $18,650 per month from $37,313 per month, but there is no written amendment to the note between the Company and Mr. McKenna.  Since February 2009, the note holder accepted the reduced monthly payments, and did not notify the Company of any violations of the terms and conditions of the payment agreement.  The Company repaid the note in full during the three month period ended March 31, 2010.

(2)
The Company entered into a settlement agreement with Mr. Arthur Blumenthal, a former shareholder of Anderson BDG, Inc. Mr. Blumenthal’s lawsuit against the Company’s parent ADNW emanated from an agreement Mr. Blumenthal had with a subsidiary of the Company, ASNA (f/k/a CarParts Technologies, Inc.) for the purchase of Anderson BDG, that had not been settled although it was past due. The Company assumed the liability as part of a plan of spinning off certain businesses into the Company and renegotiated the agreement with Mr. Blumenthal, the terms of which required the Company to make a payment of $50,000 cash and the issuance to Mr. Blumenthal and registration of 300,000 shares of the Company’s common stock, which were issued in fiscal 2007 and valued at $0.48 per share, (the closing price of the Company’s common stock on the date of settlement) or $144,000. The Company subsequently completely settled the lawsuit with Mr. Blumenthal and repaid his notes in fiscal 2008.

On February 17, 2010, Mr. Blumenthal commenced a civil action against the Company, certain subsidiaries, and current and former officers and directors of the Company.   On April 16, 2010, the Company settled the litigation with Mr. Blumenthal for $1,250,000. On April 19, 2010, the Company paid Mr. Blumenthal $350,000.  The balance of the settlement amount is payable through November 2012 in equal monthly payments of $31,750, which includes interest at 7%. In the event the Company defaults in payment, Mr. Blumenthal may elect to reinstitute the original litigation.

As of March 31, 2010 the Company has accrued $1,250,000 for the settlement of this liability which is included in the consolidated balance sheet of the accompanying financial statements.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. In connection with its customers’ contracts the Company indemnifies the customer that the software provided does not violate any US patent. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

The Company has agreed to indemnify ComVest and its directors, officers, employees, attorneys and agents against, and to hold ComVest and such persons harmless from, any and all losses, claims, damages and liabilities and related expenses, including reasonable counsel fees and expenses, they may incur, arising out of, related to, or as a result of, certain transactions or events in connection with the Credit Facility and Term Loan (see Note 5).

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
March 31, 2010
(Unaudited)

NOTE 7.   STOCKHOLDERS’ EQUITY

On July 3, 2008, the Company sold to an investor group, 5,231,622 shares of ADNW common stock for $889,000 before fees and expenses. The Company incurred cash expenses and fees of approximately $48,000 and agreed to issue to the selling agent five-year warrants to purchase for $0.30 per share 1,000,000 shares of common stock. The warrants were valued at $137,978 using a Black-Scholes valuation model, with a risk free interest rate of 1.84%, a volatility of 117% and a five-year life. This transaction resulted in a gain of $337,000, which is recorded as an increase to additional paid-in capital.

During the quarter ended September 30, 2008, the Company reached an agreement with three creditors of ADNW, and issued them 2,000,000 shares of ADNW common stock owned by the Company in satisfaction of certain obligations of ADNW totaling $140,000. At the time of settlement, the ADNW shares were trading at less than the carrying value of the shares held by the Company, and the Company incurred a loss of $53,000 on the settlement, which is recorded as a reduction to additional paid-in-capital.

During the quarter ended September 30, 2008, the Company approved the issuance of 483,000 shares to the non-management members of the Board of Directors under the Company’s 2007 Long-Term Incentive Plan. The shares are being issued over a three-year period. On October 6, 2008, the Company issued 47,890 shares of these awards, which were valued at $7,184.

 On October 6, 2008, the Company issued a director of the Company 35,000 shares of common stock in lieu of $8,750 of cash compensation.

On November 24, 2008 (the “Dividend Distribution Date”), ADNW distributed the dividend of the 71,250,000 shares of the Company’s common stock that ADNW owned at such time in order to complete the spin-off of the Company’s businesses. The dividend shares were distributed in the form of a pro rata dividend to the holders of record as of November 17, 2008 (the “Record Date”) of ADNW’s common and convertible preferred stock. Each holder of record of shares of ADNW common and preferred stock as of the close of business on the Record Date was entitled to receive 0.6864782 shares of the Company’s common stock for each share of common stock of ADNW held at such time, and/or for each share of ADNW common stock that such holder would own, assuming the convertible preferred stock owned on the Record Date was converted in full.  Prior to the spin-off, ADNW owned approximately 77% of the Company’s issued and outstanding common stock. Subsequent to and as a result of the spin-off, the Company is no longer a subsidiary of ADNW.

As a result of the Company’s ownership of certain ADNW securities, the Company received approximately 13,965,295 shares of its own common stock in connection with the spin-off dividend distribution.  On December 31, 2008, the Company retired 13,730,413 of the shares. The remaining 234,882 shares were used by the Company for rounding of fractional shares issued in respect of the spin-off dividend, to make adjustments for the benefit of the holders of ADNW’s Series B Convertible Preferred Stock which received fewer shares in connection with the spin-off than the number to which they were entitled as a result of a calculation error relating to the Series B conversion rate, and for other minor adjustments.  The value of these shares of approximately $29,000 was recorded as a distribution.

On July 6, 2009, the Company issued 36,537 shares of common stock to certain directors, which were valued at approximately $4,000, and on October 7, 2009, the Company issued 125,265 shares of common stock to certain directors, which were valued at approximately $13,000, each under the Company’s 2007 Long-Term Incentive Plan.

On September 30, 2009, the Company issued 149,125 shares of common stock to certain directors in lieu of cash compensation fees, which were valued at approximately $15,000.

On December 31, 2009, the Company issued 700,000 warrants exercisable at $0.08 per share in settlement of a contract.  The estimated fair value of the warrants is $36,000 using the Black-Scholes valuation model and also contains a cashless exercise feature.  The warrant valuation was computed using a 2.65% risk-free interest rate, a 146.7% volatility and a four-year life. The value of the warrants is included in general and administrative expenses in the consolidated statement of operations and comprehensive loss.

On January 4, 2010, the Company issued 152,679 shares of common stock to certain directors in lieu of cash compensation fees, which were valued at approximately $11,000.

On January 6, 2010, the Company issued 116,765 shares of common stock to certain directors, which were valued at approximately $8,000 under the Company’s 2007 Long-Term Incentive Plan.

NOTE 8. SUBSEQUENT EVENTS

On April 7, 2010, the Company issued 186,406 shares of common stock to certain directors in lieu of cash compensation fees, which were valued at approximately $15,000.

AFTERSOFT GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)
March 31, 2010
(Unaudited)

On April 6, 2010, the Company issued 122,265 shares of common stock to certain directors, which were valued at approximately $9,000 under the Company’s 2007 Long-Term Incentive Plan.

On April 16, 2010, the Company settled a litigation with Mr. Blumenthal for $1,250,000. On April 19, 2010, the Company paid Mr. Blumenthal $350,000 and the balance is payable through November 2012 in equal monthly payments of $31,750, which includes interest at 7%. See note 6.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

MAM SOFTWARE GROUP, INC.

51,122,650
Shares
of
Common Stock

PROSPECTUS

_________, 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Securities and Exchange Commission registration fee	$ [_____	]
Printing costs (1)	[_____	]
Accounting fees and expenses (1)	[_____	]
Legal fees and expenses (1)	[_____	]
Miscellaneous (1)	[_____	]
Total (1)	$50,000.00

(1) Estimated.

Item 14. Indemnification of Directors and Officers

Article Seventh of our Certificate of Incorporation states: “No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.”

Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Aftersoft Group, Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

(1)
On July 5, 2007, the Company issued a total of 5,208,333 shares of Common Stock at $0.48 per share and 5,208,333 warrants to purchase Common Stock at $1.00 per share to the following entities, who were recognized as accredited investors, as that term is defined in Rule 501(a) of Regulation D: 625,000 shares of Common Stock and warrants to Hummingbird Microcap Value Fund LP; 625,000 shares of Common Stock and warrants to Hummingbird Value Fund LP; 357,292 shares of Common Stock and warrants to Little Wing LP; 59,375 shares of Common Stock and warrants to Trade Winds Fund LTD; 208,334 shares of Common Stock and warrants to Alexandra & Christopher Vulliez; 208,334 shares of Common Stock and warrants to Mary Kanary; 625,000 shares of Common Stock and warrants to Channel Partnership II; 833,334 shares of Common Stock and warrants to Wynnefield SmallCap Offshore Fund, Ltd.; 833,334 shares of Common Stock and warrants to Wynnefield Partners SmallCap Value, LP; 833,334 shares of Common Stock and warrants to Wynnefield Partners SmallCap Value, LP I.

The Company received $2,500,000 in gross proceeds in cash for these shares of Common Stock and warrants.

These transactions were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from registration set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by the Company not involving any public offering and the purchasers met the “accredited investor” criteria required by the rules and regulations promulgated under the Securities Act.

(2)	On December 21, 2007, in connection with a Revolving Credit and Term Loan Agreement with ComVest Capital LLC (“ComVest”), the Company issued a Credit Note, Term Note and Warrants to ComVest.

The Credit Note is payable to ComVest in the principal amount of $1,000,000, bearing interest at a rate per annum equal to the greater of (a) the prime rate, as announced by Citibank, N.A. from time to time, plus two percent (2%), or (b) nine and one-half percent (9.5%). The applicable interest rate will be increased by four hundred (400) basis points during the continuance of any event of default under the Loan Agreement. Interest will be computed on the daily unpaid principal balance and is payable monthly in arrears on the first day of each calendar month commencing January 1, 2008. Interest is also payable upon maturity or acceleration of the Credit Note.

The Term Note is payable to ComVest in the principal amount of $5,000,000. The Term Note bears interest at a rate of eleven percent (11%) per annum, except that during the continuance of any event of default, the interest rate will be increased to sixteen percent (16%). The Term Note is repayable in 23 equal monthly installments of $208,333.33 each, payable on first day of each calendar month commencing January 1, 2009, through November 1, 2010, with the balance due on November 30, 2010.

The principal and interest payable on the Term Note is convertible into shares of the Company’s Common Stock at the option of ComVest, at an initial conversion price of $1.50 per share. In addition, the Company may require conversion of the principal and interest under certain circumstances. The number of shares issuable upon conversion of the Term Note (the “Conversion Shares”), and/or the conversion price, may be proportionately adjusted in the event of any stock dividend, distribution, stock split, stock combination, stock consolidation, recapitalization or reclassification or similar transaction. In addition, the number of Conversion Shares, and/or the conversion price may be adjusted in the event of certain sales or issuances of shares of our Common Stock, or securities entitling any person to acquire shares of our Common Stock, at any time while the Term Note is outstanding, at an effective price per share which is less than the then-effective conversion price of the Term Note.

On July 3, 2008, the conversion price for the Term Note was reduced from $1.50 to $1.4875 as a result of certain anti-dilution protection contained therein following the issuance by the Company of additional shares of common stock and warrants to purchase common stock. Consequently, the number of shares issuable upon conversion of the principal amount of the Tern Note was increased to 3,361,345 shares from 3,333,333 shares.

In connection with the Revolving Credit and Term Loan Agreement, the Company issued warrants to ComVest to purchase the following amounts of shares of Common Stock, exercisable after the Closing Date, December 21, 2007, and expiring December 31, 2013: a) Warrant to purchase 1,000,000 shares of our Common Stock at an exercise price of $0.3125 per share; b) Warrant to purchase 2,000,000 shares of our Common Stock at an exercise price of $0.39 per share; and c) Warrant to purchase 2,083,333 shares of our Common Stock at an exercise price of $0.3625 per share; (each, a “Warrant,”) (the 5,083,333 shares collectively issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares”). The Warrants also contain a cashless exercise feature.

On May 15, 2008, the exercise price for the Warrant to purchase 1,000,000 shares of our Common Stock was reduced from $0.3125 to $0.11, in consideration for a waiver by the lender of a technical default of loan terms.

On September 23, 2008, the exercise price for the Warrant to purchase 2,000,000 shares of our Common Stock was reduced from $0.39 to $0.11, in consideration for a waiver by the lender of a technical default of loan terms, and the lender agreed to extend the start of the loan amortization from January 1, 2009 to January 1, 2010.

On July 3, 2008, the exercise price for the Warrant to purchase 1,000,000 shares of our Common Stock was reduced from $0.3625 to $0.3618, as a result of the issuance of 1,000,000 additional warrants as a placement fee.

The number of shares issuable upon exercise of the Warrants, and/or the applicable exercise prices, may be proportionately adjusted in the event of any stock dividend, distribution, stock split, stock combination, stock consolidation, recapitalization or reclassification or similar transaction. In addition, the number of shares issuable upon exercise of the Warrants, and/or the applicable exercise prices may be adjusted in the event of certain issuances of shares of Common Stock, or securities entitling any person to acquire shares of Common Stock, at any time while the Warrants are outstanding, at an effective price per share which is less than the then-effective exercise prices of the Warrants.

The offering of the Credit Note, the Term Note and the Warrants was not registered under the Securities Act, in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by the Company not involving any public offering and the purchasers met the “accredited investor” criteria required by the rules and regulations promulgated under the Act.

(3)
On July 5, 2007, the Company issued warrants to Quillen Securities to purchase 260,417 shares of the Company’s Common Stock as compensation in connection with the Company’s private placement of 2,500,000 shares of Common Stock and warrants on the same date. The warrants were immediately exercisable at $1.00 per share and expire July 2, 2013.

This transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by the Company not involving any public offering and Quillen Securities met the “accredited investor” criteria required by the rules and regulations promulgated under the Securities Act.

(4)
On February 7, 2008, the Company issued warrants to Quillen Securities to purchase 250,000 shares of the Company’s Common Stock, which were immediately exercisable at $1.00 per share and expire July 2, 2013, as compensation in connection with the ComVest financing

This transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by the Company not involving any public offering and Quillen Securities met the “accredited investor” criteria required by the rules and regulations promulgated under the Securities Act.

(5)
On February 7, 2008, the Company issued warrants to Quillen Securities to purchase 155,549 shares of the Company’s Common Stock as compensation, which were immediately exercisable at $1.00 per share and expire July 2, 2013, for services rendered.

This transaction was not registered under the Act in reliance on an exemption from registration set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by the Company not involving any public offering and Quillen Securities met the “accredited investor” criteria required by the rules and regulations promulgated under the Securities Act.

(6)
On each of August 1, 2007 and November 1, 2007, the Company issued warrants to Mr. McKenna to purchase 1,718,750 shares of Common Stock, which were immediately exercisable at $0.48 per share, and expire on January 31, 2012.

This transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) thereof as a transaction by the Company not involving any public offering and Mr. McKenna met the “accredited investor” criteria required by the rules and regulations promulgated under the Securities Act.

(7)
On May 13, 2008, the Compensation Committee of the Board of Directors of the Company approved restricted stock awards of an aggregate of 2,985,000 shares of its Common Stock to certain employees, a corporate officer and three outside directors in respect of services previously rendered. The shares vest as follows: 34% of the shares vest immediately on the date of grant. The remaining 66% of the shares will vest in three equal installments on each of the first, second and third anniversaries of the grant date. An aggregate of 994,500 shares were fully vested on the date of grant. The Company did not receive any consideration for these grants.

This transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in a transaction by the Company not involving any public offering as the shares were granted as compensation for services.

(8)
On April 24, 2008, the holder of 2,124,098 shares of ADNW Preferred stock (which is convertible into 7,231,622 shares of the Company’s common shares), or 6.97% of the fully diluted shares of ADNW, completed an exchange of the Preferred shares for 6,402,999 units of the Company, which consisted of 6,402,999 shares of Common Stock and a six-year warrant to purchase 6,402,999 shares of the Company’s Common Stock for $1.00 per share.

This transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by the Company not involving any public offering and the purchaser met the “accredited investor” criteria required by the rules and regulations promulgated under the Securities Act.

(9)	On July 3, 2008, the Company issued 1,000,000 warrants exercisable at $0.30, and expiring July 3, 2013 as placement fees for the sale of the 5,231,622 shares of ADNW common stock.

This transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated hereunder as a transaction by the Company not involving any public offering and the purchaser met the “accredited investor” criteria required by he rules and regulations promulgated under the Securities Act.

(10)
On November 24, 2008 (the “Dividend Distribution Date”), ADNW distributed the dividend of the 71,250,000 shares of the Company’s common stock that ADNW owned at such time in order to complete the spin-off of the Company’s businesses. The dividend shares were distributed in the form of a pro rata dividend to the holders of record as of November 17, 2008 (the “Record Date”) of ADNW’s common and convertible preferred stock. Each holder of record of shares of ADNW common and preferred stock as of the close of business on the Record Date was entitled to receive 0.6864782 shares of the Company’s common stock for each share of common stock of ADNW held at such time, and/or for each share of ADNW common stock that such holder would own, assuming the convertible preferred stock owned on the Record Date was converted in full.  Prior to the spin-off, ADNW owned approximately 77% of the Company’s issued and outstanding common stock. Subsequent to and as a result of the spin-off, the Company is no longer a subsidiary of ADNW.

As a result of the Company’s ownership of certain ADNW securities, the Company received approximately 13,965,295 shares of its own common stock in connection with the spin-off dividend distribution.  On December 31, 2008, the Company retired 13,722,112 of the shares. The remaining 243,183 shares were used by the Company for rounding of fractional shares issued in respect of the spin-off dividend, to make adjustments for the benefit of the holders of ADNW’s Series B Convertible Preferred Stock which received fewer shares in connection with the spin-off than the number to which they were entitled as a result of a calculation error relating to the Series B conversion rate, and for other minor adjustments.  The value of these shares of approximately $29,000 was recorded as a distribution.

(11)
On May 13, 2008, the Compensation Committee of the Board of Directors of the Company approved restricted stock awards of an aggregate of 2,985,000 shares of its common stock to certain employees, a corporate officer and three outside directors in respect of services previously rendered. The shares vest as follows: 34% of the shares vest immediately on the date of grant. The remaining 66% of the shares will vest in three equal installments on each of the first, second and third anniversaries of the grant date. An aggregate of 994,500 shares were fully vested and issued on the date of grant.   The Company did not receive any consideration for these grants and recorded an expense of $99,450 based on the market price on the date of issuance.  On May 13, 2009, 514,500 additional shares vested and were issued.  The Company did not receive any consideration for the issuance of these shares, and recorded an expense of $18,008 based on the market price on the date of issuance.  During the year ended June 30, 2009, the Company cancelled 396,000 previously approved restricted stock awards.

(14)
During the quarter ended September 30, 2008, the Company approved the issuance of 483,000 shares to the non-management members of the Board of Directors under the Company’s 2007 Long-Term Incentive Plan.  The shares will be issued over a three year period.  On October 6, 2008, the Company issued 47,890 shares of these awards, which were valued at $7,184.  On January 6, 2009, the Company issued 31,955 shares of these awards, which were valued at $2,876.  On April 6, 2009, the Company issued 34,639 shares of these awards, which were valued at $1,386.  On July 8, 2010, the Company issued 126,692 shares of these awards (net of taxes), which were valued at $10,135. On July 8, 2010, the Company issued 126,692 shares of these awards (net of taxes), which were valued at $10,135.

(15)	On October 6, 2008, the Company issued 35,000 shares of common stock to a director, which shares were valued at $8,750.

(16)	On May 13, 2009, the Company issued 1,615,370 shares of common stock to certain directors and officers in lieu of deferred fees and salaries, which were valued at $56,538.

(17)	On June 30, 2009, the Company issued 171,875 shares of common stock to certain directors in lieu of fees, which were valued at $17,188.

(18)	On June 30, 2009, the Company issued 2,000,000 shares of common stock to certain employees in lieu of salaries, which were valued at $200,000.

(19)
On July 2, 2010, the Board unanimously approved a proposed exchange offer (the “Exchange Offer”), whereby the Company would exchange outstanding warrants to purchase shares of the Company’s common stock, which are currently exercisable at $1.00 per share and expire either on July 2, 2013 or April 24, 2014 (the “Exchange Warrants”) for a to-be-designated series of preferred stock, $.0001 par value (the “Series A Preferred Stock”).  Each holder of Series A Preferred Stock will have one vote per share.  Each share of Series A Preferred Stock will be convertible into one share of common stock, subject to the approval by the Company’s stockholders of an increase in the Company’s authorized shares of common stock.   In the event that the Company’s stockholders do not approve an increase in its authorized shares, each Series A Preferred stockholder will be entitled to a dividend, in an amount to be determined.  As of July 12, 2010, holders of 9,528,001 Exchange Warrants have agreed to exchange their Exchange Warrants for 1,465,846 shares of Series A Preferred Stock.  The Series A Preferred Stock will be issued in reliance upon the exemption from registration set forth in Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) for any security exchanged by an issuer exclusively with its existing security holders in a transaction where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

(20)	On July 8, 2010, the Company issued 214,844 shares of common stock (net of taxes) to certain directors in lieu of fees, which were valued at $17,188.

These transactions were not registered under the Securities Act in reliance on an exemption from registration set forth therein, in a transaction by the Company not involving any public offering as the shares were granted as compensation for services.

Item 16. Exhibits and Financial Statement Schedules

 (a) Exhibits:

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement.

Exhibit No.	Description of Exhibit

3(i)(a)	Certificate of Incorporation of Aftersoft Group, Inc., as amended (incorporated by reference to Exhibit 3(i) to the Company’s Registration Statement on Form S-1/A filed on July 15, 2008).

3(i)(b)	Certificate of Amendment of Certificate of Incorporation of Aftersoft Group, Inc., dated May 5, 2010.

3(ii)	By laws (incorporated by reference to Exhibit 3(ii) to the Company’s Registration Statement on Form SB-2 filed on February 16, 2007).

4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 filed on February 16, 2007).

5.1	Opinion of Gersten Savage LLP regarding the legality of the securities being registered.*

10.1
Share Sale Agreement relating to EXP Dealer Software Limited dated August 4, 2006 among Auto Data Network, Inc., Aftersoft Group, Inc. and Aftersoft Dealer Software Limited (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 31, 2006).

10.2
Share Sale Agreement relating to Dealer Software and Services Limited dated February 1, 2007 between Aftersoft Group, Inc. and Auto Data Network, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 7, 2007).

10.3	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 6, 2007).

10.4	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 6, 2007).

10.5	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed July 6, 2007).

10.6	Settlement and Release Agreement between ASNA and Aidan J. McKenna (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed August 6, 2007).

10.7
Share Sale Agreement, dated November 12, 2007, between EU Web Services, Ltd., as Purchaser, Aftersoft Group, Inc., as Vendor, and EXP Dealer Software Ltd. (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed November 16, 2007)

10.8
Revolving Credit and Term Loan Agreement dated as of December 21, 2007, by and between ComVest Capital LLC, as Lender, and Aftersoft Group, Inc., as Borrower (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.9	Revolving Credit Note dated December 21, 2007 in the principal amount of $1,000,000 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.10	Convertible Term Note, dated December 21, 2007 in the principal amount of $5,000,000 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.11
Collateral Agreement dated as of December 21, 2007 by and among Aftersoft Group, Inc., Aftersoft Network, N.A. Inc., MAM Software Ltd., Aftersoft Group (UK) Ltd., AFS Warehouse Distribution Management, Inc., AFS Tire Management, Inc. and AFS Autoservice Inc., and ComVest Capital LLC (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.12
Guaranty Agreement dated December 21, 2007 by Aftersoft Network, N.A. Inc., MAM Software Ltd., Aftersoft Group (UK) Ltd., AFS Warehouse Distribution Management, Inc., AFS Tire Management, Inc. and AFS Autoservice Inc., in favor of ComVest Capital LLC (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.13	Form of Validity Guaranty (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.14
Warrant, dated as of December 21, 2007, to Purchase 1,000,000 Shares of Common Stock of Aftersoft Group, Inc. (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.15
Warrant, dated as of December 21, 2007, to purchase 2,000,000 Shares of Common Stock of Aftersoft Group, Inc. (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.16
Warrant, dated as of December 21, 2007, to purchase 2,083,333 Shares of Common Stock of Aftersoft Group, Inc. (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.17
Registration Rights Agreement dated as of December 21, 2007 by Aftersoft Group, Inc. for the benefit of the holders (incorporated by reference to Exhibit 10.10 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.18	2007 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit D of the Company’s revised Definitive Proxy Statement filed on May 19, 2008).

10.19	Employment Agreement dated as of December 1, 2008 between the Company and Ian Warwick (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed December 5, 2008).

10.20
Employment Agreement dated as of December 1, 2008 between the Company and Charles F. Trapp (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed December 5, 2008).

10.21	Employment Agreement dated as of December 1, 2008 between the Company and Simon Chadwick (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed December 5, 2008).

10.22	May 15, 2008 Waiver and Amendment (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed March 27, 2009).

10.23	September 23, 2008 Waiver and Amendment (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed March 27, 2009).

10.24	February 10, 2009 Waiver and Amendment (incorporated herein by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed March 27, 2009).

10.25	Consulting Agreement with Commonwealth Associates LP dated June 3, 2008.

21	List of subsidiaries (incorporated by reference to Exhibit 21 to the Company’s Registration Statement on Form S-1/A filed on July 15, 2008).

23.1	Consent of KMJ Corbin & Company LLP (filed herewith).

23.2	Consent of Gersten Savage LLP (See Exhibit 5.1).

99.1	Form of Subscription Certificate*

99.2	Notice of Guaranteed Delivery*

99.3	Letter to Shareholders who are Record Holders*

99.4	Letter to Shareholders who are Beneficial Holders*

99.5	Letter to Clients of Shareholders who are Beneficial Holders*

99.6	Nominee Holder Certification Form

99.7	Beneficial Owner Election Form

*To be filed by amendment.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low end or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which shall remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B (Section 230.430B of this chapter):

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in Barnsley, UK on July 14, 2010.

MAM SOFTWARE GROUP, INC.
A Delaware corporation, Registrant

By:	/s/ MICHAEL JAMIESON
MICHAEL JAMIESON
Chairman and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ CHARLES F. TRAPP
CHARLES F. TRAPP
Chief Financial Officer
(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Jamieson	Interim Chief Executive Officer and Director	July 14, 2010
Michael Jamieson	(Principal Executive Officer)

/s/ Charles F. Trapp	Chief Financial Officer	July 14, 2010
Charles F. Trapp	(Principal Accounting Officer)

/s/ Dwight B. Mamanteo	Director	July 14, 2010
Dwight B. Mamanteo

/s/ Marcus Wohlrab	Director	July 14, 2010
Marcus Wohlrab

/s/ Frederick Wasserman	Director	July 14, 2010
Frederick Wasserman

/s/ Gerald M. Czarnecki	Chairman	July 14, 2010
Gerald M. Czarnecki

/s/ W. Austin Lewis IV	Director	July 14, 2010
W. Austin Lewis IV

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3(i)(a)	Certificate of Incorporation of Aftersoft Group, Inc., as amended (incorporated by reference to Exhibit 3(i) to the Company’s Registration Statement on Form S-1/A filed on July 15, 2008).

3(i)(b)	Certificate of Amendment of Certificate of Incorporation of Aftersoft Group, Inc., dated May 5, 2010.

3(ii)	By laws (incorporated by reference to Exhibit 3(ii) to the Company’s Registration Statement on Form SB-2 filed on February 16, 2007).

4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 filed on February 16, 2007).

5.1	Opinion of Gersten Savage LLP regarding the legality of the securities being registered.*

10.1
Share Sale Agreement relating to EXP Dealer Software Limited dated August 4, 2006 among Auto Data Network, Inc., Aftersoft Group, Inc. and Aftersoft Dealer Software Limited (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 31, 2006).

10.2
Share Sale Agreement relating to Dealer Software and Services Limited dated February 1, 2007 between Aftersoft Group, Inc. and Auto Data Network, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 7, 2007).

10.3	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 6, 2007).

10.4	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 6, 2007).

10.5	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed July 6, 2007).

10.6	Settlement and Release Agreement between ASNA and Aidan J. McKenna (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed August 6, 2007).

10.7
Share Sale Agreement, dated November 12, 2007, between EU Web Services, Ltd., as Purchaser, Aftersoft Group, Inc., as Vendor, and EXP Dealer Software Ltd. (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed November 16, 2007)

10.8
Revolving Credit and Term Loan Agreement dated as of December 21, 2007, by and between ComVest Capital LLC, as Lender, and Aftersoft Group, Inc., as Borrower (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.9	Revolving Credit Note dated December 21, 2007 in the principal amount of $1,000,000 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.10	Convertible Term Note, dated December 21, 2007 in the principal amount of $5,000,000 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.11
Collateral Agreement dated as of December 21, 2007 by and among Aftersoft Group, Inc., Aftersoft Network, N.A. Inc., MAM Software Ltd., Aftersoft Group (UK) Ltd., AFS Warehouse Distribution Management, Inc., AFS Tire Management, Inc. and AFS Autoservice Inc., and ComVest Capital LLC (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.12
Guaranty Agreement dated December 21, 2007 by Aftersoft Network, N.A. Inc., MAM Software Ltd., Aftersoft Group (UK) Ltd., AFS Warehouse Distribution Management, Inc., AFS Tire Management, Inc. and AFS Autoservice Inc., in favor of ComVest Capital LLC (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.13	Form of Validity Guaranty (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.14
Warrant, dated as of December 21, 2007, to Purchase 1,000,000 Shares of Common Stock of Aftersoft Group, Inc. (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.15
Warrant, dated as of December 21, 2007, to purchase 2,000,000 Shares of Common Stock of Aftersoft Group, Inc. (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.16
Warrant, dated as of December 21, 2007, to purchase 2,083,333 Shares of Common Stock of Aftersoft Group, Inc. (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.17
Registration Rights Agreement dated as of December 21, 2007 by Aftersoft Group, Inc. for the benefit of the holders (incorporated by reference to Exhibit 10.10 of the Company’s Current Report on Form 8-K filed December 31, 2007).

10.18	2007 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit D of the Company’s revised Definitive Proxy Statement filed on May 19, 2008).

10.19	Employment Agreement dated as of December 1, 2008 between the Company and Ian Warwick (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed December 5, 2008).

10.20
Employment Agreement dated as of December 1, 2008 between the Company and Charles F. Trapp (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed December 5, 2008).

10.21	Employment Agreement dated as of December 1, 2008 between the Company and Simon Chadwick (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed December 5, 2008).

10.22	May 15, 2008 Waiver and Amendment (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed March 27, 2009).

10.23	September 23, 2008 Waiver and Amendment (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed March 27, 2009).

10.24	February 10, 2009 Waiver and Amendment (incorporated herein by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed March 27, 2009).

10.25	Consulting Agreement with Commonwealth Associates LP dated June 3, 2008.

21	List of subsidiaries (incorporated by reference to Exhibit 21 to the Company’s Registration Statement on Form S-1/A filed on July 15, 2008).

23.1	Consent of KMJ Corbin & Company LLP (filed herewith).

23.2	Consent of Gersten Savage LLP (See Exhibit 5.1).

99.1	Form of Subscription Certificate*

99.2	Notice of Guaranteed Delivery*

99.3	Letter to Shareholders who are Record Holders*

99.4	Letter to Shareholders who are Beneficial Holders*

99.5	Letter to Clients of Shareholders who are Beneficial Holders*

99.6	Nominee Holder Certification Form

99.7	Beneficial Owner Election Form

*To be filed by amendment.